                                                                     Exhibit 4.4
================================================================================



                      SECURED REVOLVING CREDIT AGREEMENT


                         dated as of December 9, 1996


                                     among


                             BOSTON CHICKEN, INC.,


                           THE LENDERS NAMED HEREIN,


                            BANKERS TRUST COMPANY,
                            as Documentation Agent,


                                      and


                           BANK OF AMERICA ILLINOIS,
                                   as Agent



================================================================================

The following Table of Contents has been inserted for convenience only and does not constitute a part of this Agreement.

                               TABLE OF CONTENTS


                                                                       PAGE
                                                                       ----

                                   ARTICLE I

                       DEFINITIONS AND ACCOUNTING TERMS.................  2
     1.1.  Defined Terms................................................  2
     1.2.  Accounting Terms............................................. 16

                                   ARTICLE II

                    AMOUNT AND TERMS OF THE REVOLVING LOAN.............. 16
     2.1.  Revolving Loan Commitment.................................... 16
     2.2.  Borrowing Procedure.......................................... 17
     2.3.  Funding Reliance............................................. 19
     2.4.  Interest..................................................... 20
     2.5.  Commitment Fee............................................... 21
     2.6.  Revolving Notes.............................................. 21
     2.7.  Prepayments; Voluntary Reduction of Commitment............... 22
     2.8.  Method of Payment............................................ 23
     2.9.  Use of Proceeds.............................................. 23
     2.10. Sharing of Payments.......................................... 24
     2.11. Computation of Fees and Interest............................. 24
     2.12. Additional Lenders........................................... 25

                                  ARTICLE III

                             THE LETTERS OF CREDIT...................... 26
     3.1.  LC Commitment................................................ 26
     3.2.  Request for Issuance of Letters of Credit.................... 26
     3.3.  Expiration................................................... 27
     3.4.  Participation................................................ 27
     3.5.  Notification of Demand for Payment........................... 27
     3.6.  Funding by Issuing Lender.................................... 27
     3.7.  Non-Conforming Demand For Payment............................ 27
     3.8.  Return of Letter of Credit................................... 28
     3.9.  Reimbursement Agreement of the Borrower...................... 28
     3.10. Funding By Lenders........................................... 28
     3.11. Return of Funds Related to Non-Conforming Demand............. 29
     3.12. Obligation to Reimburse for or Participate in
               Letter of Credit Payments................................ 29
     3.13. Mandatory Payment to Agent of LC Obligations................. 30
     3.14. Fees......................................................... 30
     3.15. Voluntary Reduction of the LC Commitments.................... 31
     3.16. Cash Collateral.............................................. 31
     3.17. Making of Payments........................................... 31


                                                             Page
                                                             ----
                                  ARTICLE IV

             TAXES, YIELD PROTECTION AND ILLEGALITY..........  32
     4.1.  Taxes.............................................  32
     4.2.  Increased Costs...................................  33
     4.3.  Change in Rate of Return..........................  34
     4.4.  Basis for Determining Interest Rate Inadequate
               or Unfair.....................................  35
     4.5.  Changes in Law Rendering Certain Revolving
               Loans Unlawful................................  35
     4.6.  Funding Losses....................................  36
     4.7.  Right of Lenders to Fund Through Other Offices....  36
     4.8.  Discretion of Lenders as to Manner of Funding.....  36
     4.9.  Mitigation of Circumstances; Replacement of
               Affected Lender...............................  37
     4.10. Conclusiveness of Statements; Survival of
               Provisions....................................  37

                                   ARTICLE V


                                 CONDITIONS..................  37
     5.1.  Condition Precedent to Effectiveness of
               Agreement.....................................  37
     5.2.  Conditions Precedent to All Revolving Loans
               and Letters of Credit.........................  42

                                  ARTICLE VI


                               REPRESENTATIONS...............  43
     6.1.  Real Property.....................................  43
     6.2.  Mortgages.........................................  43
     6.3.  Solvency..........................................  43

                                  ARTICLE VII


                                   COVENANTS.................  43
     7.1.  Maintenance of Bank Accounts......................  43
     7.2.  Annual Clean-Up.................................  44
     7.3.  Notes, Certificates and Other Collateral........  44
     7.4.  Further Assurances................................  44

                                  ARTICLE VIII

                               EVENTS OF DEFAULT.............  45
     8.1.  Events of Default.................................  45
     8.2.  Effect of Event of Default........................  46

                                  ARTICLE IX

                                                            Page
                                                            ----
                            THE AGENT.......................  47
     9.1.  Appointment and Authorization; "Agent"; Issuing
               Lender.......................................  47
     9.2.  Delegation of Duties.............................  48
     9.3.  Liability of Agent...............................  48
     9.4.  Reliance by Agent................................  49
     9.5.  Notice of Default................................  50
     9.6.  Credit Decision..................................  50
     9.7.  Indemnification of Agent.........................  51
     9.8.  Agent in Individual Capacity.....................  51
     9.10. Withholding Tax..................................  52
     9.11. Collateral Matters...............................  54
     9.12. Duties of the Documentation Agent................  54

                                   ARTICLE X

                                  MISCELLANEOUS.............  54
     10.1.  Waivers and Amendments..........................  54
     10.2.  Notices, Etc....................................  55
     10.3.  No Waiver; Remedies.............................  56
     10.4.  Successors and Assigns..........................  56
     10.5.  Assignments and Participations, etc.............  56
     10.6.  Costs, Expenses, and Taxes......................  58
     10.7.  Right of Setoff.................................  58
     10.8.  Governing Law...................................  59
     10.9.  Severability of Provisions......................  59
     10.10. Headings........................................  59
     10.11. SUBMISSION TO JURISDICTION; WAIVER OF VENUE.....  59
     10.12. Borrower Indemnification........................  60
     10.13. WAIVER OF JURY TRIAL............................  62
     10.14. SERVICE OF PROCESS..............................  62
     10.15. Facilities Agreement and Intercreditor
               Agreement....................................  62



                                   SCHEDULES
                                   ---------

SCHEDULE I     Commitments ((S) 1.1)
SCHEDULE II    Percentages ((S) 1.1)
SCHEDULE III   Existing BAI Letters of Credit ((S)1.1)
SCHEDULE IV    Real Property ((S) 6.1)

                                    EXHIBITS
                                    --------

EXHIBIT A-1    Form of Revolving A Note ((S) 2.6)
EXHIBIT A-2    Form of Revolving B Note ((S) 2.6)
EXHIBIT A-3    Form of Revolving C Note ((S) 2.6)
EXHIBIT B      Form of Borrowing Request ((S)2.2(1))
EXHIBIT C      Form of Continuation/Conversion Notice ((S) 2.2(2))
EXHIBIT D-1    Form of Opinion of Paul, Weiss, Rifkind, Wharton & Garrison,
               Special Counsel for the Borrower and the Guarantor ((S) 5.1)
EXHIBIT D-2    Form of Opinion of Donald J. Bingle, General Counsel for Borrower
               and the Guarantor ((S)5.1)
EXHIBIT E      Form of Mortgage/Deed of Trust ((S) 5.1)
EXHIBIT F      Form of Pledge Agreement ((S) 5.1)
EXHIBIT G      Form of Assignment and Acceptance ((S) 10.5)
EXHIBIT H      Form of Supplemental Signature Page ((S) 2.12)
EXHIBIT I      Form of Facilities Agreement
EXHIBIT J      Form of Intercreditor Agreement

                      SECURED REVOLVING CREDIT AGREEMENT


          THIS SECURED REVOLVING CREDIT AGREEMENT dated as of December 9, 1996, among BOSTON CHICKEN, INC., a Delaware corporation (the "Borrower"), the lenders, whether as original signatories or pursuant to Sections 2.12 or 10.5, party hereto (herein, together with any assignees thereof, collectively called the "Lenders" and each individually called a "Lender"), BANKERS TRUST COMPANY, having its principal place of business at 130 Liberty Street, One Bankers Trust Plaza, New York, New York 10006, as documentation agent for the Lenders (herein in such capacity, together with any successors thereto in such capacity, called the "Documentation Agent"), and BANK OF AMERICA ILLINOIS, an Illinois banking association having its principal place of business at 231 South LaSalle Street, Chicago, Illinois 60697 (together with any successor thereto, "BAI"), as agent for the Lenders (herein in such capacity, together with any successors thereto in such capacity, called the "Agent") and as letter of credit issuing bank (herein in such capacity, together with any successors thereto in such capacity, called the "Issuing Lender").

          WHEREAS, concurrently herewith the Borrower is entering into that certain Facilities Agreement dated as of even date herewith (as amended, supplemented, modified, restated, refinanced, refunded or renewed from time to time in accordance with the terms of the Intercreditor Agreement referred to below, the "Facilities Agreement" in the form attached hereto as Exhibit I) among the Borrower, the Agent and General Electric Capital Corporation, for itself and as agent for the Lease Participants referred to below (in its individual capacity, "GECC"; and in such dual capacity, the "Lease Agent");

          WHEREAS, concurrently herewith the Borrower is entering into that certain Master Lease Agreement No. 2, dated as of even date herewith (as amended, supplemented, modified, restated, refinanced, refunded or renewed from time to time in accordance with the terms of the Intercreditor Agreement referred to below, the "1996 Master Lease Agreement") between the Borrower and the Lease Agent;

          WHEREAS, subject to the terms and conditions of the 1996 Master Lease Agreement, on the date hereof and/or from time to time hereafter GECC may convey to certain financial institutions (collectively with GECC, the "Lease Participants") participating interests in its rights, duties and obligations under the 1996 Master Lease Agreement; and

          WHEREAS, concurrently herewith the Agent and the Lease Agent are entering into that certain Intercreditor Agreement dated as of even date herewith (the "Intercreditor Agreement" in the form attached hereto as Exhibit
J) which sets forth certain agreements among the Lenders, the Issuing Bank, the Agent, the Lease Agent and the Lease Participants with respect to, among other things, voting rights and collateral issues;

          WHEREAS, the Lenders have agreed to make available to the Borrower a secured revolving credit facility upon the terms and conditions set forth in this Agreement, the Facilities Agreement and the Intercreditor Agreement;

          NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the parties hereto agree as follows:

                                   ARTICLE I

                       DEFINITIONS AND ACCOUNTING TERMS
                       --------------------------------

          SECTION 1.1. Defined Terms. As used in this Agreement the following terms have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

          "Affected Lender" - see Section 4.5.

          "Actionable Default" has the meaning specified in the Intercreditor Agreement.

          "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

          "Agent" - see Preamble.

          "Agent-Related Persons" means BAI and any successor agent arising under Section 9.9 and any successor letter of credit issuing bank hereunder, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

          "Agreement" means this Secured Revolving Credit Agreement, as amended, supplemented, modified, restated, refinanced, refunded or renewed from time to time.

          "Applicable Margin" or "Applicable Commitment Fee," as the case may be, means, at any time, a margin or fee as follows:

          (1) in the case of the Applicable Margin,

          (a) on any day on which the Outstanding Percentage is less than or equal to 33%, a margin based on the Implied Debt Rating Level then in effect as follows:

           Implied                Applicable Margin
         Debt Rating
            Level            Eurodollar    Floating Rate
         -----------         ----------    -------------
              I                0.75%           0.00%
             II                1.00%           0.00%
            III                1.50%           0.25%
             IV                2.00%           0.75%
              V                2.50%           1.25%

          (b) on any day on which the Outstanding Percentage is greater than 33% but less than or equal to 66%, a margin based on the Implied Debt Rating Level then in effect as follows:

           Implied                Applicable Margin
         Debt Rating
            Level            Eurodollar    Floating Rate
         -----------         ----------    -------------
              I                1.00%           0.00%
             II                1.25%           0.00%
            III                1.75%           0.50%
             IV                2.25%           1.00%
              V                2.75%           1.50%

          (c) on any day on which the Outstanding Percentage is greater than 66%, a margin based on the Implied Debt Rating Level then in effect as follows:

          Implied                        Applicable Margin
        Debt Rating
           Level                   Eurodollar       Floating Rate
        -----------                ----------       -------------
             I                        1.25%               0.00%
            II                        1.50%               0.25%
           III                        2.00%               0.75%
            IV                        2.50%               1.25%
             V                        3.00%               1.75%

          (2) in the case of the Applicable Commitment Fee, a per annum fee based on the Implied Debt Rating Level then in effect as follows:


        Implied Debt                Applicable
        Rating Level              Commitment Fee
        -----------               --------------
             I                        0.200%
            II                        0.250%
           III                        0.300%
            IV                        0.375%
             V                        0.500%

          It is acknowledged that as of the Effective Date, the Implied Debt Rating Level is V.

          "Assignee" - see Section 10.5.

          "Assignment and Acceptance" - see Section 10.5.

          "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the reasonable allocated cost of internal legal services and all reasonable disbursements of internal counsel.

          "Authorized Officer" means any one of the following officers of the
Borrower: Chairman, Vice Chairman, President, Vice President - Finance, Chief Financial Officer, Chief Accounting Officer, Treasurer and any Senior Vice President.

          "BAI" - see Preamble.

          "BCRE" means BC Real Estate Investments, Inc., a Delaware corporation.

          "Beneficiary" means any beneficiary under any Letter of Credit.

          "Borrowing" shall mean a borrowing hereunder consisting of Revolving Loans made to the Borrower at the same time by the Lenders pursuant to Article
II. A Borrowing may be a floating Rate Borrowing or a Eurodollar Rate Borrowing.

          "Borrowing Request" - see Section 2.2.

          "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the States of Colorado, Illinois or New York, as the case may be, and if the applicable Business Day relates to any Eurodollar Loan, means such day on which dealings are carried on in the applicable Eurodollar interbank market.

          "Code" means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

          "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by the Borrower or any Guarantor and their respective Subsidiaries in or upon which a Lien now or hereafter exists in favor of the Lenders, the Collateral Agent (as such term is defined in the Intercreditor Agreement) or the Agent on behalf of the Lenders, whether under this Agreement, any other Loan Document or under any other documents relating to this Agreement executed by any such Person and delivered to the Agent or the Lenders.

          "Commitment" means, at any time as to any Lender, collectively such Lender's Commitment A, Commitment B, Commitment C and LC Commitment then in effect.

          "Commitment A" means, at any time, the commitments of the Lenders to make Revolving A Loans pursuant to Section 2.1(1)(a), in the aggregate amount set forth on Schedule I, as the same may be amended pursuant to Section 2.12.

          "Commitment B" means, at any time, the commitments of the Lenders to make Revolving B Loans pursuant to Section 2.1(1)(b), in the aggregate amount set forth on Schedule I, as the same may be amended pursuant to Section 2.12.

          "Commitment C" means, at any time, the commitments of the Lenders to make Revolving C Loans pursuant to Section 2.1(1)(c), in the aggregate amount set forth on Schedule I, as the same may be amended pursuant to Section 2.12.

          "Continuation/Conversion Notice" see Section 2.2

          "Creditors" has the meaning specified in the Facilities Agreement.

          "Debt" has the meaning specified in the Facilities Agreement.

          "Default" means any of the events specified in Section 8.1, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Documentation Agent" - see Preamble.

          "Dollar" and the sign "$" mean lawful money of the United States of America.

          "Effective Date" - see Section 5.1.

          "Eligible Assignee" means (a) a commercial bank or financial institution organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank or financial institution organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; or
(c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Lender, (ii) a Subsidiary of a Person of which a Lender is a Subsidiary, or (iii) a Person of which a Lender is a Subsidiary; provided, that in any of (a), (b) or (c), such commercial bank or such financial institution or Person engaged in the business of commercial banking shall not be, and no Affiliate thereof shall be, a direct competitor of the Borrower or any of its Subsidiaries or otherwise engaged in the same or similar business as the Borrower or any of its Subsidiaries.

          "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental, placement, spills, leaks, discharges, emissions or releases) of any Hazardous Substance at, in, or from property, whether or not owned by the Borrower or any of its subsidiaries.

          "Environmental Laws" has the meaning specified in the Facilities Agreement.

          "Environmental Liabilities" - see Section 10.12(2)(a).

          "Eurocurrency Reserve Percentage" shall mean, with respect to any Eurodollar Loan for any Interest Period, a percentage (expressed as a decimal) equal to the daily average during such Interest Period, as prescribed by the FRB, for determining the aggregate maximum reserve requirements (including all basic, supplemental, marginal and other reserves) applicable to "Eurocurrency liabilities" pursuant to Regulation D or any other then-applicable regulation of the FRB which prescribes reserve requirements applicable to "Eurocurrency liabilities," as defined in Regulation D, as applicable to the class of banks of which the Agent is a member. Without limiting the effect of the foregoing, the Eurocurrency Reserve Percentage shall reflect any other reserves required to be maintained by the Agent against (i) any category of liabilities that includes deposits by reference to which the Eurodollar Rate (Reserve Adjusted) is to be determined, or (ii) any category of extensions of credit or other assets that includes Eurodollar Loan. For purposes of this Agreement, any Eurodollar Loan hereunder shall be deemed to be "Eurocurrency liabilities," as defined in Regulation D, and, as such, shall be deemed to be subject to such reserve requirements without the benefit of, or credit for, proration, exceptions or offsets which may be available to the Agent from time to time under Regulation D.

          "Eurodollar Loan" shall mean any Revolving Loan which bears interest at a rate determined by reference to the Eurodollar Rate (Reserve Adjusted).

          "Eurodollar Rate" shall mean, with respect to any Eurodollar Loan for any Interest Period, the rate per annum equal to the average (rounded upward, if necessary, to the next higher 1/16 of 1%) rate per annum at which Dollar deposits in immediately available funds are offered to the Lending Office of the Agent two Business Days prior to the beginning of such Interest Period by prime banks in the interbank eurodollar market as at or about 12:00 noon, Chicago time, for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount equal or comparable to the amount of the Eurodollar Loan of the Agent for such Interest Period.

          "Eurodollar Rate (Reserve Adjusted)" shall mean, with respect to any Eurodollar Loan for any Interest Period, a rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:

       Eurodollar Rate     =      Eurodollar Rate
     (Reserve Adjusted)           ---------------
                                  1-Eurocurrency
                                  Reserve Percentage

          "Event of Default" means any of the events specified in Section 8.1; provided, that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Existing BAI Credit Agreement" means that certain Amended and Restated Credit Agreement dated as of May 18, 1994, as amended, among the Borrower, certain financial institutions party thereto and BAI, as agent.

          "Existing BAI Letters of Credit" means the letters of credit described in Schedule III.

          "Facilities Agreement" - see Recitals.

          "Federal Funds Rate" shall mean at any time an interest rate per annum equal to the weighted average of the rates for overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day for such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it, it being understood that the Federal Funds Rate for any day which is not a Business Day shall be the Federal Funds Rate for the next preceding Business Day.

          "Financed Franchisee" has the meaning specified in the Facilities Agreement.

          "Financed Subsidiary" has the meaning specified in the Facilities Agreement.

          "Financial LC Commitment Fee"- see Section 3.14(1)(b).

          "Financial Letter of Credit" means any Letter of Credit determined by the Issuing Lender to be a "financial guaranty-type standby letter of credit" as defined in footnote 13 to Appendix A to the Risk Based Capital Guidelines issued by the Comptroller of the Currency.

          "Floating Rate" means, for any day, the higher of: (1) 0.50% per annum above the latest Federal Funds Rate; and (2) the rate of interest in effect for such day as publicly announced from time to time by BAI in Chicago, Illinois, as its "reference rate." (The "reference rate" is a rate set by BAI based upon various factors including BAI's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.)

          Any change in the reference rate announced by BAI shall take effect at the opening of business on the day specified in the public announcement of such change.

          "Floating Rate Loan" shall mean any Revolving Loan which bears interest at a rate determined by reference to the Floating Rate.

          "FRB" shall mean the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

          "Further Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to Section 4.1.

          "GAAP" means generally accepted accounting principles in the United States applied by the Borrower consistent with past practice (subject to changes in accounting policies permitted by such generally accepted accounting principles which have been or are contemporaneously disclosed in writing to the Agent).

          "GECC" - see Recitals.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Guarantor" means any Subsidiary which from time to time executes a Guaranty.

          "Guaranty" has the meaning specified in the Facilities Agreement.

          "Hazardous Substance" means (a) petroleum or chemical products, whether in liquid, solid, or gaseous form, or any fraction or by-product thereof, (b) asbestos or asbestos-containing materials, (c) polychlorinated biphenyls (pcbs), (d) radon gas, (e) underground storage tanks, (f) any explosive or radioactive substances, (g) lead or lead-based paint, or (h) any other substance, material, waste or mixture which is or shall be listed, defined, or otherwise determined by any governmental authority to be hazardous, toxic, dangerous or otherwise regulated, controlled or giving rise to liability under any Environmental Laws.

          "Head Office" means the principal office of BAI at 231 South LaSalle Street, Chicago, IL 60697.

          "Implied Debt Rating" means the implied senior unsecured debt rating issued for the Borrower by S&P or Moody's, as the case may be.

          "Implied Debt Rating Level" means (1) in the event the Implied Debt Rating by both S&P and Moody's is in the same Rating Category Level (as defined below), such Rating Category Level, (2) in the event the Implied Debt Rating by S&P and by Moody's falls into different Rating Category Levels, (a) in the event such two Rating Category Levels are consecutive, then the higher of such Rating Category Level, (b) in the event such two Rating Category Levels are not consecutive but have one Rating Category Level between them, then such middle Rating Category Level and (c) in the event such two Rating Category Levels are not consecutive but have more than one Rating Category Level between them, then the Rating Category Level which is one lower than the higher of such Rating Category Levels; provided, that if either the S&P or Moody's Implied Debt Rating Level falls within Rating Category Level V, then the Implied Debt Rating Level shall be V. For purposes of this definition, "Rating Category Levels" shall be as follows:


      Rating Category      Implied Debt        Implied Debt
          Levels              Rating              Rating
          ------               S & P              Moody's
                               -----              -------
             I            BBB- and higher     Baa3 and higher

            II            BB+                 Ba1

           III            BB                  Ba2

            IV            BB-                 Ba3

             V            B+ and below        B1 and below


For purposes of relativity between Rating Category Levels, Rating Category Level I will be considered the "highest" and Rating Category Level V will be considered the "lowest."

          "Indemnified Liabilities" - see Section 10.12.

          "Indemnitee" - see Section 10.12.

          "Intercreditor Agreement" - see Recitals.

          "Interest Period" see Section 2.4(3).

          "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

          "Issuing Lender" means BAI, in its capacity as the issuer of Letters of Credit for the Borrower's account pursuant to the terms of this Agreement.

          "LC Application" means a letter of credit application in the form then used by the Issuing Lender for the type of letter of credit requested (with appropriate adjustments to indicate that any letter of credit issued thereunder is to be issued pursuant to, and subject to the terms and conditions of, this Agreement).

          "LC Commitment" - see Section 3.1.

          "LC Commitment Fees" means collectively, the Financial LC Commitment Fee and the Non-Financial LC Commitment Fee.

          "LC Obligations" means any and all obligations of every description of the Borrower in connection with the Letters of Credit issued pursuant to this Agreement, including without limitation all reimbursement obligations (whether absolute or contingent) under this Agreement, and all obligations in respect of related fees or expenses.

          "Lease Agent" - see Recitals.

          "Lease Participant" - see Recitals.

          "Lenders" or "Lender" shall have the meaning assigned to such term in the Preamble and shall include BAI acting in the capacity of Issuing Lender; for purposes of clarification only, to the extent that BAI may have any rights or obligations in addition to those of the Lenders due to its status as Issuing Lender, its status as such will be specifically referenced.

          "Lending Office" shall mean, with respect to any Lender, any office designated (whether or not notice is given to the Borrower) by such Lender in its sole discretion as a Lending Office for purposes hereunder. A Lender may designate separate Lending Offices for the purposes of making, maintaining or continuing Floating Rate Loans, or Eurodollar Loans and, with respect to Eurodollar Loans, such Lending Office may be a foreign branch or an Affiliate of such Lender or such Lender's holding company.

          "Letters of Credit" - see Section 3.1.
                                    -----------

          "Lien" has the meaning specified in the Facilities Agreement.

          "Loan Documents" means this Agreement, the Revolving Notes, the Facilities Agreement, the Mortgages, the Pledge Agreement, each Guaranty, each LC Application and all other agreements, instruments and documents delivered from time to time to the Agent or the Issuing Lender with respect to this Agreement or with respect to any liabilities arising in connection herewith, as the same may be amended, supplemented, modified, restated or renewed from time to time.

          "Material Adverse Change" has the meaning specified in the Facilities Agreement.

          "MidAtlantic Inc." means Mid-Atlantic Restaurant Systems, Inc., a Delaware corporation.

          "MidAtlantic L.P." means Mid-Atlantic Restaurant Systems L.P., a Delaware limited partnership.

          "Moody's" means Moody's Investors Services, Inc.

          "Mortgage" means a mortgage or deed of trust substantially in the form of Exhibit E attached hereto executed by BCRE in favor of the Agent (i) in the case of a Mortgage covering either Tranche A Collateral or Tranche C Collateral, for the benefit of itself and the Lenders, and (ii) in the case of a Mortgage covering Tranche B Collateral, for the benefit of itself and the Creditors generally.

          "1996 Master Lease Agreement" - see Recitals.

          "Non-Financial Letter of Credit" means any standby Letter of Credit other than a Financial Letter of Credit.

          "Non-Financial LC Commitment Fee"- see Section 3.14(1)(a).

          "Obligations" means all advances, debts, liabilities and obligations arising under any Loan Document owing by the Borrower to any Lender, the Agent or any Indemnitee, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

          "Other Taxes" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

          "Outstanding Percentage" means, at any time, the quotient (expressed as a percentage) obtained by dividing (1) the aggregate principal amount of all Revolving Loans then outstanding plus the aggregate face amount of Letters of Credit then issued and outstanding pursuant to Section 3.1 or then drawn and not reimbursed pursuant to Section 3.9 by (2) the Total Commitment Amount then in effect.

          "Participant" has the meaning specified in Section 10.5(4).

          "Percentage" shall mean, at any time as to any Lender, the percentage set forth opposite such Lender's name on Schedule II, as the same may be amended pursuant to Section 2.12.

          "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

          "Pledge Agreement" - means a pledge agreement substantially in the form of Exhibit F attached hereto executed by the Borrower and MidAtlantic Inc. in favor of the Agent.

          "Pledged Collateral" means "Collateral" as such term is defined in the Pledge Agreement.

          "Regulation A" shall mean Regulation A (or any successor regulation) promulgated by the FRB as from time to time in effect.

          "Regulation D" shall mean Regulation D (or any successor regulation) promulgated by the FRB as from time to time in effect.

          "Regulation U" shall mean Regulation U (or any successor regulation) promulgated by the FRB as from time to time in effect.

          "Required Lenders" means (i) at any time prior to the occurrence of an Actionable Default, Lenders then holding at least 66-2/3% of the Total Commitment Amount, and (ii) at any time after the occurrence of an Actionable Default, Lenders then holding at least 66-2/3% of (A) the then aggregate unpaid principal amount of the Revolving Loans, plus (B) the aggregate face amount of Letters of Credit issued and outstanding pursuant to Section 3.1 or drawn and not reimbursed pursuant to Section 3.9 (to the extent such unreimbursed draws do not constitute Revolving Loans).

          "Retail Period" has the meaning specified in the Facilities Agreement.

          "Revolving Loans" means, collectively, the Revolving A Loan, the Revolving B Loan and the Revolving C Loan; and "Revolving Loan" means any of the Revolving A Loan, the Revolving B Loan and the Revolving C Loan.

          "Revolving A Loan" shall have the meaning assigned to such term in
Section 2.1(1)(a).

          "Revolving B Loan" shall have the meaning assigned to such term in
Section 2.1(1)(b).

          "Revolving C Loan" shall have the meaning assigned to such term in
Section 2.1(1)(c).

          "Revolving Notes" means, collectively, the Revolving Note A, the Revolving Note B and the Revolving Note C.

          "Revolving A Note" shall have the meaning assigned to such term in
Section 2.6.

          "Revolving B Note" shall have the meaning assigned to such term in
Section 2.6.

          "Revolving C Note" shall have the meaning assigned to such term in
Section 2.6.

          "Solvent" means, as to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the Federal Bankruptcy Reform Act of 1978 and, in the alternative, for purposes of the New York Uniform Fraudulent

Transfer Act; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

          "S&P" means Standard & Poor's Rating Group, a division of The McGraw-Hill Companies, Inc.

          "Store" has the meaning specified in the Facilities Agreement.

          "Subsidiary" has the meaning specified in the Facilities Agreement.

          "Supplemental Signature Page" - see Section 2.12.

          "Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, respectively, taxes imposed on or measured by its net income, net worth or capital and franchise taxes and doing business taxes imposed by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a lending office.

          "Termination Date" means December 1, 1999.

          "Total Commitment Amount" means the sum of all Lenders' Commitments, it being understood that on the date hereof, the Total Commitment Amount is $110,000,000; provided, that in no event shall the "Total Commitment Amount" exceed $150,000,000.

          "Tranche A Collateral" means all Collateral located in any state other than the State of California.

          "Tranche B Collateral" means all Collateral located in any state other than the States of California and Florida.

          "Tranche C Collateral" means all Collateral located in the State of California.

          "Type of Revolving Loan or Borrowing" - see Section 2.1(5). The Types of Revolving Loans or Borrowings under this Agreement are: Floating Rate Loans or Floating Rate Borrowings and Eurodollar Loans or Eurodollar Rate Borrowings.

          SECTION 1.2. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with that applied in the preparation of the financial statements referred to in Section
2.4 of the Facilities Agreement (or any successor section therein), and all financial data prepared by the Borrower and submitted pursuant to this Agreement shall be prepared in accordance with such principles except for such financial data which the Borrower expressly states has not been prepared in accordance with such principles.


                                  ARTICLE II

                    AMOUNT AND TERMS OF THE REVOLVING LOAN
                    --------------------------------------

          SECTION 2.1.  Revolving Loan Commitment.

          (1) Subject to the terms and conditions set forth in this Agreement and the other Loan Documents, each of the Lenders, severally and for itself alone, from time to time from the Effective Date to but not including the Termination Date agrees to make:

          (a) loans to the Borrower on a revolving basis, at such times and in an amount equal to such Lender's Percentage of such aggregate amounts as the Borrower may request from all of the Lenders under the Commitment A (the "Revolving A Loan");

          (b) loans to the Borrower on a revolving basis, at such times and in an amount equal to such Lender's Percentage of such aggregate amounts as the Borrower may request from all of the Lenders under the Commitment B (the "Revolving B Loan"); and

          (c) loans to the Borrower on a revolving basis, at such times and in an amount equal to such Lender's Percentage of such aggregate amounts as the Borrower may request from all of the Lenders under the Commitment C (the "Revolving C Loan");

provided, that in no event shall: (x) the aggregate principal amount of Revolving Loans then outstanding or which any Lender shall be committed to have outstanding to the Borrower, when added to the amount of such Lender's participation in the Letters of Credit issued and outstanding pursuant to
Section 3.1 or drawn
and not reimbursed pursuant to Section 3.9, exceed at any time such Lender's Percentage of the Total Commitment Amount; and (y) the aggregate principal amount of all Revolving Loans then in effect which all the Lenders shall be committed to have outstanding to the Borrower, when added to the aggregate face amount of Letters of Credit issued and outstanding pursuant to Section 3.1 or drawn and not reimbursed pursuant to Section 3.9, exceed at any one time the Total Commitment Amount then in effect.

          (2) Revolving Loans as made by the Lenders shall be, applied, first, against the Commitment A until such Commitment is exhausted, thereby constituting Revolving A Loans, second, against the Commitment B until such Commitment is exhausted, thereby constituting Revolving B Loans and, third, against the Commitment C until such Commitment is exhausted, thereby constituting Revolving C Loans.

          (3) In the event the aggregate outstanding principal balance of all Revolving Loans plus the aggregate face amount of Letters of Credit issued and outstanding or drawn and not reimbursed at any one time exceeds the Total Commitment Amount, the Borrower shall, without notice or demand of any kind, immediately make such repayments of the Revolving Loans or pledge cash collateral to the Agent (pursuant to documentation reasonably satisfactory to the Required Lenders, the Issuing Lender and the Agent) in an amount equal to such excess or take such other actions as shall be necessary to eliminate such excess. Any such repayments shall be applied, first, to reduce outstanding Revolving C Loans, second, to reduce outstanding Revolving B Loans, and third, to reduce outstanding Revolving A Loans.

          (4) All Revolving Loans shall be repaid by the Borrower on the Termination Date, unless paid or payable sooner pursuant to the provisions of this Agreement.

          (5) Each Revolving Loan shall be either a Floating Rate Loan or a Eurodollar Loan (each being herein called a "Type" of Revolving Loan), as the Borrower shall specify in the related Borrowing Request or Continuation/ Conversion Notice pursuant to Section 2.2. Floating Rate Loans and Eurodollar Loans may be outstanding at the same time, provided, that (a) in the case of Eurodollar Loans, not more than ten (10) different Interest Periods shall be outstanding at any one time for all such Eurodollar Loans, and (b) the Borrower shall specify Revolving Loans and Interest Periods such that no payment or prepayment of any principal on any Revolving Loan shall result in a breakage of any Interest Period.

          SECTION 2.2.  Borrowing Procedure.

          (1) Any Authorized Officer of the Borrower may request a Revolving Loan on behalf of the Borrower after the Effective Date and prior to the Termination Date in Dollars on any Business Day by giving the Agent telephonic, telex or facsimile notice (which notice shall be irrevocable once given and shall be promptly confirmed in writing if given telephonically) in the form of Exhibit B attached hereto ("Borrowing Request") or such other form as shall be acceptable to the Agent. Each Borrowing Request must be received by the Agent prior to 10:00 A.M., Chicago time, on the proposed date of such Borrowing (which must be a Business Day) in the case of Floating Rate Loans and prior to 10:00 A.M., Chicago time, three (3) Business Days prior to the proposed date of such Borrowing (which must be a Business Day) in the case of Eurodollar Loans and in each case shall specify (a) the principal amount of such Borrowing, (b) the proposed date of Borrowing (which must be a Business Day), (c) the Type of Borrowing and (d) in the case of a Eurodollar Rate Borrowing, the initial Interest Period for such Borrowing. Promptly upon receipt of such Borrowing Request, the Agent shall advise each Lender thereof. Not later than 11:00 A.M., Chicago time, on the date of a proposed Borrowing, each Lender shall provide the Agent at its principal office in Chicago with immediately available funds in an amount equal to such Lender's Percentage of the principal amount of the proposed Borrowing specified in the Borrowing Request. Each Floating Rate Loan shall be in a principal amount of $500,000 or an integral multiple thereof; each Eurodollar Loan shall be in a principal amount of $1,000,000 or an integral multiple thereof. All Borrowings shall be pro rata among the Lenders in accordance with their respective Percentages. Not later than 1:00 P.M., Chicago time, on the proposed date of Borrowing specified in the Borrowing Request, subject to the satisfaction of the applicable conditions precedent set forth in
Article V hereof, the Agent shall make the proceeds of each Revolving Loan available to the Borrower by causing an amount of immediately available funds equal to the principal amount of such Revolving Loan to be credited to the account of the Borrower at BAI unless otherwise required pursuant to the terms of this Agreement.

          (2) Conversion and Continuation of Revolving Loans. The Borrower may, by delivery to the Agent of a notice in the form of Exhibit C attached hereto ("Continuation/Conversion Notice") with appropriate insertions, before 10:00 A.M., Chicago time, three (3) Business Days prior to conversion or continuation, convert or continue Revolving Loans as follows: (a) convert Eurodollar Loans into Floating Rate Loans, (b) convert Floating Rate Loans into Eurodollar Loans and (c) continue a Eurodollar Loan into a subsequent Interest Period of the same duration or of any other duration permitted hereunder, subject to the following:

          (a) the Interest Period applicable to any Eurodollar Loan resulting from a conversion shall be specified by the Borrower in the Continuation/ Conversion Notice delivered pursuant to this Section; provided, however, that if no such Interest Period shall be specified, the Borrower shall be deemed to have selected an Interest Period of one month's duration. If the Borrower shall not have given timely notice to continue any Eurodollar Loan into a subsequent Interest Period and shall not otherwise have given notice to convert such Eurodollar Loan, such Eurodollar Loan unless repaid pursuant to the terms hereof shall automatically be converted into a Floating Rate Loan;

          (b) if less than all Revolving Loans at the time outstanding shall be converted or continued, such conversion or continuation shall be made pro rata among the Lenders, as applicable, in accordance with the respective principal amounts of Revolving Loans of such Type (and having the same Interest Period) held by such Lenders immediately prior to such conversion or continuation;

          (c) in the case of a conversion or continuation of less than the full amount of any Revolving Loan, the aggregate principal amount of the converted or continued Eurodollar Loan, if any, shall be not less than $1,000,000 or any larger integral multiple of $500,000;

          (d) if any Eurodollar Loan is converted at a time other than the last day of an Interest Period applicable thereto, the Borrower shall at the time of conversion pay any loss or expense (including, without limitation, breakage losses and expenses) associated therewith pursuant to Section 4.6;

          (e) any portion of a Eurodollar Loan required to be paid on any principal payment date occurring in less than one month after the end of the then-current Interest Period applicable to such Eurodollar Loan shall be automatically converted at the end of such Interest Period into a Floating Rate Loan.

Notwithstanding the foregoing, so long as any Default or Event of Default shall exist, no Revolving Loans shall be converted to or continued as Eurodollar Loans.

          SECTION 2.3. Funding Reliance. Unless the Agent shall have been notified by telephone, confirmed in writing, by any

Lender by 9:00 A.M., Chicago time, on the day of a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Agent may assume, subject to the satisfactory fulfillment by the Borrower of the conditions precedent set forth in Article V, that such Lender has made such amount available to the Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Agent, such Lender and the Borrower severally agree to repay the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Agent made such amount available to the Borrower to the date such amount is repaid to the Agent, at the Federal Funds Rate from time to time in effect, based on a year of 360 days.

          SECTION 2.4.  Interest.

          (1) Interest Rates. With respect to each Revolving Loan, the Borrower hereby promises to pay interest on the unpaid principal amount thereof for the period commencing on the date of such Revolving Loan until such Revolving Loan is paid in full, as follows:

          (a) At all times while such Revolving Loan is a Floating Rate Loan, at a rate per annum equal to the Floating Rate from time to time in effect plus the Applicable Margin for Floating Rate Loans in effect from time to time; and

          (b) At all times while such Revolving Loan is a Eurodollar Loan, for each Interest Period, at a rate per annum equal to the Eurodollar Rate (Reserve Adjusted) applicable to such Interest Period, plus the Applicable Margin for Eurodollar Loans in effect on the first day of such Interest Period.

          (2) Interest Payment Dates. Accrued interest on each Floating Rate Loan shall be due and payable quarterly in arrears on the first Business Day of each of March, June, September and December of each year and at maturity. Accrued interest on each Eurodollar Loan shall be payable on the last day of each Interest Period relating to such Eurodollar Loan (and if such Interest Period exceeds 3 months, also payable on the date occurring 3 months after the beginning of such Interest Period), and at maturity. After maturity, accrued interest on all Revolving Loans shall be payable on demand.

          (3) Interest Periods. Each "Interest Period" for a Eurodollar Loan shall commence on the date such Eurodollar Loan was made or converted from a Revolving Loan of a different Type, or on the expiration of the immediately preceding Interest Period for such Eurodollar Loan, and shall end on the date which is 1, 2, 3 or 6 months thereafter, as the Borrower may specify pursuant to Section 2.2(1) or (2) hereof. Each "Interest Period" for a Eurodollar Loan which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (unless such next succeeding Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the next preceding Business Day).

          (4) Setting and Notice of Rates. The applicable Eurodollar Rate for each Interest Period shall be determined by the Agent, and notice thereof shall be given by the Agent promptly to the Borrower and each Lender. Each determination of the applicable Eurodollar Rate by the Agent shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. If the Agent is unable to determine such a rate, the provisions of Sections 4.4 and
4.9 shall apply. The Agent shall, upon written request of the Borrower or any Lender, deliver to the Borrower or such Lender a statement showing the computations used by the Agent in determining any applicable Eurodollar Rate hereunder.

          (5) Default Interest. Any principal payments on the Revolving Loans not paid when due, whether at stated maturity, by notice of repayment, by acceleration or otherwise, shall, to the extent permitted by applicable law, thereafter bear interest (compounded monthly and payable upon demand) at a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement in respect of such principal amount until such unpaid amount has been paid in full (whether before or after judgment).

          SECTION 2.5. Commitment Fee. The Borrower agrees to pay a non-refundable unused commitment fee on the average daily amount by which the Total Commitment Amount exceeds the aggregate outstanding Revolving Loans plus the sum of the aggregate undrawn face amount of the Letters of Credit and the amount of Letters of Credit drawn but not reimbursed, at a rate per annum equal to the Applicable Commitment Fee from time to time in effect, for the period commencing on the date hereof and continuing to but not including the Termination Date, payable quarterly in arrears on the first Business Day of March, June, September and December of each year and at maturity, payable to the Agent for the account of each Lender in accordance with such Lender's Percentage.

          SECTION 2.6. Revolving Notes. All Revolving A Loans made by each Lender under this Agreement shall be evidenced by, and repaid with interest in accordance with, a single promissory note of the Borrower in substantially the form of Exhibit A-1 attached hereto duly completed, in a principal amount equal to the Commitment A, payable to the Agent for the benefit of the Lenders (the "Revolving A Note"); all Revolving B Loans made by each Lender under this Agreement shall be evidenced by, and repaid with interest in accordance with, a single promissory note of the Borrower in substantially the form of Exhibit A-2 attached hereto duly completed, in a principal amount equal to the Commitment B, payable to the Agent for the benefit of the Lenders (the "Revolving B Note"); and all Revolving C Loans made by each Lender under this Agreement shall be evidenced by, and repaid with interest in accordance with, a single promissory note of the Borrower in substantially the form of Exhibit A-3 attached hereto duly completed, in a principal amount equal to the Commitment C, payable to the Agent for the benefit of the Lenders (the "Revolving C Note"). The Agent is hereby authorized by the Borrower and each Lender to endorse on the schedule attached to the respective Revolving Note the amount of each respective Revolving Loan and of each payment of principal received by the Agent on account of such Revolving Loan, which endorsement shall, in the absence of demonstrable error, be conclusive as to the outstanding balance of such Revolving Loan made by the Lenders; provided, that the failure to make such notation with respect to any Revolving Loan or payment shall not limit or otherwise affect the obligations of the Borrower or the Lender under this Agreement or the respective Revolving Note.

          SECTION 2.7.  Prepayments; Voluntary Reduction of Commitment.  (1)
The Borrower may prepay at any time the Revolving Notes in whole or in part (provided, with respect to any partial prepayment of a Eurodollar Loan, the remaining principal amount of such Eurodollar Loan shall not be less than $1,000,000 or any larger integral multiple of $500,000) with accrued interest to the date of such prepayment on the amount prepaid in which event such prepaid amount may be reborrowed hereunder in a Revolving Loan to the extent outstanding amounts hereunder shall not exceed the Total Commitment Amount at such time; provided, that (a) any prepayment of a Eurodollar Loan shall be made subject to the Borrower's payment obligations set forth in Section 4.6, (b) each partial prepayment shall be in a principal amount not less than $1,000,000 or such greater amount which shall be an integral multiple thereof, and (c) any such prepayments shall be applied, first, to prepay Revolving C Loans, if any, second, to prepay Revolving B Loans, if any, and, third, to prepay Revolving A Loans, if any. The right of the Borrower to voluntarily prepay the Revolving Loans shall be exercisable by delivery of written notice (including by facsimile) or telephonic notice (thereafter promptly confirmed in writing) to the Agent prior to 12:00 noon, Chicago time, at least two Business Days prior to the proposed prepayment, which notice shall specify the amount by which the Borrower proposes to prepay the Revolving Loans and the proposed date of such prepayment.

          (2) The Borrower shall have the right, at any time from time to time, without premium or penalty, to permanently reduce the Total Commitment Amount hereunder with such reduction to be applied, first, to reduce in full the Commitment C, second, to reduce in full the Commitment B, and third, to reduce the Commitment A; provided, that any such reduction in the Total Commitment Amount shall reduce the Commitment of each Lender pro rata based on its Percentage; and provided, further, that no such reduction shall reduce the Total Commitment Amount to an amount less than the sum of the then outstanding Revolving Loans and the aggregate face amount of Letters of Credit issued and outstanding pursuant to Section 3.1 (other than Letters of Credit with respect to which the Borrower has pledged cash collateral to the Agent) or drawn and not reimbursed pursuant to Section 3.9. The right of the Borrower to voluntarily reduce the Total Commitment Amount shall be exercisable by delivery of written notice (including by facsimile) or telephonic notice (thereafter promptly confirmed in writing) to the Agent prior to 12:00 noon, Chicago time, at least two Business Days prior to the proposed reduction in the Total Commitment Amount, which notice shall specify the amount by which the Borrower proposes to reduce the Total Commitment Amount and the proposed date of such reduction.

          SECTION 2.8. Method of Payment. The Borrower shall make each payment under this Agreement and under the Revolving Notes not later than 12:00 noon, Chicago time, on the date when due in lawful money of the United States to the Agent for the account of the Lenders pro rata according to their respective Percentages. The Agent shall promptly remit to each Lender its pro rata share (based on its Percentage) of all such payments received in collected funds by the Agent for the benefit of such Lender. The Borrower hereby authorizes the Agent, if and to the extent payment is not made when due under this Agreement or under the Revolving Notes, to charge from time to time against any account of the Borrower with the Agent any amount so due. Whenever any payment to be made under this Agreement or under the Revolving Notes shall be stated to be due on a Saturday, Sunday, or a public holiday, or the equivalent for banks generally under the laws of the State of Illinois, such payment shall be made on the next succeeding Business Day, and such extension of time in such case shall be included in the computation of the payment of interest. All payments under Sections 4.2 and 4.3 shall be made by the Borrower directly to the Lender or Lenders entitled thereto.

          SECTION 2.9. Use of Proceeds. The proceeds of the Revolving Loans shall be used by the Borrower (i) to replace the Existing BAI Credit Agreement;
(ii) to issue Financial Letters of Credit and Non-Financial Letters of Credit; and (iii) for general corporate purposes. The Borrower will not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock.

          SECTION 2.10.  Sharing of Payments.

          (1) If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of any Revolving Loan in excess of its pro rata share (based on its Percentage) of payments and other recoveries obtained by all Lenders of Revolving Loans on account of principal of and interest on Revolving Loans, such Lender shall purchase from the other Lenders such participations in the Revolving Loans as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of (a) the amount of such selling Lender's required repayment to the purchasing Lender to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.

          (2) The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to Section 2.10(1) may, to the fullest extent permitted by law, exercise all of its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff pursuant to Section 10.7, such Lender shall, to the extent practicable, exercise its rights in respect to such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery of such secured claim.

     2.11. Computation of Fees and Interest. (1) All computations of interest for Floating Rate Loans when the Floating Rate is determined by BAI's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

          (2) Each determination of an interest rate by the Agent shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

     2.12.   Additional Lenders.

          (1) The Agent may, prior to the Termination Date, invite other lenders (that are Eligible Assignees and have been previously approved in writing by the Borrower, which approval shall not be unreasonably withheld), and the Borrower, prior to the Termination Date, may invite other lenders (that are Eligible Assignees and have been previously approved in writing by the Agent, which approval shall not be unreasonably withheld), to become a Lender under this Agreement and to increase the aggregate amount of the Commitment B and Total Commitment Amount by the amount of such lender's proposed additional Commitment (which such additional Commitment shall not be less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof); provided, however, that in no event shall such actions cause (i) the Total Commitment Account to increase above $150,000,000, or (ii) any Lender's Percentage to exceed 25%.

          (2) The party extending an invitation pursuant to clause (1) above shall notify the other parties to this Agreement of each other lender (that has been previously approved in writing by the Borrower or the Agent, as the case may be, which approval shall not be unreasonably withheld) that has accepted such an invitation to become a party to this Agreement pursuant to Section 2.12(1). The Borrower, the Agent and each such lender shall execute and deliver to the Agent (for the account of the Agent, the Borrower, and such lender) supplemental signature pages, in the form of Exhibit H attached hereto (each, a "Supplemental Signature Page"). Upon the execution and delivery of each such Supplemental Signature Page and despite any contrary provision of this Agreement (including Section 10.1), (a) each such lender shall become a Lender hereunder,
(b) each such lender shall simultaneously make a Revolving A Loan, a Revolving B Loan and a Revolving C Loan to the Borrower in an amount equal to its Percentage of the then outstanding, as the case may be, Revolving A Loans, if any, Revolving B Loans, if any, and Revolving C Loans, if any, the proceeds of which shall be simultaneously paid to the Agent for distribution to the Lenders to the extent that any Lender's Percentage of the then outstanding Revolving Loans is decreased as a result of the new commitment of such lender, and (c) each such lender shall thereafter be obligated to make Revolving Loans to the Borrower up to and including the amount of such Lender's Percentage of the Total Commitment Amount on the terms and conditions contained herein.

          (3)  Upon any increase in the Total Commitment Amount pursuant to
Section 2.12(2), the Agent shall amend (a) Schedule I hereto to include the Commitment of the additional lender, and (b) Schedule II hereto to include the Percentage of the additional lender and to adjust the Percentages of the existing Lenders so that after giving effect to the increase in the Commitment B and the Total Commitment Amount, the respective Percentage of the existing Lenders and the additional lender shall equal (i) such Lender's Commitment, over
(ii) the Total Commitment Amount. The Agent shall deliver a copy of such amended Schedules I and II to the Borrower and each Lender. Such amended Schedules I and II shall supersede any previous Schedules I and II and shall be conclusive and binding absent manifest error.

          (4) The Agent shall pay to each Lender its pro rata portion of any fee, charge or other payment made by the Borrower and to which the Lenders are entitled pursuant to this Agreement payable in arrears on the basis of each Lender's average daily Percentage during the applicable computation period.


                                  ARTICLE III

                             THE LETTERS OF CREDIT

          SECTION 3.1. LC Commitment. The Issuing Lender agrees for itself and the Lenders to issue from time to time before the Termination Date such standby letters of credit (such letters of credit, together with the Existing BAI Letters of Credit being herein collectively called "Letters of Credit," and individually a "Letter of Credit") as the Borrower may request, subject to the terms and conditions of Sections 3.4 and 5.2. The aggregate face amount of all Letters of Credit issued and outstanding pursuant to this Section 3.1 and all Letters of Credit drawn and not reimbursed pursuant to Section 3.9 shall not at any one time exceed $10,000,000 (or such reduced amount as may be fixed by the Borrower pursuant to Section 3.15). The foregoing commitment of each Lender is herein called its "LC Commitment" and collectively the "LC Commitments."

          SECTION 3.2. Request for Issuance of Letters of Credit. The Borrower shall give the Agent and the Issuing Lender at least five (5) Business Days' prior written notice of a request for issuance of each Letter of Credit, each such request to be accompanied by an LC Application duly executed by the Borrower and in all respects in form and substance satisfactory to the Agent and the Issuing Lender, together with such other documentation as the Agent or the Issuing Lender may reasonably request in support thereof. The Agent shall promptly notify each Lender of the Borrower's request that such Letter of Credit be issued.

          SECTION 3.3. Expiration. Each Letter of Credit shall expire on or before the Termination Date unless the Borrower shall have pledged cash collateral to the Agent therefor in an amount, and pursuant to documentation, reasonably satisfactory to the Issuing Lender and the Agent.

          SECTION 3.4. Participation. Concurrently with the issuance of each Letter of Credit (or, in the case of the Existing BAI Letters of Credit, on the Effective Date), the Issuing Lender shall be deemed to have sold and transferred to each other Lender, and each Lender shall be deemed irrevocably and unconditionally to have automatically purchased and received from the Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such other Lender's Percentage, in such Letter of Credit and the Borrower's related LC Obligations.

          SECTION 3.5. Notification of Demand for Payment. The Issuing Lender shall promptly notify the Agent, who shall in turn promptly notify the Borrower and each Lender, of the amount of each demand for payment under a Letter of Credit and of the date on which such payment is to be made.

          SECTION 3.6. Funding by Issuing Lender. With respect to each demand for payment pursuant to a Letter of Credit, the Issuing Lender shall, promptly following its receipt thereof, examine all documents purporting to represent such demand to ascertain that the same appear on their face to be in conformity with the terms and conditions of such Letter of Credit. If the Issuing Lender determines that a demand for payment under a Letter of Credit conforms to the terms and conditions of such Letter of Credit, then the Issuing Lender shall make payment to the Beneficiary in accordance with the terms of such Letter of Credit.

          SECTION 3.7. Non-Conforming Demand For Payment. If, after examination of a demand for payment under a Letter of Credit, the Issuing Lender shall have determined that such demand does not conform to the terms and conditions of such Letter of Credit, then the Issuing Lender shall, as soon as reasonably practicable, give notice to the related Beneficiary and to the Borrower to the effect that demand was not in accordance with the terms and conditions of such Letter of Credit, stating the reasons therefor and that the relevant document is being held at the disposal of the Beneficiary or is being returned to the Beneficiary, as the Issuing Lender may elect. The Beneficiary may attempt to correct any such non-conforming demand for payment under such Letter of Credit if, and to the extent that, the Beneficiary is entitled (without regard to the provisions of this sentence) and able to do so.

          SECTION 3.8. Return of Letter of Credit. With respect to each Letter of Credit, the Issuing Lender shall have the right, provided the Issuing Lender is not then in default under such Letter of Credit by reason of its having wrongfully failed to honor a demand for payment previously made by a Beneficiary under such Letter of Credit, to require such Beneficiary to surrender such Letter of Credit to the Issuing Lender on the stated expiration date. The Borrower agrees, if necessary, to use its best efforts to cause the Beneficiary to surrender such Letter of Credit.

          SECTION 3.9. Reimbursement Agreement of the Borrower. The Borrower hereby unconditionally and irrevocably agrees to reimburse the Issuing Lender for each payment or disbursement made by the Issuing Lender under a Letter of Credit honoring a demand for payment made by the Beneficiary thereunder, in each case on the date that such payment or disbursement is made. Subject to Borrower's ability to satisfy the conditions precedent set forth in Section 5.2, if any amount shall not be reimbursed by the Borrower on the date of such payment or disbursement, the Borrower automatically shall be deemed to have requested as of the immediately preceding Business Day a Floating Rate Loan pursuant to Section 2.2 in the amount of such payment or disbursement (which need not be in the principal amount of $500,000 or an integral multiple thereof); provided, that if at the time of such request Revolving Loans are not then available to the Borrower, such request shall not be granted and the Borrower's reimbursement obligations set forth above shall remain in place.

          SECTION 3.10. Funding By Lenders. If the Issuing Lender makes any payment or disbursement under any Letter of Credit and the Borrower has not reimbursed the Issuing Lender in full for such payment or disbursement or a Revolving Loan in the amount of such payment or disbursement has not been made pursuant to Section 3.9, on the date on which payment is made under a Letter of Credit, or if any reimbursement received by the Issuing Lender from the Borrower is or must be returned or rescinded upon or during any bankruptcy or reorganization of the Borrower or otherwise, each other Lender shall provide the Agent, for the account of the Issuing Lender, at its principal office in Chicago with immediately available funds in an amount equal to such Lender's Percentage of the amount of such payment or disbursement. If and to the extent any Lender shall not have made such amount available to the Agent on any such date, such Lender agrees to pay interest on such amount to the Agent, for the account of the Issuing Lender, forthwith on demand for each day from and including the date on which such payment was made to but excluding the date such amount is made available to the Agent for the account of the Issuing Lender. Such interest shall be determined at a rate per annum equal to the Federal Funds Rate from time to time in effect, based upon a year of 360 days.

          SECTION 3.11. Return of Funds Related to Non-Conforming Demand. If the Issuing Lender does not disburse funds to the Beneficiary for any reason after the Agent has received such funds from any Lender pursuant to Section 3.10, the Issuing Lender shall promptly return such funds to the Agent, which shall promptly return such funds to such other Lenders, together with interest on such funds from and including the date on which the Agent received such funds to but excluding the day on which the Agent so returns such funds to the other Lenders at the Federal Funds Rate for each such day, based upon a year of 360 days.

          SECTION 3.12. Obligation to Reimburse for or Participate in Letter of Credit Payments. The Borrower's obligation to reimburse the Issuing Lender for payments made by the Issuing Lender under any Letter of Credit honoring a demand for payment by the Beneficiary thereunder, and each Lender's obligation to participate in and make available to the Agent its Percentage of such payments in accordance with this Agreement, shall be irrevocable, absolute and unconditional under any and all circumstances including, without limitation, any of the following circumstances:

          (1) any lack of legality, validity, regularity or enforceability of this Agreement, any Letter of Credit or any other Loan Document;

          (2) the existence of any claim, setoff, defense or other right which the Borrower may have or have had at any time against any Beneficiary, the Agent, the Issuing Lender any other Lender, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting) or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the Beneficiary of any Letter of Credit);

          (3) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (4) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

          (5) payment by the Issuing Lender under any Letter of Credit against presentation of a draft or certificate or other document that does not comply with the terms of such Letter of Credit unless such payment by the Issuing Lender constituted gross negligence or willful misconduct of the Issuing Lender; or

          (6)  the occurrence of any Default or Event of Default;

provided, however, that the Borrower shall not be obligated to reimburse the Issuing Lender for, and no Lender shall be obligated to participate in, any wrongful payment made by the Issuing Lender under any Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of the Issuing Lender or any of its officers, employees or agents.

          SECTION 3.13. Mandatory Payment to Agent of LC Obligations. The Borrower agrees that, on any termination of the LC Commitments pursuant to
Section 3.15 or Section 8.2, it will pay to the Agent for the account of the Issuing Lender and the other Lenders in Dollars and in same day funds an amount equal to the amount of all LC Obligations, whether or not the related Letter of Credit has been drawn (which amount shall be retained by the Agent in a separate collateral account as security for the LC Obligations and the outstanding principal amount of the Revolving Notes, all interest thereon, and all other amounts payable under this Agreement and the other Loan Documents) plus the then aggregate accrued amount of unpaid fees arising under Section 3.14.

          SECTION 3.14. Fees. The Borrower agrees to pay the following fees (all such fees being non-refundable):

          (1) The Borrower agrees to pay to the Agent for the account of each Lender a fee for each (a) Non-Financial Letter of Credit (the "Non-Financial LC Commitment Fee"), from the date of issuance thereof to the earlier to occur of the expiration or termination thereof or the date of final and complete payment by the Agent thereunder, at a rate per annum equal to one half of the Applicable Margin for Eurodollar Loans in effect from time to time multiplied by the aggregate outstanding face amount of each such Non-Financial Letter of Credit, and (b) Financial Letter of Credit (the "Financial LC Commitment Fee"), from the date of issuance thereof to the earlier to occur of the expiration or termination thereof or the date of final and complete payment by the Agent thereunder, at a rate per annum equal to the Applicable Margin for Eurodollar Loans in effect from time to time multiplied by the aggregate outstanding face amount of each such Financial Letter of Credit, such fees, in any case, to be payable in arrears on the last day of each calendar quarter (or at such other times as the Agent shall request, for any period prior to such date or time for which such LC Commitment Fees shall not have been theretofore paid).

          (2) The Borrower agrees to pay to the Issuing Lender (a) an issuance fee equal to 1/4% of the face amount of each Letter of Credit payable upon issuance and (b) such other standard fees and amounts as the Issuing Lender shall customarily require in connection with the negotiation, processing and/or administration of Letters of Credit in similar situations, in each case, such fees to be in addition to the fees payable under Section 3.14(1), with respect to the issuance and/or negotiation of each Letter of Credit.

          SECTION 3.15. Voluntary Reduction of the LC Commitments. The Borrower may from time to time on at least two (2) Business Days' prior written notice to the Agent permanently reduce the amount of the LC Commitments to an amount not less than the maximum amount of the Letters of Credit then outstanding or drawn and not reimbursed. The Borrower may at any time on like notice terminate the LC Commitments upon payment to the Agent in accordance with
Section 3.13 of all LC Obligations (whether absolute or contingent) in connection with the Letters of Credit.

          SECTION 3.16. Cash Collateral. If, on any date, the aggregate face amount of Letters of Credit issued and outstanding or drawn and not reimbursed shall exceed the LC Commitments, the Borrower shall pledge cash collateral to the Agent (pursuant to documentation reasonably satisfactory to the Required Lenders, the Issuing Lender and the Agent) in an amount equal to such excess.

          SECTION 3.17. Making of Payments. Except as otherwise provided, all payments (including those made pursuant to Section 3.14 or Section 3.16) in respect of the Letters of Credit shall be made by the Borrower to the Agent for the account of the

Lenders pro rata according to their respective Percentages of the LC Obligations held by them. The Agent shall promptly remit to each Lender its pro rata share (based on its Percentage) of all such payments received in collected funds by the Agent for the benefit of such Lender. The Borrower hereby authorizes the Agent, if and to the extent payment is not made when due under this Agreement to charge from time to time against any account of the Borrower with the Agent any amount so due. All such payments shall be made to the Agent at its office in Chicago, not later than 12:00 noon, Chicago time, on the date due; and funds received after that hour shall be deemed to have been received by the Agent on the next following Business Day. The Agent shall promptly remit to each Lender its pro rata share (based on its Percentage) of all such payments received in collected funds by the Agent for the account of such Lender.


                                   ARTICLE IV

                    TAXES, YIELD PROTECTION AND ILLEGALITY
                    --------------------------------------

          SECTION 4.1. Taxes. (1) Any and all payments by the Borrower to each Lender or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Borrower shall pay all Other Taxes.

          (2) If the Borrower shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then:

               (a) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Lender or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

               (b) the Borrower shall make such deductions and withholdings; and

               (c) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law.

          (3) The Borrower agrees to indemnify and hold harmless each Lender and the Agent for the full amount of Taxes, Other Taxes, and Further Taxes in the amount that the respective Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and reasonable expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Lender or the Agent makes written demand therefor.

          (4) Within 30 days after the date of any payment by the Borrower of Taxes, Other Taxes or Further Taxes, the Borrower shall furnish to the Agent, for the account of the Lenders, the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Lender or the Agent.

          (5) If the Borrower is required to pay any amount to any Lender or the Agent pursuant to subsection (2) or (3) of this Section 4.1, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Borrower which may thereafter accrue, if such change in the sole judgment of such Lender is not otherwise disadvantageous to such Lender.

          SECTION 4.2. Increased Costs. If after the date hereof, (1) Regulation D, or (2) the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any Lending Office of such Lender) with any request or directive (whether or not having the force of law) or any such authority, central bank or comparable agency,

          (a) shall subject any Lender (or any Lending Office of such Lender) to any tax, duty or other charge with respect to its Eurodollar Loans or its obligation to make Eurodollar Loans, its LC Obligations or its obligation to issue Letters of Credit, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its Eurodollar Loans or any other amounts due under this Agreement in respect of its Eurodollar Loans or its obligation to make Eurodollar Loans or its LC Obligations (except for changes in the rate of tax on the overall gross or net income of such Lender or its Lending Office); or

          (b) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the FRB, but excluding any reserve included in the determination of interest rates pursuant to Section 1.1), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (or any Lending Office of such Lender); or

          (c) shall impose on any Lender (or its Lending Office) any other condition affecting its Eurodollar Loans or the LC Obligations;

and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D, to impose a cost on) such Lender (or any Lending Office of such Lender) of making or maintaining any Eurodollar Loan, any Letter of Credit or the LC Commitment or to reduce the amount of any sum received or receivable by such Lender (or the Lending Office or such Lender) under this Agreement or under its Revolving Loans with respect thereto, then upon demand by such Lender (which demand shall be made within 45 days after such Lender has actual knowledge of such additional cost or reduced sum receivable and shall be accompanied by a statement setting forth the basis of such demand), the Borrower shall pay directly to such Lender such additional amount or amounts as will reimburse such Lender for such increased cost or such reduction.

          SECTION 4.3. Change in Rate of Return. If, after the date hereof, any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Lender or any person controlling such Lender, and such Lender reasonably determines that the rate of return on its or such controlling person's capital as a consequence of its Commitments or the Revolving Loans or the Letters of Credit made by such Lender is reduced to a level below that which such Lender or such controlling person could have achieved but for the occurrence of any such circumstance, then, in any such case the Borrower shall, upon demand by such Lender (which demand shall be made within 45 days after such Lender has actual knowledge of such increase in capital or reduction in rate of return) pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts shall be prepared in good faith (including calculations thereof in reasonable detail) and shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Lender may use any method of averaging and attribution that it shall deem reasonably applicable. Each Lender shall notify the

Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 4.3.

          SECTION 4.4. Basis for Determining Interest Rate Inadequate or Unfair. If with respect to any Interest Period:

          (1) the Agent is advised by any Lender that deposits in Dollars (in the applicable amounts) are not being offered to such Lender in the relevant market for such Interest Period, or the Agent otherwise determines (which determination shall be binding and conclusive on all parties) that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable Eurodollar Rate; or

          (2) any Lender advises the Agent that the Eurodollar Rate (Reserve Adjusted), as determined by the Agent, will not adequately and fairly reflect the cost to such Lender of maintaining or funding such Eurodollar Loans for such Interest Period, or that the making or funding of Eurodollar Loans has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of such Lender materially changes such Eurodollar Loans, then, so long as such circumstances shall continue: (a) the Agent shall promptly notify the other parties thereof, (b) no Lender shall be under any obligation to make or convert into Eurodollar Loans, and (c) on the last day of the then current Interest Period for Eurodollar Loans, such Eurodollar Loans shall, unless then repaid in full, automatically convert to Floating Rate Loans. If conditions subsequently change so that the foregoing conditions no longer exist, the Agent in the case of clause (1) or such Lender in the case of clause (2) will promptly notify the Borrower and the Lenders thereof, and upon the receipt of such notice, the obligations of all Lenders to make or continue Eurodollar Loan shall be reinstated.

          SECTION 4.5. Changes in Law Rendering Certain Revolving Loans Unlawful. In the event, after the date hereof, that any change in (including the adoption of any new) applicable laws or regulations, or any change in the interpretation of applicable laws or regulations by any governmental or other regulatory body charged with the administration thereof, should make it unlawful for a Lender or the Lending Office of such Lender (an "Affected Lender") to make, maintain or fund Eurodollar Loans, then (a) the Affected Lender shall promptly notify each of the other parties hereto, (b) the obligation of all Lenders to make or convert into Eurodollar Loans shall, upon the effectiveness of such event, be suspended for the duration of such unlawfulness, and (c) on the last day of the current Interest Period for each Eurodollar Loan (or, in any event, if the Affected Lender so requests, on such earlier date as may be required by the relevant law, regulation or interpretation), such Eurodollar Loan shall, unless then repaid in full, automatically convert to Floating Rate Loans. If conditions subsequently change so that the foregoing conditions no longer exist, such Lender will promptly notify the Borrower and the other Lenders thereof, and upon the receipt of such notice, the obligations of all Lenders to make or continue Eurodollar Loans shall be reinstated.

          SECTION 4.6. Funding Losses. The Borrower hereby agrees that upon demand by any Lender (which demand shall be accompanied by a statement setting forth the basis for the calculations of the amount being claimed) the Borrower will indemnify such Lender against any net loss or expense which such Lender may sustain or incur (including, without limitation, any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain Eurodollar Loans), as reasonably determined by such Lender, as a result of (a) any payment, prepayment or conversion of any Eurodollar Loan of such Lender on a date other than the last day of an Interest Period for such Eurodollar Loan, or (b) any failure of the Borrower to borrow or convert any Revolving Loans on a date specified therefor in a Borrowing Request or Continuation/Conversion Notice pursuant to this Agreement. For this purpose, all notices to the Agent pursuant to this Agreement shall be deemed to be irrevocable.

          SECTION 4.7. Right of Lenders to Fund Through Other Offices. Each Lender may, if it so elects, fulfill its Commitment as to any Eurodollar Loan by causing its Lending Office to make such Eurodollar Loan, provided that in such event for the purposes of this Agreement, such Eurodollar Loan shall be deemed to have been made by such Lender and the obligation of the Borrower to repay such Eurodollar Loan shall nevertheless be to such Lender and shall be deemed held by it, to the extent of such Eurodollar Loan, for the account of such branch or affiliate.

         SECTION 4.8. Discretion of Lenders as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Revolving Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each Eurodollar Loan during each Interest Period for such Revolving Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Rate, for such Interest Period.

          SECTION 4.9. Mitigation of Circumstances; Replacement of Affected Lender. (1) Each Lender shall promptly notify the Borrower and the Agent of any event of which it has knowledge which will result in, and will promptly thereafter use all reasonable commercial efforts available to it (and not, in such Lender's good faith judgment, otherwise disadvantageous to such Lender) to mitigate or avoid, (i) any obligation by the Borrower to pay any amount pursuant to Section 4.2 or 4.3 or (ii) the occurrence of any circumstances of the nature described in Section 4.4 or 4.5 (and, if any Lender has given notice of any such event described in clause (i) or (ii) above and thereafter such event ceases to exist, such Lender shall promptly so notify the Borrower and the Agent). Without limiting the foregoing, each Lender will designate a different Lending Office if such designation will avoid (or reduce the cost to the Borrower of) any event described in clause (i) or (ii) of the preceding sentence and such designation will not, in such Lender's reasonable judgment, be otherwise materially disadvantageous to such Lender.

     (2) At any time any Lender is an Affected Lender, the Borrower may replace such Affected Lender as a party to this Agreement with one or more other Eligible Assignee(s) reasonably satisfactory to the Agent, such Eligible Assignee(s) to have a Commitment in such amounts as shall be reasonably satisfactory to the Agent (and upon notice from the Borrower such Affected Lender shall assign (pursuant to an Assignment and Acceptance), without recourse or warranty, its Commitment, its Revolving Loans, and all of its other rights and obligations hereunder to such Eligible Assignee(s) for a purchase price equal to the sum of the principal amount of the Revolving Loans so assigned, all accrued and unpaid interest thereon, its ratable share of all accrued and unpaid non-use fees, any amounts payable under Section 4.6 as a result of such Lender receiving payment of any Eurodollar Loan prior to the end of an Interest Period therefor and all other obligations owed to such Affected Lender hereunder).

          SECTION 4.10. Conclusiveness of Statements; Survival of Provisions. Determinations and statements of any Lender pursuant to Sections 4.1 through 4.6 shall be conclusive absent demonstrable error. The provisions of Sections 4.1 through 4.4 shall survive termination of this Agreement.


                                   ARTICLE V

                              CONDITIONS PRECEDENT
                              --------------------

          SECTION 5.1. Condition Precedent to Effectiveness of Agreement. The terms and provisions of this Agreement (including, without limitation, the Commitment of each Lender hereunder) shall become effective (the "Effective Date"), on such date upon which the Agent shall have received each of the following, each dated the Effective Date and in form and substance reasonably satisfactory to the Agent and its counsel and each in sufficient number of signed counterparts (other than in the case of the Revolving Notes) to provide one for each Lender:

          (1) This Agreement. This Agreement duly executed by the Borrower, the Lenders, the Agent, the Documentation Agent and the Issuing Lender;

          (2)  Revolving Notes.  The Revolving Notes duly executed by the
     Borrower;

          (3) Facilities Agreement. The Facilities Agreement duly executed by the Borrower, the Agent and the Lease Agent;

          (4) Intercreditor Agreement. The Intercreditor Agreement duly executed by the Borrower, the Agent and the Lease Agent.

          (5) 1996 Master Lease Agreement. Evidence that the 1996 Master Lease Agreement is in full force and effect and that all of the conditions thereto have been satisfied or waived.

          (6) Certificate of the Borrower. A certificate or certificates of the Secretary or Assistant Secretary of the Borrower certifying: (a) a copy of the Certificate of Incorporation of the Borrower, as theretofore amended; (b) a copy of the bylaws of the Borrower, as theretofore amended;
     (c) copies of all corporate action taken by the Borrower, including resolutions of its board of directors, authorizing the execution, delivery, and performance of the Loan Documents by the Borrower and each other document to be delivered pursuant to this Agreement and authorizing borrowings by each of the Authorized Officers; and (d) the names and true signatures of the officers of the Borrower authorized to sign the Loan Documents to which it is a party and the other documents to be delivered by the Borrower under this Agreement;

          (7) Certified Charter and Good Standing. A certificate of the due incorporation, legal existence and good standing of the Borrower in its state of incorporation, issued by the appropriate authorities of such jurisdiction, and certificates of Borrower's good standing and due qualification to do business, issued by appropriate officials in any states in which the failure to so qualify would result in a Material Adverse Change;

          (8) Opinion of counsel for the Borrower. Opinions of (i) Paul, Weiss, Rifkind, Wharton & Garrison, special counsel for the Borrower and each Guarantor, (ii) Donald J. Bingle, general counsel to the Borrower and each Guarantor, in substantially the form of Exhibits D-1 and D-2 attached hereto, respectively, and as to such other matters as the Agent and its counsel may reasonably request;

          (9) Mortgages. Mortgages duly executed by BCRE covering certain parcels of real property referenced on Schedule IV and designated with an "*", together with:

               (i) where required by applicable state law, a separate environmental indemnity agreement;

               (ii) an ALTA loan title insurance policy (or marked-up title insurance commitment) issued by First American Title Insurance Company with respect to such parcel and any easements appurtenant thereto specified by Agent, which policy or commitment shall (a) insure the priority of the Mortgage as a valid and enforceable first lien, subject only to Liens permitted by Section 4.1 of the Facilities Agreement and such matters that are acceptable to Agent in its reasonable judgment, (b) contain such endorsements and affirmative coverages as Agent shall reasonably require, including without limitation, comprehensive, doing business, usury, tie-in, last dollar, contiguity and revolving credit endorsements where available, and (c) delete, where possible, any general survey exception and/or provide affirmative coverage over any matter that a current ALTA survey of such parcel would disclose;

               (iii) where available, a Phase I environmental audit with respect to such parcel (and such further environmental audits or evidence of the absence of hazardous wastes as Agent reasonably shall deem necessary), which audit must be satisfactory in Agent's sole discretion as to form and substance, together with a reliance letter for the benefit of Agent from the environmental consultant performing such audit;

               (iv) such Uniform Commercial Code financing statements or statements of termination, release or partial release with respect to the fixtures encumbered by the Mortgages as Agent may reasonably require;

               (v) such environmental disclosure documents, mortgage tax affidavits or allocation statements, or such other documents as Agent may reasonably request; and

               (vi) evidence of insurance to the extent required by the Mortgages.

          (10) Pledge Agreement. The Pledge Agreement, duly executed by the Borrower and MidAtlantic Inc., together with (a) the promissory notes and certificates (including blank undated stock powers covering such certificates) subject thereto, (b) if any interests pledged pursuant to the Pledge Agreement are uncertificated securities, confirmation and evidence satisfactory to the Agent that the security interest in such uncertificated securities has been transferred to and perfected by the Agent for the benefit of the Lenders in accordance with Section 8-313 and Section 8-321 (or any successor sections) of the Uniform Commercial Code, as in effect in the relevant jurisdiction, and (c) duly completed, and in proper form for filing, Uniform Commercial Code financing statements (Form UCC-1), or such other evidence of filing as may be reasonably acceptable to the Agent, naming the Borrower and MidAtlantic Inc. as the debtors and the Agent as the secured party, or other similar instruments or documents, filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Agent, desirable to perfect the security interest of the Agent for the benefit of the Lenders in the Pledged Collateral;

          (11) Certificate. A certificate or certificates of the Secretary or Assistant Secretary of MidAtlantic Inc. certifying: (a) a copy of the organizational documents of MidAtlantic Inc., as theretofore amended; (b) copies of all corporate action taken by MidAtlantic Inc., authorizing the execution, delivery and performance by MidAtlantic Inc. of the Pledge Agreement and each other document to be delivered pursuant to this Agreement; and (c) the names and true signatures of the officers of MidAtlantic Inc. authorized to sign the Pledge Agreement and the other documents to be delivered by MidAtlantic under this Agreement;

          (12) Certified Charter and Good Standing. A certificate of the due organization, legal existence and good standing of MidAtlantic Inc. in its state of organization, issued by the appropriate authorities of such jurisdiction, and certificates of MidAtlantic Inc.'s good standing and due qualification to do business, issued by appropriate officials in any states in which the failure to so qualify would result in a Material Adverse Change;

          (13) Guaranty. A Guaranty duly executed by each Subsidiary of the Borrower which is required pursuant to Section 4.11(1) of the Facilities Agreement to execute a Guaranty;

          (14) Certificate. A certificate or certificates of the Secretary or Assistant Secretary of each Guarantor certifying: (a) a copy of the organizational documents of such Guarantor, as theretofore amended; (b) copies of all corporate or partnership action taken by such Guarantor, authorizing the execution, delivery and performance by the Guarantor of the Loan Documents to which it is a party and each other document to be delivered pursuant to this Agreement; and (c) the names and true signatures of the officers of such Guarantor authorized to sign the Loan Documents to which it is a party and the other documents to be delivered by the Borrower under this Agreement;

          (15) Certified Charter and Good Standing. A certificate of the due organization, legal existence and good standing of each Guarantor in its state of organization, issued by the appropriate authorities of such jurisdiction, and certificates of such Guarantor's good standing and due qualification to do business, issued by appropriate officials in any states in which the failure to so qualify would result in a Material Adverse Change;

          (16) Existing BAI Credit Agreement. Evidence satisfactory to the Agent that (a) all loans outstanding under the Existing BAI Credit Agreement have been repaid and (b) such agreement has been terminated;

          (17) Reimbursement Agreement.  Evidence satisfactory to the Agent that
     (a) that certain Reimbursement Agreement, dated as of December 22, 1994, among the Borrower, the financial institutions party thereto and BAI, as letter of credit issuer and as agent, has been duly terminated (b) all letters of credit in connection therewith have been cancelled and (c) all Liens arising in connection therewith have been released;

          (18) BA Equipment Master Lease. Evidence satisfactory to the Agent that (a) that certain Participation Agreement dated as of December 22, 1994 among the Borrower, Norwest Bank Minnesota, National Association, as Certificate Trustee, certain financial institutions from time to time party thereto, BAI, as administrative agent, and Harris Trust and Savings Bank, as collateral agent, has been duly terminated, (b) title to all equipment subject thereto has been transferred to the Borrower and, if appropriate, the respective franchisees, and (c) all Liens arising in connection therewith have been released; and

          (19) Miscellaneous. Such other approvals, opinions or documents as the Agent may reasonably request.

          SECTION 5.2. Conditions Precedent to All Revolving Loans and Letters of Credit. The obligation of the Lenders to make each Revolving Loan (including the initial Revolving Loan) and of the Issuing Lender to issue Letters of Credit shall be subject to the further conditions precedent that on the date of such Revolving Loan or Letter of Credit:

          (1) The following statements shall be true and the Agent shall have received a certificate signed by a duly Authorized Officer of the Borrower (in his or her capacity as such, and without any personal liability therefor) dated the date of such Revolving Loan or Letter of Credit, stating that:

               (a) The representations and warranties contained in Article VI of this Agreement, in Section II of the Facilities Agreement (or any successor section therein) and in each other Loan Document are correct in all material respects on and as of the date of such Revolving Loan or Letter of Credit as though made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date);

               (b) No Default or Event of Default has occurred and is continuing, or would result from the borrowing of such Revolving Loan or the issuance of such Letter of Credit; and

               (c) The Borrower is in compliance with Section 3.10 of the Facilities Agreement (or any successor section therein).

          (2) The Agent or the Issuing Lender shall have received such other approvals, opinions, or documents as the Agent or the Issuing Lender may reasonably request.

                                  ARTICLE VI

                                REPRESENTATIONS
                                ---------------

          The Borrower represents and warrants to the Lenders that:

          SECTION 6.1. Real Property. Schedule IV hereto sets forth, as of the date hereof, a complete and accurate listing of the common address of each parcel of real property owned by BCRE.

          SECTION 6.2. Mortgages. Each Mortgage when delivered will be effective to grant to the Agent for the benefit of, in the case of a Mortgage constituting either Tranche A Collateral or Tranche C Collateral, itself and the Lenders, and, in the case of a Mortgage constituting Tranche B Collateral, all Creditors, a legal, valid and enforceable Lien on all the right, title and interest of the mortgagor under such Mortgage in the mortgaged property described therein. When each such Mortgage is duly recorded in the offices listed on the schedule to such Mortgage and the mortgage recording fees and taxes in respect thereof are paid and compliance is otherwise had with the formal requirements of state law applicable to the recording of real estate mortgages generally, each such mortgaged property, subject to the encumbrances and exceptions to title set forth therein and except as noted in the title policies delivered to the Agent pursuant to Section 5.1(9), will be subject to a legal, valid, enforceable and perfected first priority Lien.

          SECTION 6.3. Solvency. As of the Effective Date, the Company and each Guarantor is Solvent.


                                  ARTICLE VII

                                   COVENANTS
                                   ---------

          Unless otherwise consented to in writing by the Required Lenders, so long as the Revolving Notes shall remain unpaid or the Lenders shall have any Commitment under this Agreement or any Letter of Credit remains outstanding or any LC Obligations remain unpaid, the Borrower will:

          SECTION 7.1. Maintenance of Bank Accounts. Maintain with one or more Lenders all bank accounts of the Borrower and any Guarantor, which accounts shall be subject to the customary fees of the respective Lender; provided, that the Borrower may maintain: (1) bank accounts with parties other than the Lenders which accounts are used by the Borrower to receive deposits of daily receipts from individual Stores, provided, that all such daily receipts are deposited once per week into one of the bank accounts of the Borrower with a Lender; and (2) such other bank accounts with parties other than the Lenders, provided, that the aggregate cash balance of all such accounts does not exceed ten percent (10%) of the total aggregate cash balances of all bank accounts of the Borrower and the Guarantors.

          SECTION 7.2.   Annual Clean-Up.  For a period of not less than thirty
(30) consecutive days during each consecutive period of thirteen (13) Retail Periods, reduce the aggregate outstanding principal amount of Revolving Loans plus accrued interest thereon to zero.

          SECTION 7.3. Notes, Certificates and Other Collateral. Commencing on the Effective Date, deliver to the Agent promptly and in no event more than ten (10) Business Days after receipt (a) all promissory notes and other instruments evidencing any Debt owed by any Financed Franchisee to the Borrower or any Subsidiary, and (b) all certificates (together with duly executed undated blank stock powers; or in the case of uncertificated certificates, registration of pledges) evidencing partnership units or other equity interests of MidAtlantic L.P. or any Financed Subsidiary, which are owned or otherwise held (including capital stock, partnership units or other equity interests held as collateral) by the Borrower or any Subsidiary; and, simultaneously with the delivery of such promissory notes, instruments or certificates, an updated Attachment 1 to the Pledge Agreement indicating, as appropriate, such Person as a "Pledged Note Issuer" and/or a "Pledged Unit Issuer" (as such terms are defined in the Pledge Agreement). All such promissory notes, instruments and certificates shall be held by the Agent in accordance with, and subject to, the Pledge Agreement; provided, that the Agent's interest therein shall not exceed the interest of the Borrower or such Subsidiary, as the case may be, therein and shall terminate and be promptly released in accordance with the documentation by which the Borrower or such Subsidiary holds such interest; and provided further that the Agent shall take such action with respect to the foregoing promissory notes, instruments and certificates as the Borrower or such Subsidiary may reasonably instruct (so long as such action is either mandatory pursuant to the documentation by which the Borrower or such Subsidiary holds such promissory notes, instruments or certificates, if held as Pledged Collateral, or is consistent with the terms of this Agreement and the other Loan Documents) in order to comply with the terms of the documentation by which the Borrower or such Subsidiary holds such interest.

          SECTION 7.4. Further Assurances. Promptly upon request by the Agent or the Required Lenders, the Borrower shall (and shall cause any of its Subsidiaries to) do, execute, acknowledge where necessary, deliver, record, re-record, file, re-file,
register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as the Agent or such Required Lenders, as the case may be, may reasonably require from time to time in order (i) to carry out more effectively the intent and purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Mortgages any of the properties, rights or interests covered by any of the Mortgages, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Mortgages and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Agent and Lenders the rights granted or now or hereafter intended to be granted to the Lenders under any Loan Document or under any other document executed in connection therewith.


                                  ARTICLE VIII

                               EVENTS OF DEFAULT
                               -----------------

          SECTION 8.1. Events of Default. If any of the following events ("Events of Default") shall occur:

          (1) The Borrower should fail to pay (a) the principal of, or interest or fees on any Obligation owing hereunder, including the Revolving Notes, as and when due and payable and in the case of interest or fees such failure shall continue for two (2) Business Days or (b) any reimbursement obligation, interest or fee with respect to any LC Obligation which is not satisfied by a deemed disbursement of a Floating Rate Loan or otherwise as provided under Section 3.9 and such failure shall continue for seven (7) Business Days;

          (2) Any representation or warranty made or deemed made (pursuant to Section 2.2) by the Borrower in this Agreement or any other Loan Document other than the Facilities Agreement or which is contained in any certificate, document, opinion, or financial or other statement furnished at any time under or in connection with any Loan Document other than the Facilities Agreement shall prove, in light of the circumstances under which it was made, to have been incorrect in any material respect on or as of the date made or deemed made;

          (3) The Borrower or any Subsidiary shall fail to perform or observe any term, covenant or agreement contained in Section 2.9 applicable thereto;

          (4) The Borrower or any Subsidiary shall fail to perform or observe any other term, covenant, or agreement contained in any Loan Document applicable thereto (other than the Revolving Notes and the Section referenced in the foregoing clause (3) or the Facilities Agreement) on its part to be performed or observed and such failure shall continue for fifteen (15) Business Days following notice thereof from the Agent or the Required Lenders;

          (5) The occurrence of a Default (as such term is defined in the Facilities Agreement) under the Facilities Agreement and any requirement set forth therein for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied;

          (6) Any Mortgage shall for any reason (other than pursuant to the terms thereof or as a result of the Agent's action) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest subject only to Liens permitted by Section 4.1 of Facilities Agreement (or any successor section therein) and such Mortgage; or

          (7) The Pledge Agreement shall, at any time after its execution and delivery and for any reason (other than due to the action or inaction of the Agent or its attorneys or agents) cease (a) to create a valid security interest in and to the Pledged Collateral subject to the Liens permitted by
     Section 4.1 of the Facilities Agreement (or any successor section therein) or (b) to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by the Borrower, MidAtlantic Inc. or any Subsidiary, or the Borrower or MidAtlantic Inc. shall deny it has any further liability or obligation under or shall fail to perform its material obligations under the Pledge Agreement (subject to any applicable grace periods set forth therein).

          SECTION 8.2. Effect of Event of Default. If any Event of Default described in Section 6.1(6) of (and as defined in) the Facilities Agreement (or any successor section therein) shall occur, automatically the Commitment of each of the Lenders and the agreement of the Issuing Lender to issue Letters of Credit hereunder shall immediately terminate and the outstanding principal amount of the Revolving Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents shall become immediately due and payable; and, in the case of any Event of Default set forth herein, the Agent may (or shall, upon the written request of the Required Lenders), by notice to the Borrower, subject to the Intercreditor Agreement, (1) declare the Commitments of each of the Lenders and the agreement of the Issuing Lender to issue Letters of Credit to be terminated, (2) declare the outstanding principal amount of the Revolving Notes, all interest thereon, and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Revolving Notes, all such interest, and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Borrower. Following such declaration, the Agent may exercise, in the case of the Tranche A Collateral and Tranche C Collateral, on behalf of itself and the Lenders, and, in the case of the Tranche B Collateral, on behalf of all Creditors, all rights and remedies available under the Loan Documents or applicable law. The Agent and/or Issuing Lender may also require, by notice to the Borrower, the Borrower to pledge cash collateral to the Agent (pursuant to documentation reasonably satisfactory to the Required Lenders, the Issuing Lender and the Agent) with respect to all issued and outstanding or drawn and not reimbursed Letters of Credit, and in the event the Borrower fails to make such pledge of cash collateral, irrespective of the Borrower's ability to satisfy the conditions precedent set forth in Section 5.2, the Borrower automatically shall be deemed to have requested, as of the date of the Agent's initial request for such cash collateral, and the Lenders shall promptly make a Floating Rate Loan (it being understood that the proceeds of such Floating Rate Loan shall be held by the Agent as cash Collateral) pursuant to Section 2.2 in the amount of the previously demanded cash collateral (which need not be in the principal amount of $500,000 or an integral multiple thereof).


                                  ARTICLE IX

                                   THE AGENT
                                   ---------

          SECTION 9.1.  Appointment and Authorization; "Agent"; Issuing Lender.
(1) Each Lender hereby irrevocably (subject to Section 9.9) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. As to matters not expressly provided in this Agreement (including, without limitation, enforcement or collection of this Agreement or any

Loan Document) the Agent shall not be required to exercise any discretion, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders and such instructions shall be binding on all the Lenders. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the other Loan Documents, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

          (2) The Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time and except for so long as the Agent may agree at the request of the Required Lenders to act for such Issuing Lender with respect thereto; provided, however, that the Issuing Lender shall have all of the benefits and immunities (a) provided to the Agent in this Article IX with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Agent," as used in this Article IX, included the Issuing Lender with respect to such acts or omissions, and (b) as additionally provided in this Agreement with respect to the Issuing Lender.

          SECTION 9.2. Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

          SECTION 9.3. Liability of Agent. None of the Agent-Related Persons shall (1) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (2) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Borrower or any Subsidiary or Affiliate of the Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or for the value of or title to any Collateral, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of the Borrower's Subsidiaries or Affiliates.

          SECTION 9.4. Reliance by Agent. (1) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Agent. Subject to the Intercreditor Agreement, the Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or in accordance with Section 10.1, all Lenders) as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or in accordance with Section 10.1, all Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

          (2) For purposes of determining compliance with the conditions specified in Sections 5.1 and 5.2, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender.

          SECTION 9.5. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Agent will promptly notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 8.2; provided, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

          SECTION 9.6. Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, the value of and title to any Collateral, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents (i) expressly herein required to be furnished to the Lenders by the Agent or (ii) delivered to the Agent (which the Agent hereby agrees to provide to each Lender) pursuant to Section 3.8 of the Facilities Agreement (or any successor section therein), the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of any of the Agent-Related Persons.

          SECTION 9.7. Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do
so), pro rata, from and against any and all Indemnified Liabilities (it being understood that such Indemnified Liabilities shall not include the payment of principal, interest or fees with respect to the Agent's Commitment in its capacity as a Lender); provided, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

          SECTION 9.8. Agent in Individual Capacity. BAI and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Subsidiaries and Affiliates as though BAI were not the Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, BAI or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Revolving Loans, BAI shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" include BAI in its individual capacity.

          SECTION 9.9. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders upon thirty (30) days' prior written notice to the Agent. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent (which Agent shall be approved by the Borrower, which approval shall not be unreasonably withheld). If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent (which Agent shall be approved by the Borrower, which approval shall not be unreasonably withheld) which shall be either a Lender or a commercial bank having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations in its capacity as Agent under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article IX and Sections 10.6 and
10.12 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

          SECTION 9.10. Withholding Tax. (1) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent, to deliver to the Agent:

               (a) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form 1001 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

               (b) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement; and

               (c) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

          Such Lender agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

          (2) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower, such Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrower. To the extent of such percentage amount, the Agent will treat such Lender's IRS Form 1001 as no longer valid.

          (3) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

          (4) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by subsection (1) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

          (5) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

          SECTION 9.11. Collateral Matters. (1) The Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Mortgages or the Pledge Agreement which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Mortgages or the Pledge Agreement.

          (2) The Lenders irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (a) upon termination of the Commitments and payment in full of all Revolving Loans and all other Obligations known to the Agent and payable under this Agreement or any other Loan Document; (b) with respect to any sixteen (16) parcels of real property referenced on Schedule IV with an "*" (in accordance with Section 5.1(9)); (c) if approved, authorized or ratified in writing in accordance with the Intercreditor Agreement; or (d) in accordance with Section
7.3 or the Pledge Agreement. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this subsection 9.11(2), provided that the absence of any such confirmation for whatever reason shall not affect the Agent's rights under this Section 9.11.

          (3) Each Lender agrees with and in favor of each other Lender (which agreement shall not be for the benefit of the Borrower or any Subsidiary) that the Borrower's obligation to such Lender under this Agreement and the other Loan Documents is not and shall not be secured by any real property collateral now or hereafter acquired by the Borrower other than the real property described in the Mortgages and the real property subject from time to time to the 1996 Master Lease Agreement.

          SECTION 9.12. Duties of the Documentation Agent. Notwithstanding any other provision contained in this Agreement to the contrary, the Documentation Agent, in its capacity as Documentation Agent, shall have no duties or obligations with respect to this Agreement.


                                   ARTICLE X

                                 MISCELLANEOUS
                                 -------------

          SECTION 10.1. Waivers and Amendments. The provisions of this Agreement and of each of the other Loan Documents may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing, is made in accordance with the Intercreditor Agreement and consented to by the Borrower and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given and; provided, that no such amendment, modification or waiver:

          (a) which would modify any requirement hereunder that any particular action be taken by all Lenders or by the Required Lenders, shall be effective without the consent of each Lender;

          (b) which would modify this Section 10.1, change the definition of "Required Lenders," change any Percentage for any Lender (except in accordance with Section 10.5 pursuant to an Assignment and Acceptance or an assignment pursuant to Section 2.12), reduce any fees, extend the Termination Date, or subject any Lender to any additional obligations, shall be effective without the consent of each Lender;

          (c) which would extend the due date for, or reduce the amount of, any payment or prepayment of principal of or interest on or any fee related to any Revolving Loan or any LC Obligation, shall be effective without the consent of each Lender;

          (d) which would affect adversely the interests, rights or obligations of the Agent or the Issuing Lender (in such capacity), shall be effective without consent of the Agent or the Issuing Lender, respectively; or

          (e) release any Guarantor from its obligations under its respective Guaranty or release or subordinate any portion of the Collateral, except as otherwise may be provided in Section 9.11 above.

Upon the effectiveness of any consent, amendment, modification or waiver under this Agreement, the Agent shall promptly give each Lender written notice (including a description) of such consent, amendment, modification or waiver.

          SECTION 10.2. Notices, Etc. All notices and other communications provided for under this Agreement and under the other Loan Documents to which the Borrower is a party shall be in writing (including telegraphic, telex or facsimile communication) and mailed or telecommunicated or delivered to the address of the respective party as set forth on the signature pages hereto; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 10.2. All such notices and communications shall, when mailed or telecommunicated, be effective upon the earlier of actual receipt or three (3)

Business Days after deposited in the mails, or one (1) Business Day after transmitted by telex and the appropriate answerback received, transmitted by facsimile or delivered to the telegraph company, respectively, addressed as aforesaid, except that notices to the Agent and/or the Issuing Lender pursuant to the provisions of Articles II and III shall not be effective until received by the Agent or the Issuing Lender, as the case may be.

          SECTION 10.3. No Waiver; Remedies. No failure on the part of any party to exercise, and no delay in exercising, any right, power, or remedy under any Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Documents preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

          SECTION 10.4. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights under any Loan Document to which the Borrower is a party without the prior written consent of the Agent and all the Lenders and the rights of the Lenders to make assignments or grant participations are subject to the provisions of Section 10.5.

          SECTION 10.5. Assignments and Participations, etc. (1) Any Lender may, with the written consent of the Agent and the Issuing Lender, which consent shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Agent or the Issuing Lender shall be required in connection with any assignment and delegation by a Lender to an Eligible Assignee that is an Affiliate of such Lender or is then a Lender) (each an "Assignee") all, or any ratable part of all, of the Revolving Loans, the Commitments, the L/C Obligations and the other rights and obligations of such Lender hereunder, in a minimum amount of $5,000,000 (or such lesser amount if such amount represents the total Commitment of such Lender) or an integral multiple of $1,000,000 in excess thereof; provided, however, (a) that the Borrower and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Borrower and the Agent an Assignment and Acceptance in the form of Exhibit G attached hereto ("Assignment and Acceptance") and (iii) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $3,500, and (b) after giving effect to such assignment no Lender's Percentage shall exceed 25%.

          (2) From and after the date that the Agent notifies the assignor Lender that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

          (3) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

          (4) Any Lender may at any time sell to one or more commercial banks or other Persons not Affiliates of the Borrower (a "Participant") participating interests in any Revolving Loans, the Commitment of that Lender and the other interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (a) the originating Lender's obligations under this Agreement shall remain unchanged, (b) the originating Lender shall remain solely responsible for the performance of such obligations,
(c) the Borrower, the Issuing Lender and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents and (d) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Lenders as described in the proviso to Section 10.1. In the case of any such participation, the Participant shall not have any rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

          (5) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A or U.S. Treasury Regulation 31 CFR
(S)203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

          SECTION 10.6.  Costs, Expenses, and Taxes.  The Borrower agrees:

          (1) to pay within five Business Days after demand all reasonable costs and expenses of the Agent in connection with the preparation, execution, delivery, filing, recording, and administration of any of the Loan Documents, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent, and local counsel who may be retained by said counsel in connection with perfecting security interests, with respect thereto, and all costs and expenses of the Agent and any Lender, if any, in connection with the enforcement of any of the Loan Documents;

          (2) pay within five Business Days after demand any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, and recording of any of the Loan Documents and the other documents to be delivered under any such Loan Documents, and agrees to save the Agent harmless from and against any and all liabilities with respect to or resulting from any delay attributed to the Borrower in paying or omission to pay such taxes and fees;

          (3) pay or reimburse BAI (including in its capacity as Agent) within five Business Days after demand for all appraisal (including the reasonable allocated cost of internal appraisal services), audit, environmental inspection and review (including the allocated cost of such internal services), search and filing costs, fees and expenses, incurred or sustained by BAI (including in its capacity as Agent) in connection with the matters referred to under subsections
(1) and (2) of this Section 10.6.

          SECTION 10.7. Right of Setoff. Upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or the Revolving Notes or any other Loan Document, irrespective of whether or not the Agent shall have made any demand under this Agreement or the Revolving Notes or such other Loan Document and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such setoff and application; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section 10.7 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Lenders may have. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE, OR ATTEMPT TO EXERCISE, ANY RIGHT OF SET-OFF, BANKER'S LIEN, OR THE LIKE, AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF THE LENDER OR ANY SUBSIDIARY OF THE BORROWER HELD OR MAINTAINED BY THE LENDER WITHOUT THE PRIOR WRITTEN CONSENT OF THE REQUIRED LENDERS.

          SECTION 10.8. Governing Law. This Agreement and the Revolving Notes shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflict of laws provisions.

          SECTION 10.9. Severability of Provisions. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

          SECTION 10.10. Headings. Article and Section headings in the Loan Documents are included in such Loan Documents for the convenience of reference only and shall not constitute a part of the applicable Loan Documents for any other purpose.

          SECTION 10.11. SUBMISSION TO JURISDICTION; WAIVER OF VENUE. EACH OF THE BORROWER, ON BEHALF OF ITSELF AND EACH SUBSIDIARY, THE AGENT, THE DOCUMENTATION AGENT, AND EACH LENDER (1) (A) WITH RESPECT TO ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK, AND (B) WITH RESPECT TO ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY MORTGAGE, SUCH OTHER STATE COURT OR FEDERAL CIRCUIT COURT SITTING IN OR NEAREST TO THE COUNTY IN WHICH THE PROPERTY IN QUESTION SUBJECT TO SUCH MORTGAGE IS LOCATED AND EACH OF THE BORROWER, ON BEHALF OF ITSELF AND EACH SUBSIDIARY, THE AGENT, THE DOCUMENTATION AGENT, AND EACH LENDER HEREBY IRREVOCABLY AGREES

THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT OR SUCH OTHER STATE OR FEDERAL COURT SPECIFIED IN THIS SECTION 10.11 AND (2) AGREES NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST ANY OTHER PARTY TO THIS AGREEMENT, INCLUDING SUCH PARTY'S DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR PROPERTY OF ANY THEREOF, ARISING OUT OF OR RELATING TO THIS AGREEMENT, IN ANY COURT OTHER THAN AS HEREINABOVE SPECIFIED IN THIS SECTION 10.11. EACH OF THE BORROWER, ON BEHALF OF ITSELF AND EACH SUBSIDIARY, THE AGENT, THE DOCUMENTATION AGENT, AND EACH LENDER, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY SUCH ACTION OR PROCEEDING (WHETHER BROUGHT BY THE BORROWER, ANY SUBSIDIARY, THE AGENT, ANY LENDER OR OTHERWISE) IN ANY COURT HEREINABOVE SPECIFIED IN THIS SECTION 10.11 AS WELL AS ANY RIGHT IT MAY NOW OR HEREAFTER HAVE, TO REMOVE ANY SUCH ACTION OR PROCEEDING, ONCE COMMENCED, TO ANOTHER COURT ON THE GROUNDS OF FORUM NON CONVENIENS OR OTHERWISE. EACH OF THE BORROWER, ON BEHALF OF ITSELF AND EACH SUBSIDIARY, THE AGENT, THE DOCUMENTATION AGENT, AND EACH LENDER AGREES THAT A FINAL, NON-APPEALABLE JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

          SECTION 10.12. Borrower Indemnification. (1) Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify, defend and hold the Agent-Related Persons, and each Lender and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnitee") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Revolving Loans and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any insolvency proceeding or appellate proceeding) related to or arising out of this Agreement or the Revolving Loans (including without limitation the enforcement of this Agreement and any of the Loan Documents), or the use of the proceeds thereof whether or not any Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities resulting from the gross negligence or willful misconduct of such

Indemnitee. The agreements in this Section shall survive payment of all other Obligations.

          (2) (a) The Borrower shall indemnify, defend and hold harmless each Indemnitee, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Attorney Costs and the allocated cost of internal environmental audit or review services), which may be incurred by or asserted against such Indemnitee in connection with or arising out of any pending or threatened investigation, litigation or proceeding, or any action taken by any Person, with respect to any Environmental Claim arising out of or related to any property subject to a Mortgage in favor of the Agent or any Lender (all the foregoing, collectively, "Environmental Liabilities"). No action taken by legal counsel chosen by the Agent or any Lender in defending against any such investigation, litigation or proceeding or requested remedial, removal or response action shall vitiate or any way impair the Borrower's obligation and duty hereunder to indemnify and hold harmless the Agent and each Lender. Notwithstanding anything herein to the contrary, (A) neither the Borrower nor BCRE shall have any obligation hereunder to any Indemnitee with respect to (i) Environmental Liabilities resulting from the gross negligence or willful misconduct of such Indemnified person or (ii) any use, generation, storage, release, threatened release, discharge, disposal or presence in violation of any Environmental Laws of any Hazardous Substances introduced onto property subject to a Mortgage after any foreclosure of such Mortgage or any conveyance by BCRE in lieu of such foreclosure and (B) the Borrower's obligations under this Section 10.12(2) shall not be secured by the Tranche C Collateral.

          (b) In no event shall any site visit, observation, or testing by the Agent or any Lender (or any contractee of the Agent or any Lender) be deemed a representation or warranty that Hazardous Substances are or are not present in, on, or under, the site, or that there has been or shall be compliance with any Environmental Law. Neither the Borrower nor any other Person is entitled to rely on any site visit, observation, or testing by the Agent or any Lender. Neither the Agent nor any Lender owes any duty of care to protect the Borrower or any other Person against, or to inform the Borrower or any other party of, any Hazardous Substances or any other adverse condition affecting any site or property. Neither the Agent nor any Lender shall be obligated to disclose to the Borrower or any other Person any report or findings made as a result of, or in connection with, any site visit, observation, or testing by the Agent or any Lender.

          (3) Survival; Defense. The obligations in this Section 10.12 shall survive payment of all other Obligations. At the election of any Indemnitee, the Borrower shall defend such Indemnitee using legal counsel satisfactory to such Indemnitee in such Person's sole discretion, at the sole cost and expense of the Borrower. All amounts owing under this Section shall be paid within 30 days after demand.

          SECTION 10.13. WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT AND EACH OF THE LENDERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR UNDER ANY OTHER DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY; THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT ENTERING INTO THIS AGREEMENT.

          SECTION 10.14. SERVICE OF PROCESS. THE BORROWER, THE AGENT, AND THE LENDERS HEREBY IRREVOCABLY CONSENT TO SERVICE OF PROCESS BY MEANS OF CERTIFIED MAIL AT THE ADDRESS PROVIDED FOR IN SECTION 10.2. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF THE LENDERS, THE AGENT OR THE BORROWER TO SERVE SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

          SECTION 10.15. Facilities Agreement and Intercreditor Agreement. The Lenders hereby consent to the execution and delivery by the Agent of the Facilities Agreement and the Intercreditor Agreement (as such agreements are in effect on the Effective Date) and acknowledge and agree that they will be bound by the terms of the Facilities Agreement and the Intercreditor Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                        BOSTON CHICKEN, INC.


                        By: /s/ BERNADETTE DENAELEY
                            ---------------------------------
                            Name: Bernadette Denaeley
                            Title:

                        14103 Denver West Parkway
                        P.O. Box 4086
                        Golden, Colorado  80401-4086
                        Attn:  General Counsel

                        Telephone:  (303) 278-9500
                        Facsimile:  (303) 216-5339



                        BANK OF AMERICA ILLINOIS, as Agent


                        By: /s/ DAVID A. JOHANSON
                            ---------------------------------
                            Name: David A. Johanson
                            Title: Vice President

                        231 South LaSalle Street
                        Chicago, Illinois  60697
                        Attn:  David Johanson

                        Telephone:  (312) 828-3782
                        Facsimile:  (312) 974-0333



                        BANK OF AMERICA ILLINOIS,
                        as Issuing Lender


                        By: /s/ MARCIA CLAUSEN
                            ---------------------------------
                            Name: Marcia Clausen
                            Title: Vice President

                        231 South LaSalle Street
                        Chicago, Illinois  60697
                        Attn:  Marcia Clausen

                        Telephone:  (312) 828-3782
                        Facsimile:  (312) 974-0333

                        BANK OF AMERICA ILLINOIS, in its individual corporate capacity as a Lender


                        By: /s/ MARCIA CLAUSEN
                            ---------------------------------
                            Name: Marcia Clausen
                            Title: Vice President

                        231 South LaSalle Street
                        Chicago, Illinois  60697
                        Attn:  Marcia Clausen

                        Telephone:  (312) 828-3782
                        Facsimile:  (312) 974-0333



                        BANKERS TRUST COMPANY, as Documentation Agent and in its individual corporate capacity as a Lender


                        By: /s/ MARY KAY COYLE
                            ---------------------------------
                            Name:  Mary Kay Coyle
                            Title: Managing Director

                        130 Liberty Street
                        New York, New York 10006
                        Attn:  Mary Kay Coyle

                        Telephone: (212) 250-9094
                        Facsimile: (212) 250-7218



                        BANK BUMIPUTRA


                        By: /s/ ABDUL KADIR MAHMUD
                            ---------------------------------
                            Name: Abdul Kadir Mahmud
                            Title: General Manager


                        900 Third Ave., Suite 1100
                        New York, NY 10022
                        Attn:  Abdul Kadir Mahmud

                        Telephone: (212) 644-1280 ext. 246
                        Facsimile: (212) 644-1874

                        BANCO POPULAR DE PUERTO RICO


                        By: /s/ KURT LOZAW
                            ---------------------------------
                            Name:  Kurt Lozaw
                            Title: Assistant Vice President

                        7 West 51st Street
                        New York, NY 10019
                        Attn:  Kurt Lozaw

                        Telephone: (212) 445-1824
                        Facsimile: (212) 586-3537



                        HARRIS TRUST AND SAVINGS BANK


                        By: /s/ JOHN M. DILLON
                            ---------------------------------
                        Name:  John M. Dillon
                        Title: Vice President

                        111 West Monroe Street
                        Chicago, IL 60690
                        Attn:  John M. Dillon

                        Telephone: (312) 461-6780
                        Facsimile: (312) 461-2591



                        LASALLE NATIONAL BANK


                        By: /s/ JOHN C. THURSTON
                            ---------------------------------
                            Name: John C. Thurston
                            Title: Loan Officer

                        135 South LaSalle Street
                        Suite 211
                        Chicago, IL 60603
                        Attn:  John C. Thurston

                        Telephone: (312) 904-5487
                        Facsimile: (312) 904-6225

                        THE MITSUBISHI TRUST AND BANKING CORPORATION, Chicago Branch


                        By: /s/ AKIRA SUZUKI
                            ---------------------------------
                            Name:  Akira Suzuki
                            Title: Deputy General Manager

                        311 S. Wacker Drive
                        Suite 6300
                        Chicago, IL 60606
                        Attn:  Vicki L. Kamm

                        Telephone: (312) 408-6014
                        Facsimile: (312) 663-0863



                        SAKURA BANK


                        By: /s/ OFUSA SATO
                            ---------------------------------
                            Name: Ofusa Sato
                            Title: SVP & Assistant General Manager

                        616 S. Figueroa St., Suite 400
                        Los Angeles, CA 90071
                        Attn:  CREDIT

                        Telephone: (213) 489-6278
                        Facsimile: (213) 623-8692

                                  EXHIBIT A-1
                                  -----------

                           Form of Revolving A Note
                           ------------------------



$23,227,100                                                    December 9, 1996


     FOR VALUE RECEIVED, the undersigned promises to pay to the order of Bank of America Illinois, in its capacity as agent for the ratable benefit of the Lenders (as hereinafter defined) (the "Agent") at its principal office in Chicago, Illinois, the principal amount of $23,227,100 (Twenty Three Million Two Hundred Twenty Seven Thousand One Hundred Dollars) or, if less, the aggregate unpaid principal amount of all Revolving A Loans (as defined in the Credit Agreement hereinafter referenced) outstanding, as duly shown in the records of the Agent or, at the Agent's option, on the schedule attached hereto (and any continuation thereof), on the Termination Date.

     The undersigned also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

     Payments of both principal and interest are to be made in lawful money of the United States of America in immediately available funds.

     This Note is the Revolving A Note described in, and is subject to the terms and provisions of, the Secured Revolving Credit Agreement, dated as of December 9, 1996 (as the same may at any time be amended, modified or supplemented from time to time, the "Credit Agreement"), among the undersigned, the lenders who are or from time to time become party thereto (the "Lenders"), Bankers Trust Company, as documentation agent for the Lenders, and Bank of America Illinois, as Agent for the Lenders. Terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

     Reference is hereby made to the Credit Agreement for a statement of the prepayment rights and obligations of the undersigned and for a statement of the terms and conditions under which the due date of this Note may be accelerated. Upon the occurrence of any Event of Default as specified in the Credit Agreement, the principal balance hereof and the interest accrued hereon may be declared to be forthwith due and payable, and any indebtedness of the Lenders or other holder hereof to the undersigned may be appropriated and applied hereon.

     In addition to and not in limitation of the foregoing and the provisions of the Credit Agreement, the undersigned further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

     All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

     THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.


                              BOSTON CHICKEN, INC.



                              By:
                                  ------------------------
                              Name: Bernadette M. Dennehy
                              Title:  Vice President

THIS REVOLVING A NOTE IS SUBJECT TO THE TERMS OF THE INTERCREDITOR AGREEMENT DATED DECEMBER 9, 1996, AMONG BOSTON CHICKEN, INC., BANK OF AMERICA ILLINOIS AS AGENT FOR CERTAIN LENDERS, AND GENERAL ELECTRIC CAPITAL CORPORATION FOR ITSELF AND AS AGENT FOR CERTAIN LEASE PARTICIPANTS.

This is to certify that this is one of the Revolving Notes described in and secured by a Deed of Trust, Security Agreement and Fixture Filing, With Collateral Assignment of Rents and Leases dated as of even date herewith on property located in Hampton County, Virginia and by a Deed of Trust, Security Agreement and Fixture Filing, With Collateral Assignment of Rents and Leases dated as of even date herewith on property located in Prince William County, Virginia.



__________________________________
Notary Public

My Commission Expires:____________

Schedule attached to Revolving A Note dated December 9, 1996 of BOSTON CHICKEN, INC., payable to the order of Bank of America Illinois in its capacity as Agent for the ratable benefit of the Lenders.



Date of Loan,                         Interest
Continuation or Interest   Amount of  Rate Per   Amount of  Notation
Conversion       Period      Loan      Annum     Repayment  Made By
--------------- --------   ---------  --------   ---------  --------

                                  EXHIBIT A-2
                                  -----------

                           Form of Revolving B Note
                           ------------------------



$123,074,500                                                  December 9, 1996


     FOR VALUE RECEIVED, the undersigned promises to pay to the order of Bank of America Illinois, in its capacity as agent for the ratable benefit of the Lenders (as hereinafter defined) (the "Agent") at its principal office in Chicago, Illinois, the principal amount of $123,074,500 (One Hundred Twenty Three Million Seventy Four Thousand Five Hundred Dollars) or, if less, the aggregate unpaid principal amount of all Revolving B Loans (as defined in the Credit Agreement hereinafter referenced) outstanding, as duly shown in the records of the Agent or, at the Agent's option, on the schedule attached hereto (and any continuation thereof), on the Termination Date.

     The undersigned also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

     Payments of both principal and interest are to be made in lawful money of the United States of America in immediately available funds.

     This Note is the Revolving B Note described in, and is subject to the terms and provisions of, the Secured Revolving Credit Agreement, dated as of December 9, 1996 (as the same may at any time be amended, modified or supplemented from time to time, the "Credit Agreement"), among the undersigned, the lenders who are or from time to time become party thereto (the "Lenders"), Bankers Trust Company, as documentation agent for the Lenders, and Bank of America Illinois, as Agent for the Lenders. Terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

     Reference is hereby made to the Credit Agreement for a statement of the prepayment rights and obligations of the undersigned and for a statement of the terms and conditions under which the due date of this Note may be accelerated. Upon the occurrence of any Event of Default as specified in the Credit Agreement, the principal balance hereof and the interest accrued hereon may be declared to be forthwith due and payable, and any indebtedness of the Lenders or other holder hereof to the undersigned may be appropriated and applied hereon.

     In additional to and in limitation of the foregoing and the provisions of the Credit Agreement, the undersigned further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

     All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

     THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.


                                 BOSTON CHICKEN, INC.



                                 By:
                                    ------------------------
                                 Name: Bernadette M. Dennehy
                                 Title: Vice President


THIS REVOLVING B NOTE IS SUBJECT TO THE TERMS OF THE INTERCREDITOR AGREEMENT DATED DECEMBER 9, 1996, AMONG BOSTON CHICKEN, INC., BANK OF AMERICA ILLINOIS AS AGENT FOR CERTAIN LENDERS, AND GENERAL ELECTRIC CAPITAL CORPORATION FOR ITSELF AND AS AGENT FOR CERTAIN LEASE PARTICIPANTS.

This is to certify that this is one of the Revolving Notes described in and secured by a Deed of Trust, Security Agreement and Fixture Filing, With Collateral Assignment of Rents and Leases dated as of even date herewith on property located in Hampton County, Virginia and by a Deed of Trust, Security Agreement and Fixture Filing, With Collateral Assignment of Rents and Leases dated as of even date herewith on property located in Prince William County, Virginia.


-----------------------------------------
Notary Public

My Commission Expires:
                      --------------------

Schedule attached to Revolving B Note dated December 9, 1996 of BOSTON CHICKEN, INC., payable to the order of Bank of America Illinois in its capacity as Agent for the ratable benefit of the Lenders.



Date of Loan,                            Interest
Continuation or   Interest   Amount of   Rate Per   Amount of   Notation
Conversion         Period      Loan       Annum     Repayment   Made By
---------------   --------   ---------   --------   ---------   --------

                                  EXHIBIT A-3

                           Form of Revolving C Note


$3,698,400                                                      December 9, 1996


     FOR VALUE RECEIVED, the undersigned promises to pay to the order of Bank of America Illinois, in its capacity as agent for the ratable benefit of the Lenders (as hereinafter defined) (the "Agent") at its principal office in Chicago, Illinois, the principal amount of $3,689,400 (Three Million Six Hundred Eighty Nine Thousand Four Hundred Dollars) or, if less, the aggregate unpaid principal amount of all Revolving C Loans (as defined in the Credit Agreement hereinafter referenced) outstanding, as duly shown in the records of the Agent or, at the Agent's option, on the schedule attached hereto (and any continuation thereof), on the Termination Date.

     The undersigned also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

     Payments of both principal and interest are to be made in lawful money of the United States of America in immediately available funds.

     This Note is the Revolving C Note described in, and is subject to the terms and provisions of, the Secured Revolving Credit Agreement, dated as of December 9, 1996 (as the same may at any time be amended, modified or supplemented from time to time, the "Credit Agreement"), among the undersigned, the lenders who are or from time to time become party thereto (the "Lenders"), Bankers Trust Company, as documentation agent for the Lenders, and Bank of America Illinois, as Agent for the Lenders. Terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

     Reference is hereby made to the Credit Agreement for a statement of the prepayment rights and obligations of the undersigned and for a statement of the terms and conditions under which the due date of this Note may be accelerated. Upon the occurrence of any Event of Default as specified in the Credit Agreement, the principal balance hereof and the interest accrued hereon may be declared to be forthwith due and payable, and any indebtedness of the Lenders or other holder hereof to the undersigned may be appropriated and applied hereon.

     In addition to and not in limitation of the foregoing and the provisions of the Credit Agreement, the undersigned further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

     All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

     THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

                         BOSTON CHICKEN, INC.



                         By:
                            -------------------------------------------------
                         Name:       Bernadette M. Dennehy
                         Title:      Vice President


THIS REVOLVING C NOTE IS SUBJECT TO THE TERMS OF THE INTERCREDITOR AGREEMENT DATED DECEMBER 9, 1996, AMONG BOSTON CHICKEN, INC., BANK OF AMERICA ILLINOIS AS AGENT FOR CERTAIN LENDERS, AND GENERAL ELECTRIC CAPITAL CORPORATION FOR ITSELF AND AS AGENT FOR CERTAIN LEASE PARTICIPANTS.

Schedule attached to Revolving C Note dated December 9, 1996 of BOSTON CHICKEN, INC., payable to the order of Bank of America Illinois in its capacity as Agent for the ratable benefit of the Lenders.


Date of Loan,                            Interest
Continuation or   Interest   Amount of   Rate Per   Amount of   Notation
Conversion        Period       Loan       Annum     Repayment   Made By
---------------   --------   ---------   --------   ---------   --------

                                   EXHIBIT B
                                   ---------

                           Form of Borrowing Request
                           -------------------------



Bank of America Illinois
  as Agent for the Lenders
231 South LaSalle Street
Chicago, Illinois 60697

Attention: _________________

Ladies and Gentlemen:

          This Borrowing Request is delivered to you pursuant to Sections 2.2(1) of the Secured Revolving Credit Agreement, dated as of December 9, 1996 (as amended or modified, the "Credit Agreement"), among Boston Chicken, Inc., a Delaware corporation (the "Borrower"), the lenders that are or from time to time become party thereto (the "Lenders"), Bankers Trust Company, as documentation agent for the Lenders, and Bank of America Illinois, as agent for the Lenders (in such capacity, the "Agent"). Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the Credit Agreement.

          The Borrower hereby requests that a Revolving Loan be made in the aggregate principal amount of $_________ on _________, 199_ as a [Floating Rate Loan] [Eurodollar Loan having an Interest Period of _______months].

          The Borrower hereby certifies and warrants that on the date the Revolving Loan requested hereby is made, after giving effect to the making of such Revolving Loan:

          (a) No Default or Event of Default has occurred and is continuing or will result from the borrowing of such Revolving Loan.

          (b) The representations and warranties of the Borrower contained in the Credit Agreement, in Article II of the Facilities Agreement and in each other Loan Document are correct in all material respects on and as of the date of such Revolving Loan as though made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date).

          (c) The Borrower is in compliance with Section 3.10 of the Facilities Agreement.

          The Borrower agrees that if prior to the time of the Revolving Loan requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Agent. Except to the extent, if any, that prior to the time of the Revolving Loan requested hereby the Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Revolving Loan as if then made.

          Please make the proceeds of the Revolving Loan available in accordance with the instructions previously provided to you or as set forth on Annex I attached hereto.

          The Borrower has caused this Borrowing Request to be executed and delivered, and the certification and warranties contained herein to be made, by an Authorized Officer this ____ day of _____________, 199__.

                                            BOSTON CHICKEN, INC.


                                            By:_______________________________
                                            Name:  Bernadette M. Dennehy
                                            Title:  Vice President

                                    ANNEX I

                                 Instructions
                                 ------------

                                   EXHIBIT C
                                   ---------

                    Form of Continuation/Conversion Notice
                    --------------------------------------


Bank of America Illinois
  as Agent for the Lenders
231 South LaSalle Street
Chicago, Illinois 60697

Attention: __________________

Ladies and Gentlemen:

               This Continuation/Conversion Notice is delivered to you pursuant to Section 2.2(2) of the Secured Revolving Credit Agreement, dated as of December 9, 1996 (as amended or modified, the "Credit Agreement"), among Boston Chicken, Inc., a Delaware corporation (the "Borrower"), the lenders that are or from time to time become party thereto (the "Lenders"), Bankers Trust Company, as documentation agent for the Lenders, and Bank of America Illinois, as agent for the Lenders (in such capacity, the "Agent"). Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the Credit Agreement.

               The Borrower hereby requests that on ________________, 199__,

          (1) $___________ of the presently outstanding principal amount of the Revolving Loans originally made on __________, 199_,

          (2) and all presently being maintained as [Floating Rate Loans] [Eurodollar Loans],

          (3)  be [converted into] [continued as],

          (4)  [Floating Rate Loans] [Eurodollar Loans having an
     Interest Period of ____________ months].

          The Borrower hereby certifies and warrants that on the date the conversion or continuation herein requested is made, after giving effect to the making of such conversion or continuation:

          (a) No Default or Event of Default has occurred and is continuing or will result from the conversion or continuation herein requested.

          (b) The representations and warranties of the Borrower contained in the Credit Agreement, in Article II of the Facilities Agreement and in each other Loan Document are correct in all material respects on and as of the date of such conversion or continuation requested hereby as though made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date).

          (c) The Borrower is in compliance with Section 3.10 of the Facilities Agreement.

          Except to the extent, if any, that prior to the time of the continuation or conversion requested hereby the Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed to be certified at the date of such continuation or conversion as if then made.

          The Borrower has caused this Continuation/Conversion Notice to be executed and delivered, and the certification and warranties contained herein to be made, by an Authorized Officer this ___ day of _________, 199_.

                                          BOSTON CHICKEN, INC.


                                          By:_______________________________
                                          Name: Bernadette M. Dennehy
                                          Title: Vice President

                                                                      EXHIBIT D1

(212) 373-3000
(212) 757-3990

                               December 13, 1996


The Agent, the Documentation Agent and
  each of the Lenders party to
  the Secured Revolving Credit
  Agreement referred to below
c/o Bank of America Illinois, as Agent
231 South LaSalle Street
Chicago, Illinois  60697


Ladies and Gentlemen:

          We have acted as special counsel to Boston Chicken, Inc., a Delaware corporation (the "Borrower"), BC Real Estate Investments, Inc., a Delaware
                  --------
corporation ("BCRE"), Mid-Atlantic Restaurant Systems, Inc., a Delaware
              ----
corporation ("Mid-Atlantic, Inc."), and Mid-Atlantic Restaurant Systems L.P., a
              ------------------
limited partnership formed under the laws of the State of Delaware ("Mid-
                                                                     ---
Atlantic L.P." and, together with the Borrower, BCRE and Mid-Atlantic, Inc., the
-------------
"Principal Parties"), in connection with the transactions contemplated by the
 -----------------
Secured Revolving Credit Agreement dated as of December 9, 1996 among the Borrower, the lenders from time to time party thereto (the "Lenders"), Bankers
                                                            -------
Trust New York

The Agent, the Documentation Agent                                             2
  and each of the Lenders

Corporation, as documentation agent for the Lenders (the "Documentation Agent"),
                                                          --------------------
and Bank of America Illinois, as agent for the Lenders (the "Agent") (the
                                                             -----
"Credit Agreement"). Capitalized terms used herein and not otherwise defined
 ----------------
have the respective meanings given those terms in the Credit Agreement. This opinion is being furnished to you at the request of the Borrower.

          In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents, each dated as of December 9, 1996, unless otherwise indicated (collectively, the "Transaction Documents;" and the Transaction Documents,
                    ---------------------
excluding (v) below, the "Operative Documents"):
                          -------------------

          (i)    The Credit Agreement;

          (ii) The Revolving A Note of the Borrower delivered pursuant to the Credit Agreement;

          (iii) The Revolving B Note of the Borrower delivered pursuant to the Credit Agreement;

          (iv) The Revolving C Note of the Borrower delivered pursuant to the Credit Agreement;

          (v) The Form of Mortgage, in the form of Exhibit E to the Credit Agreement;

The Agent, the Documentation Agent                                             3
 and each of the Lenders

          (vi) The Facilities Agreement among the Borrower, the Agent and General Electric Capital Corporation for itself and as agent for certain Lease Participants;

          (vii) The Pledge Agreement made by the Borrower and Mid-Atlantic, Inc. in favor of the Agent, in its capacity as Collateral Agent (the "Collateral Agent") (the "Pledge Agreement");
                       ----------------         ----------------

          (viii) The Guaranty made by Mid-Atlantic L.P. in favor of the Agent (the "Mid-Atlantic L.P. Guaranty");
                       --------------------------

          (ix) The Guaranty made by Mid-Atlantic, Inc. in favor of the Agent (the "Mid-Atlantic, Inc. Guaranty"); and
                       ---------------------------

          (x) The Guaranty made by BCRE in favor of the Agent (together with the Mid-Atlantic L.P. Guaranty and the Mid-Atlantic, Inc. Guaranty, the "Guaranties").
                                ----------

          In addition, we have examined such certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions hereinafter expressed.

          In our examination of the aforesaid documents, we have assumed, without independent investigation, (i) the genuineness of all signatures; (ii) the enforceability of the Transaction Documents against each party thereto other than the Principal Parties; (iii) the authenticity of all documents submitted to us as originals;

The Agent, the Documentation Agent                                             4
 and each of the Lenders

(iv) the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents and the authenticity of all such latter documents;
(v) the necessary power and authority of each Principal Party to execute, deliver and perform its obligations under each of the Transaction Documents to which it is a party; (vi) the due authorization, execution and delivery of the Transaction Documents by each party thereto; (vii) the legal capacity of all individuals who have executed any of the documents; and (viii) that there are not agreements between any of the parties to the Transaction Documents which would alter any of the agreements set forth in the Transaction Documents.

          In expressing the opinions set forth herein, we have relied upon the factual matters contained in the representations and warranties of the Principal Parties made in the Transaction Documents and upon certificates of public officials and officers of the Principal Parties.

          Based upon the foregoing, and subject to the assumptions, exceptions and qualifications set forth herein, we are of the opinion that:

          1. The Operative Documents constitute the legal, valid and binding obligations of each Principal Party which is a party thereto, enforceable against such Principal Party in accordance with the terms thereof.

The Agent, the Documentation Agent                                             5
 and each of the Lenders

          2. The execution and delivery by each Principal Party of each of the Transaction Documents to which it is a party and the consummation by such Principal Party of the transactions contemplated thereby do not violate or result in a breach of or default under any applicable law or regulation of the United States (including Regulation U of the Board of Governors of the Federal Reserve System of the United States) or the State of New York.

          3. Except for filings which are necessary to perfect the security interests granted under the Operative Documents and such other filings, authorizations or approvals specifically contemplated by the Operative Documents, no authorizations or approvals of, and no filings with, any governmental or regulatory authority or agency of the United States or the State of New York are necessary for the execution, delivery or performance by any Principal Party of the Operative Documents to which it is a party.

          4. Assuming that the Lenders, the Documentation Agent and the Agent are entering into the Credit Agreement, General Electric Capital Corporation, for itself and as agent for certain Participants (the "Lessor"), is entering
                                                       ------
into Master Lease Agreement No. 2 dated as of December 9, 1996 between the Lessor, as lessor, and the Borrower, as lessee (the "Lease"), the Lessor and the
                                                     -----
Lease Participants (as defined in the Intercreditor Agreement) are entering into the Participation Agreement (as defined in the Intercreditor Agreement), the Agent and the Lessor are entering

The Agent, the Documentation Agent                                             6
 and each of the Lenders

into the Intercreditor Agreement and the Collateral Agent is entering into the Pledge Agreement, in each case, in good faith without notice of any adverse claims to the partnership interests of Mid-Atlantic L.P. listed on Item A of Attachment I to the Pledge Agreement (the "Pledged Units") and after giving
                                           -------------
effect (x) to the transfer of the Existing BAI Letters of Credit and the Borrower's reimbursement obligations with respect thereto from the Amended and Restated Credit Agreement dated as of May 18, 1994 among the Borrower, the Agent and the lenders party thereto (the "Amended and Restated Credit Agreement") to
                                    -------------------------------------
the Credit Agreement on the date hereof, and (y) to the funding of the Lease Assets (as defined in the Lease) pursuant to the Lease on the date hereof, the Collateral Agent has a valid security interest to secure the Secured Obligations (as defined in the Pledge Agreement) in all right, title and interest of the Borrower and Mid-Atlantic, Inc. in and to such Pledged Units.

          5. Assuming that (i) the Collateral Agent has, at the date hereof, possession of the instruments representing the notes listed on Item B of Attachment I to the Pledge Agreement (the "Pledged Notes") in the State of New
                                           -------------
York and maintains continuous possession of such Pledged Notes in the State of New York and (ii) the Lenders, the Documentation Agent and the Agent are entering into the Credit Agreement, the Lessor is entering into the Lease, the Lessor and the Lease Participants are entering into the Participation Agreement, the Agent and the Lessor are entering into the Intercreditor Agreement and the Collateral Agent is entering into

The Agent, the Documentation Agent                                             7
 and each of the Lenders

the Pledge Agreement, in each case, in good faith without notice of any adverse claim to such Pledged Notes, and after giving effect (x) to the transfer of the Existing BAI Letters of Credit and the Borrower's reimbursement obligations with respect thereto from the Amended and Restated Credit Agreement to the Credit Agreement on the date hereof (y) to the funding of Lease Assets pursuant to the Lease on the date hereof, the Collateral Agent has a valid and perfected security interest, for the benefit of the Creditors (as defined in the Pledge Agreement) to secure the Secured Obligations in all right, title and interest of the Borrower and Mid-Atlantic, Inc. in and to such Pledged Notes which security interest has priority over any other security interest in the Pledged Notes which can be perfected by possession under the NY-UCC.

          The foregoing opinions are subject to the following assumptions, exceptions and qualifications:

          (a) The enforceability of the Operative Documents may be: (i) subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally; (ii) subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity); and (iii) subject to the qualification that certain remedial provisions of the Operative Documents are or may be unenforceable in whole or in part under the laws of the State of New York, but the inclusion of such

The Agent, the Documentation Agent                                             8
 and each of the Lenders

provisions does not make the remedies afforded by such Operative Documents inadequate for the practical realization of the rights and benefits purported to be provided thereby except for the economic consequences resulting from any delay imposed by, or any procedure required by, applicable New York laws, rules, regulations and court decisions and by constitutional requirements in and of the State of New York.

          (b) We express no opinion as to: (i) the enforceability of any provisions in the Guaranties purporting to preserve and maintain the liability of any party thereto despite the fact that the guarantied debt is unenforceable due to illegality or the fact that the obligee has voluntarily released the primary obligor's liability on the guaranteed debt; (ii) the enforceability of any provisions contained in the Operative Documents that purport to establish (or may be construed to establish) evidentiary standards; (iii) the enforceability of any provisions contained in the Operative Documents that constitute waivers which are prohibited under the Uniform Commercial Code of the State of New York (the "NY-UCC") or any other New York law or which provide that
                        ------
certain terms thereof may be waived or modified only in writing; (iv) the enforceability of clauses waiving trial by jury; or (v) the availability of specific performance.

          (c) In giving the opinions set forth in paragraphs 4 and 5 above, we express no opinion as to: (i) any person's right, title or interest in or to

The Agent, the Documentation Agent                                             9
 and each of the Lenders

any Pledged Units or Pledged Notes, as the case may be, or the description of such Pledged Units or Pledged Notes, as the case may be, in the Credit Agreement or the Pledge Agreement; (ii) the laws of any other state or the perfection and effect of perfection or non-perfection of a security interest in the Pledged Units or Pledged Notes subject to the laws of any state other than New York;
(iii) the perfection of security interests in fixtures, equipment used in farming operations, farm products, consumer goods, timber or minerals or the like, or accounts resulting from the sale of equipment used in farming operations, farm products, consumer goods, timber or minerals or the like; or
(iv) the creation, validity, perfection, priority or enforceability of any security interest sought to be created in any patents, trademarks, trade names, service marks, copyrights, deposit accounts, insurance policies, real property or any other items of property to the extent that a security interest therein is excluded from the coverage of Article 9 of the NY-UCC. In addition, except as specifically set forth in paragraph 5 above, we express no opinion as to the perfection or priority of any security interest.

          (d) We wish to point out that, in the case of proceeds (as defined in Article 9 of the NY-UCC), the continuation of perfection of any security interest therein (i) is limited to the extent set forth in Section 9-306 of the NY-UCC, and (ii) if such proceeds consist of property in which a perfected security interest cannot be obtained or maintained by the filing of UCC-1 financing statements in filing

The Agent, the Documentation Agent                                            10
 and each of the Lenders

offices located within the State of New York will require additional compliance with applicable provisions of the NY-UCC.

          (e) We call to your attention the fact that (i) Article 9 of the NY-UCC requires the filing of continuation statements within the period of six months prior to the expiration of each five year period from the date of the original filing of financing statements, as applicable, in order to maintain the effectiveness of the filings referred to in this opinion, and (ii) additional filings may be necessary if any debtor changes its name, identity or corporate structure or the jurisdictions in which its places of business, its chief executive office or the Pledged Property (as defined in the Pledge Agreement) are located.

          Our opinions expressed above are limited to the laws of the State of New York and the Federal laws of the United States (other than (i) any Federal or state franchising laws and (ii) any Federal or state securities laws). Our opinions are rendered only with respect to the laws, and the rules, regulations and orders thereunder, which are currently in effect.

The Agent, the Documentation Agent                                            11
 and each of the Lenders

          This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Credit Agreement and may not be circulated to, or relied upon by, any other person, except that this letter may be circulated to any prospective Lender and may be relied upon by (i) any person who, in the future, becomes a Lender or (ii) the Lessor.

                                   Very truly yours,



                                   PAUL, WEISS, RIFKIND, WHARTON & GARRISON

                                                                      EXHIBIT D2

                               December __, 1996


To:  The Agent and each Lender party
     to the Credit Agreement referred to
     below, c/o
     Bank of America Illinois, as Agent
     231 South LaSalle Street
     Chicago, IL 60697

     Re:  Boston Chicken, Inc.

Ladies and Gentlemen:

     I have served as general counsel to Boston Chicken, Inc., a Delaware corporation (the "Borrower"), and as counsel to Mid-Atlantic Restaurant Systems, Inc., a Delaware corporation ("MidAtlantic Inc."), Mid-Atlantic Restaurant Systems L.P., a Delaware limited partnership ("MidAtlantic LP"), and BC Real Estate Investments, Inc., a Delaware corporation ("BCRE"; together with the Borrower, MidAtlantic Inc. and MidAtlantic LP, collectively the "Credit Parties" and individually, a "Credit Party"), in connection with the Secured Revolving Credit Agreement dated as of December ___, 1996 (the "Credit Agreement") among the Borrower, the lenders named therein (the "Lenders"), Bankers Trust New York Corporation, as documentation agent for the Lenders, and Bank of America Illinois, as agent for the Lenders (in such capacity, the "Agent") and the other Loan Documents referred to below. This opinion is rendered to you pursuant to
SECTION 5.1(8) of the Credit Agreement. Capitalized terms used without definition in this opinion have the meanings given to them in the Credit Agreement.

     In connection with this opinion, I have, or an attorney under my supervision has, reviewed originals, or copies certified or otherwise identified to our satisfaction, of the following documents, each dated as of the date hereof:

          (i) the following, collectively called the "Loan Documents": the Credit Agreement;
               the Revolving Notes;
               the Facilities Agreement;
               the Mortgages;

               the Pledge Agreement;
               the Intercreditor Agreement;
               the Guarantee of BCRE;
               the Guarantee of MidAtlantic Inc.; and
               the Guarantee of MidAtlantic LP;

          (ii) A certificate of the Assistant Secretary of each Credit Party certifying as to (A) the Articles of Incorporation and By-laws (or the functional equivalent thereof) of such Credit Party (the "Basic Documents"), and (B) Resolutions by the Board of Directors (or functional equivalent thereof) of such Credit Party;

          (iii)Copies of those indentures, loan or credit agreements, leases, guarantees, mortgages, security agreements, bonds, notes and other agreements or instruments (the "Other Agreements"), and orders, writs, judgments, awards, injunctions and decrees (the "Court Orders"), which affect or purport to affect the Borrower's right to borrow money or to undertake and perform such Credit Party's obligations under the Loan Documents.

     We have also examined originals or copies of other corporate documents and records, and other certificates, opinions and instruments as we have deemed necessary as a basis for the opinions expressed below.

     In the examination of the aforesaid documents, I have assumed, without independent investigation, the genuineness of all signatures (other than the Credit Parties), the enforceability of the Loan Documents against each party thereto, the legal capacity of all individuals who have executed any of the Loan Documents, the authenticity of all documents submitted to me as originals, the conformity to the original documents of all documents submitted to me as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents and the authenticity of all such latter documents.

     In expressing the opinions set forth herein, I have relied upon the factual matters contained in the representations and warranties of the Credit Parties made in the Loan Documents and upon certain certificates of public officials and officers of the Credit Parties.

     Based upon the foregoing, and subject to the assumptions, exceptions and qualifications set forth herein, I am of the opinion that:

          1. Each of the Credit Parties is a corporation or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Credit Parties is duly qualified to transact business in each jurisdiction where the nature of its business makes such qualification necessary or the failure of such Credit Party to be so qualified would have a material adverse effect on the financial condition or operations of the Borrower and its subsidiaries taken as a whole.

          2. Each of the Credit Parties has the power to execute, deliver and perform the terms and provisions of each of the Loan Documents to which it is a party and has taken all necessary action to authorize the execution, delivery and performance by it of each of such Loan Documents and each of the Credit Parties has duly executed and delivered each Loan Document to which it is a party.

          3. The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party, and compliance by such Credit Party with the terms and provisions thereof, will not (i) violate any provision of any existing law, statute, rule or regulation of the State of Colorado or the General Corporation Law of the State of Delaware (the "GCL") now binding on such Credit Party, (ii) result in any breach of, or constitute a default under, any of the Other Documents and Court Orders to which such Credit Party is a party, or (iii) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Credit Party pursuant to the terms of any of the Other Agreements and Court Orders to which such Credit Party is a party, or (iv) contravene or conflict with the Basic Documents of such Credit Party.

          4. To the best of my knowledge, there are no actions or proceedings pending or overtly threatened before any court, governmental agency or arbitrator which I reasonably believe are likely to affect the legality, validity, binding effect or enforceability of any of the Loan Documents.

          5. None of the Credit Parties and none of their respective Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          6. None of the Credit Parties and none of their subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          7. The number of partnership units issued and outstanding of MidAtlantic L.P. is as set forth on ANNEX I. All partnership units of MidAtlantic L.P. owned by the Borrower or MidAtlantic Inc., as the case may be, are free and clear of all liens, claims, limitations on voting rights, options, security interests and other encumbrances, other than those liens, claims, security interests, and other encumbrances, arising or created pursuant to the Loan Documents.

     The opinions expressed above are limited to the laws of the State of Colorado, and the GCL. The opinions are rendered only with respect to the laws, and the rules, regulations and orders thereunder, which are currently in effect.

     This opinion is given for the benefit of, and may be relied on by, the addressee, the Lenders and its and their permitted successors and assigns. This opinion relates solely as of the date hereof and I assume no obligation to update or supplement this opinion.

                              Very truly yours,



                              By: ________________________________
                                  Donald J. Bingle
                                  General Counsel

                                                                       EXHIBIT E

                     MORTGAGE AND SECURITY AGREEMENT WITH
                        COLLATERAL ASSIGNMENT OF RENTS

                                  AND LEASES


     THIS MORTGAGE AND SECURITY AGREEMENT WITH COLLATERAL ASSIGNMENT OF RENTS AND LEASES (this "Mortgage") is being executed and delivered this _____ day of December, 1996, by BC REAL ESTATE INVESTMENTS, INC., a Delaware corporation ("BCRE"), whose business address is 14103 Denver West Parkway, Golden, Colorado 80401, to BANK OF AMERICA ILLINOIS, as Collateral Agent (as such term is defined in the Increditor Agreement referred to below) (herein, together with its successors and assigns in such capacity, the "Collateral Agent"), whose business address is 231 South LaSalle Street, Chicago, Illinois 60697.

                               R E C I T A L S :
                               - - - - - - - -

     WHEREAS, concurrently herewith, Boston Chicken, Inc., a Delaware corporation ("Company") is entering into that certain Secured Revolving Credit Agreement dated as of even date herewith (as amended, supplemented, modified, restated, refinanced, refunded or renewed from time to time in accordance with the terms of the Intercreditor Agreement referred to below, the "Credit Agreement") among Company, the financial institutions from time to time party thereto (the "Lenders"), Bank of America Illinois, as letter of credit issuing bank (in such capacity, the "Issuing Lender") and as Agent for Lenders ("Loan Agent"), and Bankers Trust New York Corporation, as Documentation Agent, pursuant to which Company has executed and delivered to Loan Agent [that certain Revolving A Note dated as of even date herewith in the original principal amount of Twenty Three Million Two Hundred Twenty Seven Thousand One Hundred Dollars ($23,227,100) (the "Revolving A Note")], [that certain Revolving B Note dated as of even date herewith in the original principal amount of One Hundred Twenty Three Million Seventy Four Thousand Five Hundred Dollars ($123,074,500) (the "Revolving B Note")], and [that certain Revolving C Note dated as of even date herewith in the original principal amount of Three Million Six Hundred Ninety Eight Thousand Four Hundred Dollars ($3,698,400) (the "Revolving C Note")], ([Revolving A Note], [Revolving B Note], [Revolving C Note], together with all notes delivered in renewal, substitution or exchange of all or any thereof, are hereinafter referred to as the "Revolving Notes"), together with interest to accrue thereon as in the Revolving Notes provided and a maturity date, if not sooner paid or accelerated, of December 1, 1999;

     WHEREAS, concurrently herewith, Company is entering into that certain Master Lease Agreement No. 2 dated as of even date herewith (as amended, supplemented, modified, restated, refinanced, refunded or renewed from time to time in accordance with the terms of the Intercreditor Agreement, the "1996 Master Lease Agreement") between Company and General Electric Capital Corporation, for itself and as agent for the Lease Participants referred to below (in its individual capacity, "GECC"; and in such dual capacity, the "Lease Agent") and as agent for Loan Agent, in the original principal amount of Three Hundred Million Dollars ($300,000,000), together with interest to accrue thereon as in the 1996 Master Lease Agreement provided and a maturity date, if not sooner paid or accelerated, of January 1, 2002;

     WHEREAS, on the date hereof and/or from time to time hereafter, subject to the terms of the 1996 Master Lease Agreement, GECC may convey to certain financial institutions (the "Lease Participants") participating interests in its rights, duties and obligations under the 1996 Master Lease Agreement;


     WHEREAS, concurrently herewith, Company, Loan Agent and Lease Agent are entering into that certain Intercreditor Agreement dated as of even date herewith (as the same may be amended, restated or renewed from time to time in whole or in part, the "Intercreditor Agreement") which sets forth certain agreements among the Lenders, Issuing Lender, Loan Agent, Lease Agent and the Lease Participants (collectively, the "Creditors") with respect to, among other things, voting rights and collateral issues;

     WHEREAS, concurrently herewith, Company, Loan Agent and Lease Agent are entering into that certain Facilities Agreement dated as of even date herewith (as the same may be amended, restated or renewed from time to time in whole or in part, the "Facilities Agreement;" any capitalized term used in this Mortgage and not otherwise defined herein shall have the same meaning assigned to such term in the Facilities Agreement) which sets forth certain agreements among them with respect to the obligations and covenants common to the Loan Documents and the 1996 Lease Documents;

     WHEREAS, BCRE is a Subsidiary of Company;

     WHEREAS, pursuant to the terms of the Facilities Agreement, BCRE is required to execute and deliver guaranties in favor of Loan Agent and in favor of Lease Agent (the "Guaranties") and this Mortgage;

     WHEREAS, pursuant to the terms of the Intercreditor Agreement, Loan Agent and Lease Agent have appointed Collateral Agent as their agent for the purposes of administering this Mortgage and holding and disposing of the Property (as hereinafter defined) in accordance with the terms thereof; and

     NOW, THEREFORE, BCRE, to secure/1/ payment of the indebtedness and sums due or to become due pursuant to the Credit Documents (which term includes the Guaranties and this Mortgage), and the performance of the covenants herein and therein contained to be performed, kept and observed by BCRE and Company, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby IRREVOCABLY MORTGAGE, GRANT, CONVEY, ASSIGN AND TRANSFER unto COLLATERAL AGENT, the real estate situated in the County of ____________________ and State of ____________________, as more particularly described in Exhibit A attached hereto and made a part hereof;

     TOGETHER with all easements, rights of way, licenses, privileges, tenements, hereditaments and appurtenances belonging thereto, all minerals, oil, gas and hydrocarbon substances located on or thereunder, all development rights, air rights, water, water rights and water stock relating thereto, and all rents, issues, proceeds and profits therefrom, including all right, title, estate and interest of BCRE therein at law or in equity;

     TOGETHER with all improvements now or hereafter erected thereon and all materials intended for construction, alteration and repair of such improvements now or hereafter erected thereon, all of which materials shall be deemed to be included within the real estate immediately upon the delivery thereof to the premises, and also all machinery, apparatus, equipment, systems and fixtures now or hereafter located in or upon or affixed to said real estate or any part thereof, owned or hereafter acquired by BCRE and used or useable in connection with any present or future operation of the improvements on the real estate, including all heating, lighting, refrigerating, ventilating, air conditioning, air cooling, lifting, fire extinguishing, plumbing, cleaning, communications, and power equipment, systems and apparatus; all gas, water and electrical equipment, systems and apparatus; all engines, motors, tanks, pumps, screens, storm doors, storm windows, shades, blinds, awnings, floor coverings, cabinets, partitions, conduits, ducts and compressors, and all items of furniture, furnishings, equipment and personal property owned by BCRE and used in the operation of said real estate, excluding, however, all items of furniture, furnishings, equipment and personal property leased under the 1995 Lease Documents or the 1996 Lease Documents (the "Excluded Property");

     TOGETHER WITH all of the rights and claims of BCRE, wherever located and whether now or hereafter owned by, existing in favor of, in the possession of or in the control of BCRE, including: all accounts, accounts receivable, security deposits, writings evidencing a monetary obligation, contract rights and other creditor's interests with respect to the property conveyed hereby; all contracts relating to the use, operation, occupation, maintenance, repair or construction of the property conveyed hereby; all permits, licenses, franchises benefitting the property conveyed hereby, together with the benefit of any deposits

_________________________
/1/    Description of obligations secured to be amended depending on Revolving
Notes secured, one-action and other state law limitations.

or payments now or hereafter made by BCRE or on its behalf in connection with the foregoing; and all books and records, including all lease documents, relating to the property conveyed hereby.

     TOGETHER WITH all judgments, awards of damages or settlements related to and all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including proceeds of insurance and/or condemnation, and all products, additions, accessions, attachments, parts, replacements and substitutes therefor.

     ALL OF THE FOREGOING, taken together with the real estate (but exclusive of the Excluded Property), are hereinafter sometimes collectively or severally, as the context requires, referred to as the "Property". It is understood and agreed that all such machinery, equipment, apparatus, goods, systems and fixtures that are or will become a part of the real estate are acknowledged to be a portion of the security for the indebtedness secured hereby and covered by this Mortgage; and as to any of the aforesaid property which does not so form a part of the real estate or does not constitute a "Fixture" as defined in the Uniform Commercial Code of the State of ____________________ (or, if the security interest in any of such property is governed by the law of a State other than ____________________, then, as to the matter in question, the Uniform Commercial Code in effect in that State, in any case, the "Code"), this Mortgage is hereby deemed to be a Security Agreement under the Code for the purpose of creating a continuing security interest in such property, which BCRE hereby grants to Collateral Agent as "Secured Party" (as defined in the Code).

     TO HAVE AND TO HOLD the Property unto Collateral Agent, its successors and assigns, forever, for the uses and purposes set forth herein. BCRE represents that at the time of the execution and delivery of this Mortgage it holds a good and valid fee title to that portion of the Property which is real estate and good and valid title to that portion of the Property for which a security interest pursuant to the Code has been granted to Collateral Agent; that it has the right and power to grant, mortgage, and convey the same in the manner and form herein provided; that the actions required to authorize the execution, delivery and performance of this Mortgage have been taken; that the Property is free from all Liens whatsoever excepting only the lien of general real estate taxes not yet due and payable, Liens permitted pursuant to the terms of the Facilities Agreement, and any declarations, easements or restrictions listed in a schedule of exceptions to coverage in any title insurance policy insuring Collateral Agent's interest in the Property, and that BCRE will defend the rights and privileges accruing to Collateral Agent on account of this Mortgage forever against all lawful claims and demands whatsoever.

     THIS MORTGAGE IS GIVEN TO SECURE/2/: (1) payment of the indebtedness evidenced by the Revolving Notes and the 1996 Master Lease Agreement and such other sums as may become due and payable pursuant to the terms of the Credit Documents; and (2) the performance of the covenants, conditions and agreements contained in the Credit Documents.

     NOTWITHSTANDING ANYTHING CONTAINED ABOVE OR IN ANY OTHER PROVISION OF THIS MORTGAGE OR THE CREDIT DOCUMENTS TO THE CONTRARY, THERE SHALL BE SPECIFICALLY EXCLUDED FROM THE INDEBTEDNESS SECURED BY THIS MORTGAGE, AND THIS MORTGAGE SHALL NOT SECURE, ANY INDEBTEDNESS EVIDENCED BY [THAT CERTAIN REVOLVING A NOTE DATED AS OF EVEN DATE HEREWITH IN THE ORIGINAL PRINCIPAL AMOUNT OF $23,227,100 (THE "REVOLVING A NOTE")] AND/OR [THAT CERTAIN REVOLVING B NOTE OF EVEN DATE HEREWITH IN THE ORIGINAL PRINCIPAL AMOUNT OF $123,074,500 (THE "REVOLVING B NOTE")], AND/OR [THAT CERTAIN REVOLVING C NOTE DATED AS OF EVEN DATE HEREWITH IN THE ORIGINAL PRINCIPAL AMOUNT OF $3,698,400 (THE "REVOLVING C NOTE")] MADE BY COMPANY PAYABLE TO THE ORDER OF LOAN AGENT WHICH [IS/ARE] REFERRED TO IN SECTION
2.1 OF THE CREDIT AGREEMENT.

_________________________
/2/    Description of obligations secured to be amended depending on Revolving
Notes secured, one-action and other state law limitations.

     BCRE, for itself, its legal representatives, successors and assigns, hereby covenants and agrees with Collateral Agent that:

1.   PAYMENT AND COMPLIANCE; APPLICATION OF PAYMENTS.
     -----------------------------------------------

     A. BCRE will duly and punctually pay and perform all liabilities and obligations of BCRE to Loan Agent and Lease Agent and will otherwise comply with all of its obligations under the Credit Documents, at the times and in the manner therein provided.

     B. Prior to an Actionable Default (as such term is defined in the Intercreditor Agreement), all payments received by Loan Agent shall be applied in accordance with the terms of the Loan Documents and all payments received by Lease Agent shall be applied in accordance with the terms of the 1996 Lease Documents. Upon the occurrence and during the continuance of an Actionable Default, all payments received by Loan Agent and Lease Agent, including any Proceeds (as such term is defined in the Intercreditor Agreement) received by Collateral Agent, shall be applied in accordance with the terms of the Intercreditor Agreement.

2.   PAYMENT OF IMPOSITIONS.  BCRE shall pay, prior to delinquency, all property
     ----------------------
and other taxes, assessments and governmental charges or levies imposed upon (each an "Imposition"), and pay when due all claims (including claims for labor, materials and supplies) against, the Property, except to the extent the validity thereof is being contested in good faith; provided, that BCRE shall in any event
                                          --------
pay such Impositions and claims no later than five (5) days prior to the date of any proposed sale of which it receives notice under any judgment, writ or warrant of attachment entered or filed against BCRE as a result of the failure to make such payment. If any Imposition is payable, or may at the option of the payor thereof be paid, in installments, BCRE may pay such Imposition, together with any accrued interest on the unpaid balance of such Imposition, in installments as the same may become due.

3.   INSURANCE.
     ---------

     A. BCRE will maintain or cause to be maintained, with commercially reasonable and reputable insurers, insurance with respect to the Property against loss or damage of the kinds customarily insured by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations. Such insurance shall include property damage insurance and liability insurance and may provide for reasonable deductibility from coverage thereof. All policies carried by BCRE may be in one or more blanket, umbrella or excess liability policies covering other locations and activities of BCRE. Each policy for property damage insurance shall provide for all losses (except for losses of less than $100,000 per occurrence) to be paid jointly to Collateral Agent and BCRE. Each policy shall in addition (1) name BCRE and Collateral Agent as insured parties thereunder (without any representation or warranty by or obligation upon Collateral Agent) as their interests may appear, (2) contain an agreement by the insurer that any loss in excess of $100,000 thereunder shall be payable jointly to Collateral Agent and BCRE notwithstanding any action, inaction or breach of representation or warranty by BCRE, (3) have attached thereto a lender's loss payable endorsement or its equivalent, in form and substance reasonably acceptable to Collateral Agent, (4) provide that there shall be no recourse against Collateral Agent for payment of premiums or other amounts with respect thereto, and (5) provide that at least 30 days' prior written notice of cancellation, material amendment, reduction in scope or limits of coverage or of lapse shall be given to Collateral Agent by the insurer. BCRE shall deliver evidence of the coverage required by this Paragraph 3 contemporaneously with delivery of this Mortgage and, thereafter, within 30 days of the renewal or extension of such coverage. BCRE shall, if so requested by Collateral Agent, deliver to Collateral Agent original or duplicate policies of such insurance and, as often as Collateral Agent may reasonably request, but not more than once per fiscal quarter of BCRE, a report of one or more reputable insurance brokers with respect to such insurance. Further, BCRE shall, if requested by Collateral Agent, duly execute and deliver to Collateral Agent instruments of assignment of such insurance policies and cause the respective insurers to acknowledge notice of such assignment. In the event of a foreclosure action or other transfer of title to the Property in extinguishment of the debt secured hereby, all right, title and interest of BCRE in and to any proceeds of insurance relating to the Property will pass to the purchaser or grantee thereof.

     B. Reimbursement under any liability insurance maintained by BCRE pursuant to this Paragraph 3 may be paid directly to the Person who shall have incurred liability covered by such insurance. In the event of any loss to or damage of the Property by fire or other casualty, BCRE will give prompt notice thereof to Collateral Agent and Collateral Agent may thereupon make proof of loss or damage if the same is not promptly made by BCRE. In the case of any loss involving damage to the Property when Paragraph 3 is not applicable, BCRE shall have the right to and may make or cause to be made the necessary repairs to the Property and if BCRE so chooses to repair the Property any proceeds of insurance maintained by BCRE with respect thereto pursuant to this Paragraph 3 shall, to the extent paid to Collateral Agent, be paid by Collateral Agent to BCRE as reimbursement for the costs of such repairs or replacements. As appropriate to each stage of construction, BCRE shall obtain all permits, licenses and authorizations from any Governmental Authority (as such term is defined in the Credit Agreement) having jurisdiction over the Property and, upon Collateral Agent's request, deliver copies thereof to Collateral Agent. Under no circumstances shall Collateral Agent become personally liable for the fulfillment of the terms, covenants, and conditions contained in any lease with respect to the Property nor become obligated to take any action to restore the improvements.

     C. Upon (1) the occurrence and during the continuance of any Event of Default, or (2) the actual or constructive total loss of the Property and BCRE's failure to repair the Property within a reasonable period of time thereafter, all insurance payments in respect of such Property shall be paid to and applied by Collateral Agent as specified in Paragraph 1.B or as required pursuant to the terms of the Intercreditor Agreement. Unless Loan Agent, Lease Agent and BCRE otherwise agree in writing, any such application of proceeds to principal shall not extend or postpone the due date of the installments payable under the Revolving Notes or the 1996 Master Lease Agreement. If under Paragraph 14, the Property is acquired by Collateral Agent, all right, title and interest of BCRE in and to the proceeds of any insurance policies resulting from damage to the Property prior to the sale or acquisition shall pass to Collateral Agent to the extent of sums secured by this Mortgage immediately prior to such sale or acquisition.

4.   CONDEMNATION.  All awards made or to be made to BCRE by any Governmental
     ------------
Authority or other Person for any taking, by condemnation or eminent domain, of the whole or any part of the Property or any easement therein or appurtenant thereto are hereby assigned by BCRE to Collateral Agent. Any award in excess of $100,000 shall be paid jointly to Collateral Agent and BCRE. Collateral Agent and BCRE shall use or apply the proceeds of such award or awards in the same manner, and subject to the same limitations, as is set forth in Paragraph 3 with respect to insurance proceeds received subsequent to a fire or other casualty affecting the Property; provided, however, that in the event of a taking of all or substantially all of the Property at any Store location, such proceeds shall be applied first to the indebtedness secured by this Mortgage and the balance, if any, shall be paid to BCRE. BCRE agrees to give prompt notice to Collateral Agent of the commencement of any such proceedings under condemnation or eminent domain affecting all or any material part of the Property, such notice to be given to Collateral Agent promptly after BCRE's receipt of notice of such proceedings. So long as an Event of Default has not occurred and is not continuing, BCRE shall have the right to conduct and settle all condemnation proceedings with regard to the Property; provided, however, that, if BCRE does not settle all condemnation proceedings, collect and receive the award from the condemnation authorities, and give appropriate receipts and acquittances therefor with reasonable promptness following notice from Collateral Agent, Collateral Agent is hereby authorized to do so on behalf of BCRE.

5.   MAINTENANCE OF PROPERTY.  BCRE will keep and maintain, or cause to be kept
     -----------------------
and maintained, the Property in good order, condition and repair, ordinary wear and tear excepted, and will make, or cause to be made, as and when necessary, all repairs and replacements; provided, however, that BCRE and Company shall be permitted to close Stores as provided pursuant to the terms of the Facilities Agreement. BCRE shall use diligence in the conduct of its business to maintain and protect the

Property. BCRE will refrain from and shall not permit or suffer the commission of waste in or about the Property. Except as otherwise permitted pursuant to the terms of the Facilities Agreement or the Credit Agreement, BCRE shall not remove, demolish or alter in any material respect the structural character of any improvements constituting a portion of the Property except upon the prior written consent of Collateral Agent; provided, however, that fixtures may be removed from the Property if BCRE concurrently replaces the same with similar items of equal value, free of any Lien other than that of this Mortgage.

6.   COMPLIANCE WITH LAWS.  Except as otherwise permitted pursuant to the terms
     --------------------
of the Facilities Agreement, the Property shall be used as a Store and for no other purpose without the prior written consent of Collateral Agent. BCRE will comply, or cause compliance with, in all material respects, all applicable present and future laws, rules, ordinances, regulations and other requirements of any Governmental Authority having jurisdiction over the Property with respect to the construction, rehabilitation, use or operation of the Property or any portion thereof and with the provisions of any covenants, conditions or restrictions affecting the Property, except to the extent the validity thereof is being contested in good faith and by appropriate legal proceedings, which proceedings have the effect of staying or preventing any forfeiture of title to the Property.

7.   ENVIRONMENTAL MATTERS./3/
     ---------------------

     A.   As used herein, the following terms have the meanings indicated:


          (1) "Environmental Laws" means any and all federal, state, local laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.


          (2) "Hazardous Substances" means (a) petroleum or chemical products, whether in liquid, solid, or gaseous form, or any fraction or by-product thereof, (b) asbestos or asbestos-containing materials, (c) polychlorinated biphenyls (pcbs), (d) radon gas, (e) underground storage tanks, (f) any explosive or radioactive substances, (g) lead or lead-based paint, or (h) any other substance, material, waste or mixture which is or shall be listed, defined, or otherwise determined by any Governmental Authority to be hazardous, toxic, dangerous or otherwise regulated, controlled or giving rise to liability under any Environmental Laws.


     B. BCRE represents and warrants, as of the date hereof, to Collateral Agent and the Creditors with respect to the Property as follows:

          (1) BCRE has obtained all permits, licenses and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization would not result in a Material Adverse Change. Except as disclosed pursuant to the terms of the Facilities Agreement, BCRE is in compliance with the terms and conditions of all such permits, licenses and authorizations, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent that any such failure to comply would not result in a Material Adverse Change.

______________________
/3/    This may be a separate environmental indemnity agreement is some states.

          (2) There have been no material environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of the Company or BCRE in relation to the Property which have not been made available to the Creditors.

          (3) Company or BCRE have informed Loan Agent and Lease Agent in writing of all material non-compliance of BCRE with the terms and conditions of all (a) permits, licenses or authorizations required under all Environmental Laws and (b) other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Laws or in any applicable regulation, code, plan, order, decree, judgment, injunction notice or demand letter issued, entered, promulgated or approved thereunder, except for such instances of noncompliance which would not result in a Material Adverse Change.

          (4) No civil, criminal or administrative action, suit, claim, hearing, investigation or proceeding has been brought or, to BCRE's knowledge, been threatened, nor have any settlements been reached by or with any parties or any liens imposed in connection with the Property concerning Hazardous Substances or Environmental Laws.

     C. BCRE shall (1) comply in all material respects with applicable Environmental Laws, except to the extent the failure to comply would not result in a Material Adverse Change, (2) notify Collateral Agent promptly upon BCRE's discovery of any spill, discharge, release or presence of any Hazardous Substances at, upon, under, within, contiguous to or otherwise affecting the Property, (3) take all reasonable action required by Environmental Laws and any Governmental Authority that administers such Environmental Laws to remove such Hazardous Substances and remediate the Property in compliance with Environmental Laws, and (4) promptly forward to Collateral Agent copies of all orders, notices, permits, applications or other communications and reports in connection with any spill, discharge, release or the presence of any Hazardous Substances or any other material matters relating to the Environmental Laws as they may affect the Property or BCRE.

     D. BCRE shall not cause, shall prohibit any other person within the control of BCRE from causing, and shall use prudent, commercially reasonable efforts to prohibit other persons (including tenants) from (1) causing any spill, discharge or release, or the use, storage, generation, manufacture, installation, or disposal, of any Hazardous Substances at, upon, under, within or about the Property or the transportation of any Hazardous Substances to or from the Property (except for cleaning and other products used in connection with routine maintenance or repair of the Property in compliance with Environmental Laws), (2) installing any underground storage tanks at the Property, or (3) conducting any activity on the Property that requires a permit or other authorization under Environmental Laws, other than those required to conduct the business that BCRE is conducting thereon.

     E. BCRE shall provide to Collateral Agent, at BCRE's expense promptly upon the written request of Collateral Agent from time to time, a Site Assessment or, if required by Collateral Agent, an update to any existing Site Assessment, to assess the presence or absence of any Hazardous Substances and the potential costs in connection with abatement, cleanup or removal of any Hazardous Substances found on, under, at or within the Property, provided, however, that only Phase I tests may be conducted to determine the presence of Hazardous Substances unless there is reasonable evidence that Hazardous Substances are present justifying Phase II tests. BCRE shall pay the cost of no more than one such Site Assessment or update in any twelve (12) month period, unless Collateral Agent's request for a Site Assessment is based on information provided under Paragraph 7.C, a reasonable suspicion of Hazardous Substances at or near the Property, a breach of representations under Paragraph 7.B, or an Event of Default, in which case any such Site Assessment or update shall be at BCRE's expense. BCRE's obligations under this Paragraph 7.E shall arise upon the discovery of the presence of any Hazardous Substances, whether or not any Governmental Authority has taken or threatened any action in connection with the presence of any Hazardous Substances, and whether or not the existence of any such Hazardous Substances or potential liability on account thereof is disclosed in the Site Assessment.

     F. As between BCRE and Collateral Agent, all risk of loss associated with non-compliance with Environmental Laws, or with the presence of any Hazardous Substances at, upon, within, contiguous to or otherwise affecting the Property, shall lie solely with BCRE. Accordingly, BCRE shall bear all risks and costs associated with any loss (including any loss in value attributable to Hazardous Substances), damage or liability therefrom, including all costs of removal of Hazardous Substances or other remediation required by Environmental Laws. BCRE shall indemnify, defend and hold Collateral Agent and the Creditors, and their respective directors, officers, employees, agents, successors and assigns from and against, any loss, damage, cost, expense or liability directly or indirectly arising out of or attributable to the use, generation, storage, release, threatened release, discharge, disposal, or presence of Hazardous Substances on, under or about the Property, the non-compliance with Environmental Laws, or a breach of any representation, warranty or covenant contained in this Mortgage, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including: (1) all foreseeable consequential damages; (2) the costs of any required or necessary repair, cleanup or detoxification of the Property, and the preparation and implementation of any closure, remedial or other required plans; and (3) all reasonable costs and expenses incurred by the indemnified parties in connection with clauses (1) and (2), including Attorney Costs; provided, BCRE's indemnity obligation shall not apply to the extent such loss, damage, cost, expense or liability arises out of the gross negligence or willful misconduct of any of the indemnified parties, nor shall it apply to any use, generation, storage, release, threatened release, discharge, disposal or presence in violation of any Environmental Laws of any Hazardous Substances proved by Company or BCRE to have been introduced onto the Property after any foreclosure of the Mortgage or any conveyance by BCRE in lieu of such foreclosure. At the election of any indemnified party, BCRE shall defend such indemnitee using legal counsel satisfactory to such indemnitee in such Person's sole discretion, at the sole cost and expense of BCRE. Any loss, damage, cost, expense or liability incurred by the indemnified parties for which BCRE is responsible or for which BCRE has indemnified them shall be paid to Collateral Agent on demand, and failing prompt reimbursement shall, together with interest thereon at the per annum rate applicable to delinquent principal under the Credit Agreement (the "Default Rate") from the date incurred by until paid by BCRE and be added to the indebtedness secured by the Credit Documents.

     G. Collateral Agent and its respective agents and representatives shall have the right to enter and visit the Property at any reasonable time for the purpose of observing it, performing appraisals, taking and removing soil or groundwater samples, and conducting tests on any part of it. Collateral Agent agrees to give BCRE not less than forty-eight (48) hours prior notice of Collateral Agent's entry onto the Property unless the need therefor is the result of an emergency condition, in which case Collateral Agent shall give such advance notice as may be reasonable under the circumstances. To the extent practicable, Collateral Agent shall conduct such visits to the Property and such tests so as to minimize any interference with BCRE's business operations. Any costs or expenses reasonably incurred in connection with any of the activities referred to in the proceeding sentence shall be paid by BCRE to Collateral Agent on demand, subject to the limitations on costs contained in Paragraph 7.E. Collateral Agent is not under any duty, however, to visit or observe the Property or to conduct tests, and any such acts by Collateral Agent shall be solely for the purposes of protecting Collateral Agent's security and preserving Collateral Agent's rights under the Credit Documents. In no event shall any site visit, observation or testing by Collateral Agent be a representation that Hazardous Substances are or are not present in, on, or under the Property, or that the construction is free from defective materials or workmanship, or that there has been or shall be compliance with all Federal, state, county and local laws, regulations and ordinances, including Environmental Laws. Neither BCRE nor any other party is entitled to rely on any site visit, observation or testing by Collateral Agent. Collateral Agent does not owe any duty of care to protect BCRE or any other party against, or to inform BCRE or any other party of, any Hazardous Substances, or any other adverse condition affecting the Property. Collateral Agent shall not be obligated to disclose to BCRE or any other party any report or findings made as a result of, or in connection with, any site visit, observation or testing by Collateral Agent; provided, however, that if Collateral Agent is obligated to disclose the results of any such report or findings to any Governmental Authority under Environmental Laws, Collateral Agent agrees that it shall, prior to such disclosure, notify BCRE of such report or finding and obligation.

     H. Notwithstanding any provision in this Mortgage or elsewhere in the Credit Documents, or any rights or remedies granted by the Credit Documents, Collateral Agent and the Creditors do not waive and expressly reserve all rights and benefits now or hereafter accruing to any of them under the "security interest" or "secured creditor" exception under applicable Environmental Laws, as the same may be amended. No action taken by Collateral Agent or the Creditors pursuant to the Credit Documents shall be deemed or construed to be a waiver or relinquishment of any such rights or benefits under the "security interest exception." All obligations in this Paragraph 7 shall survive any termination or satisfaction of this Mortgage.


     I. Without Collateral Agent's prior written consent in each instance, which consent shall not be unreasonably withheld or delayed, BCRE shall not take any remedial action in response to the presence of any Hazardous Substances in, on, under, or about the Property, nor enter into any settlement agreement, consent decree, or other compromise in respect of any claimed violation of any Environmental Law, which remedial action, settlement, consent or compromise might, in Collateral Agent's reasonable judgment, materially impair the value of Collateral Agent's security interest under the Mortgage; provided, however, that Collateral Agent's prior consent shall not be necessary in the event that the presence of Hazardous Substances in, on, under, or about the Property either poses an immediate threat to the health, safety or welfare of any individual or is of such a nature that an immediate remedial response is necessary and it is not possible to obtain Collateral Agent's consent before taking such action, provided that in each such instance BCRE shall notify Collateral Agent as soon as practicable of any action so taken.

8.   SALE, TRANSFER, ASSIGNMENT OR ADDITIONAL ENCUMBRANCE.  Except to the extent
     ----------------------------------------------------
that BCRE or Company are otherwise expressly permitted to do so without Collateral Agent's consent pursuant to the terms of any of the Credit Documents and except as otherwise permitted pursuant to Paragraph 26.B, BCRE shall not, without the prior written consent of Collateral Agent, which consent Collateral Agent may withhold in its sole discretion, option, sell, contract to sell, assign, transfer, mortgage, pledge, hypothecate or otherwise dispose of or encumber, whether by operation of law or otherwise, any or all of its interest in the Property, including any option or contract for deed or similar instrument providing for retention of title during sale.

9.   PRIORITY OF LIEN; AFTER-ACQUIRED PROPERTY.
     -----------------------------------------

     A. This Mortgage is and will be maintained as a valid lien on and a valid, binding and enforceable security interest in the Property. Except as otherwise permitted pursuant to the terms of the Facilities Agreement, BCRE will not, directly or indirectly, create or suffer or permit to be created, or to stand against the Property, or any portion thereof, or against the rents, issues and profits therefrom, any lien, security interest, encumbrance or charge either prior or subordinate to or on a parity with the lien of this Mortgage. BCRE hereby represents and warrants that: (1) no effective financing statement or other similar instrument covering all or any part of the Property is on file in any recording office except those in favor of Collateral Agent; and (2) no authorization, approval or other action by, and no notice to or filing (other than financing statements) with, any Governmental Authority is required for either (a) the grant by BCRE of the security interest granted hereby, (b) the execution, delivery or performance of this Mortgage by BCRE or, (c) the perfection of or the exercise by Collateral Agent of its rights and remedies hereunder, subject to the provisions of bankruptcy, insolvency and similar laws.

     B. Except as otherwise permitted pursuant to the terms of the Facilities Agreement, BCRE will keep and maintain the Property free from all Liens. If any such Liens shall be filed against the Property, BCRE agrees to immediately cause the same to be discharged of record; provided, however, that BCRE shall have the right to contest, in good faith and with reasonable diligence, the validity of any such Lien, subject to the conditions that: (1) upon an Authorized Officer becoming aware of such Lien, BCRE shall promptly give Collateral Agent notice of the filing of any such Lien and of BCRE's intent to contest the same and evidence of any reserves required pursuant to the terms of the Facilities Agreement with respect to such Lien; and (2) on final determination of such Lien, BCRE shall immediately pay any judgment rendered, with all proper costs and charges, and shall have the Lien released and any judgment satisfied.

     C. In no event shall BCRE do, or permit to be done, or omit to do, or permit the omission of, any act or thing, the doing of which, or omission to do which, would impair the security of this Mortgage. Except as otherwise permitted pursuant to the terms of the Facilities Agreement, BCRE shall not initiate, join in or consent to any change in any private restrictive covenant, zoning ordinance or other public or private restriction or agreement materially adversely affecting the uses which may be made of the Property or any part thereof without the prior written consent of Collateral Agent, which consent shall not be unreasonably withheld or delayed.

     D. All property of every kind acquired by BCRE after the date hereof which is required or intended by the terms of this Mortgage to be subjected to the lien and security interest of this Mortgage shall, immediately upon the acquisition thereof by BCRE, and without any further mortgage, conveyance, assignment or transfer, become subject to the lien and security interest of this Mortgage. BCRE will do such further acts and execute, acknowledge and deliver such further conveyances, mortgages, security agreements, financing statements and assurances as Collateral Agent shall reasonably require for accomplishing the intent and purposes of this Mortgage.

10.  COLLATERAL AGENT'S RIGHT TO CURE; BCRE REMAINS LIABLE.
     -----------------------------------------------------

     A. If BCRE defaults in the performance or observance of any term, covenant, condition or obligation required to be performed or observed by BCRE under this Mortgage and such default shall remain uncured for a period of fifteen (15) Business Days after written notice from Collateral Agent, then, without waiving or releasing BCRE from any of its obligations hereunder, Collateral Agent shall have the right, but shall be under no obligation, to make any payment and/or perform any act or take such action as may be appropriate to cause such term, covenant, condition or obligation to be promptly performed or observed on behalf of BCRE; provided, however, that if such default is of a nature that it cannot be cured within said fifteen (15) Business Day period, Collateral Agent shall take no action so long as BCRE commences within said period to cure such default and diligently thereafter proceeds to cure such default. Notwithstanding anything to the contrary herein contained, if such default results in a hazardous or emergency situation, Collateral Agent shall have the right to cure such default without giving the foregoing fifteen (15) Business Days notice if BCRE does not immediately after the occurrence of such default or after notice from Collateral Agent commence to cure such default and to diligently proceed until such default is cured. All reasonable sums expended by Collateral Agent in connection therewith, including Attorney Costs, shall become immediately due and payable by BCRE upon written demand therefor with interest at the Default Rate from the date of advancement until paid and shall be secured by the Credit Documents. Collateral Agent shall have the same rights and remedies in the event of nonpayment of any such sums by BCRE as in the case of a Default by Company in the payment of the indebtedness evidenced by the Revolving Notes and the 1996 Master Lease Agreement. Collateral Agent is hereby empowered to enter and to authorize others to enter upon the Property or any part thereof for the purpose of performing or observing any term, covenant, condition or obligation that BCRE has failed to perform or observe, such authorization to be exercised only after expiration of any applicable cure period afforded to BCRE, without thereby becoming liable to BCRE or any person holding under BCRE except to the extent such liability arises from the gross negligence or willful misconduct of Collateral Agent or such other person acting pursuant to Collateral Agent's authorization. Performance or payment by Collateral Agent of any obligation of BCRE hereunder shall not relieve BCRE of said obligation or of the consequences of having failed to perform or pay the same and shall not effect the cure of any Event of Default.

     B. Anything herein to the contrary notwithstanding, (1) BCRE shall remain liable under the contracts and agreements included in the Property to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Mortgage had not been executed, (2) the exercise by Collateral Agent of any of its rights and remedies hereunder shall not release BCRE from any of its duties or obligations under the contracts and agreements included in the Property, and (3) Collateral Agent shall not have any obligation or liability under the contracts and agreements included in Property by reason of this Mortgage, nor shall Collateral Agent be obligated to perform any of the obligations or duties of BCRE thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

11.  INDEMNIFICATION.  Except where resulting from Collateral Agent's gross
     ---------------
negligence or willful misconduct, BCRE will protect, indemnify and save harmless Collateral Agent from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including Attorney Costs), imposed upon or incurred by or asserted against Collateral Agent by reason of:
(1) the lien and security interest of this Mortgage upon the Property or any interest therein or receipt of any rents, issues, proceeds or profits therefrom;
(2) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, vaults and vault space, if any, adjacent parking areas, streets or ways; (3) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, vaults and vault space, if any, the adjacent parking areas, streets or ways; (4) any failure on the part of BCRE to perform or comply with any of the terms of this Mortgage; or
(5) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof. Any amounts payable by reason of the application of this paragraph shall become immediately due and payable upon demand therefor and shall bear interest at the Default Rate from the date loss or damage is sustained until paid. The obligations of BCRE under this paragraph shall survive any termination or satisfaction of this Mortgage.

12.  ASSIGNMENT OF RENTS AND LEASES.  As additional security for the obligations
     ------------------------------
secured by this Mortgage, BCRE hereby transfers and assigns to Collateral Agent, all the right, title and interest of BCRE, as lessor, in and to all current leases of the Property, if any, and any guarantees, amendments, renewals or extensions thereof, and all future leases made by BCRE with respect to the Property, and all of the rents, issues, proceeds and profits therefrom; provided that BCRE shall have the right to collect and retain such rents so long as an Event of Default has not occurred and is not continuing. Notwithstanding the foregoing, the assignment of rents and leases made by BCRE hereunder shall be deemed a present assignment.

     Except as otherwise permitted pursuant to the terms of the Facilities Agreement, BCRE hereby covenants and agrees that it shall not, without Collateral Agent's prior written consent, which consent shall not be unreasonably withheld or delayed: (1) accept any payment of any installment of rent more than thirty (30) days in advance of the due date therefor; (2) enter into any assignment of any lease, license or concession pertaining to the Property; or (3) modify or amend any lease in any material respect or cancel or terminate any lease except for the non-payment of rent. BCRE further covenants and agrees that it shall, at its sole cost and expense: (1) promptly abide by, discharge and perform all of the material covenants, conditions and agreements contained in all leases of the Property, on the part of the landlord thereunder;
(2) enforce or secure the performance of all of the material covenants, conditions and agreements contained in any lease of the Property on the part of any tenant thereunder; and (3) appear in and defend any action or proceeding arising out of or related to such leases or the obligations, duties or liabilities of the landlord or of any tenants thereunder.

     Collateral Agent shall not be obligated to perform or discharge, nor does Collateral Agent hereby undertake to perform or discharge, any obligation, duty or liability under any of such leases, and BCRE hereby agrees to indemnify and hold Collateral Agent harmless of and from all liability, loss or damage which it may incur under said leases or under or by reason of the assignment thereof and all claims and demands whatsoever which may be asserted against Collateral Agent except to the extent any such claims or demands arise from the gross negligence or willful misconduct of Collateral Agent. Should Collateral Agent incur any liability, loss or damage under said leases or under or by reason of the assignment thereof, or in the defense of any claims or demands made in connection therewith, except to the extent any such claims or demands arise from the gross negligence or willful misconduct of Collateral Agent, the amount thereof, including Attorney Costs, shall be secured hereby, and shall become immediately due and payable upon demand with interest at the Default Rate from the date of advancement until paid.

     Upon the occurrence and continuance of an Event of Default and subject to the terms of the Intercreditor Agreement, Collateral Agent, or any authorized agent of Collateral Agent or any judicially-appointed receiver, shall be entitled to enter upon, take possession of and manage the Property and to collect the rents therefrom, if any, including any rents past due, all as more specifically provided in Paragraph 14. All rents collected by any of the foregoing parties shall be applied first to payment of the costs of management of the Property and collection of rents, including receiver's fees, premiums or bonds and Attorney Costs, and then to the sums secured by this Mortgage in the manner provided in the Intercreditor Agreement. Any such party shall be liable to account only for the rents actually received.

13.  EVENTS OF DEFAULT.  In case one or more of the following events (an "Event
     -----------------
of Default") shall occur or exist, to-wit:

     A. If BCRE should fail to pay any amounts required under the terms of this Mortgage as and when due and payable and such failure shall continue for two (2) Business Days; or

     B. If a default occurs in the performance or observance of any covenant, term, provision or condition of this Mortgage (relating to other than the payment of money) to be performed or observed by BCRE, which default shall remain uncured for a period of fifteen (15) Business Days after written notice from Collateral Agent; provided, however, that if such default is of such a nature that it cannot be cured within said fifteen (15) Business Day period, then BCRE shall not be held in default so long as it commences within said period to cure such default and diligently thereafter proceeds to cure such default; provided further, however, that if any such default results in a hazardous or emergency condition, BCRE shall be in default hereunder if BCRE does not immediately after the occurrence of such default or after notice from Collateral Agent commence to cure such default and to diligently proceed until such default is cured; or

     C. If an Event of Default or Default (as therein defined) shall have occurred under the other Credit Documents; or

     D. Any action by any holder of any Lien, whether approved by Collateral Agent or not, to take possession, to collect rents, to foreclose, or to otherwise enforce rights against BCRE or the Property;

then, in any such event and at the option of Collateral Agent but subject to the terms of the Intercreditor Agreement, the entire unpaid principal balances due on the Revolving Notes and all accrued and unpaid interest thereon and all amounts due or to become due with respect to and as provided in the 1996 Lease Documents, and any other sums required to be paid under the Credit Documents shall become due and payable and thereafter, each of said amounts shall bear interest at the Default Rate. All costs and expenses incurred by, or on behalf of, Collateral Agent (including Attorney Costs) which are occasioned by any Event of Default by BCRE hereunder shall become immediately due and payable, shall bear interest at the Default Rate from the date of advancement until paid and shall become additional indebtedness secured hereby. After the occurrence or existence of an Event of Default, Collateral Agent and the Creditors may institute, or cause to be instituted, proceedings for the realization of their respective rights under the Credit Documents subject to the terms of the Intercreditor Agreement.

14.  RIGHTS, POWERS AND REMEDIES OF COLLATERAL AGENT.  Upon the occurrence of an
     -----------------------------------------------
Event of Default, Collateral Agent may at any time thereafter, at its election and to the extent permitted by applicable law and the terms of the Intercreditor
Agreement:

     A. Declare all sums secured by this Mortgage immediately due and payable without further notice and to proceed at law or in equity to foreclose the lien of this Mortgage as against all or any part of the Property and to have the same sold under the judgment or decree of a court of competent jurisdiction.

     B. Declare all sums secured by this Mortgage to be due and payable without further notice and advertise the Property or any part thereof for sale and thereafter sell, assign, transfer and deliver the whole, or from time to time any part, of the Property, or any interest therein, on such terms and in such manner as Collateral Agent may, in its discretion, deem appropriate or as may be required by applicable law. The exercise of this power of sale by Collateral Agent shall be in accordance with and subject to the terms of any statute of the state in which the Property is located, now or hereafter in effect, which authorizes the satisfaction of a lien and security interest by power of sale.

     C. Exercise all remedies available to Collateral Agent as a secured party under the Code with respect to the Property, in such manner and in such order as Collateral Agent determines, in its sole discretion. At Collateral Agent's request, BCRE shall cause all Property which is personal property to be assembled at one or more reasonably convenient locations. Any sale under the Code shall be made in accordance with Article 9 of the Code relating to the sale of collateral after default by a debtor (as the same may be hereafter amended or succeeded), or by any other present or subsequent articles or enactments of the same. With respect to any notices required or permitted under the Code, BCRE agrees that ten (10) days' prior written notice shall be deemed commercially reasonable.


     D. Enter upon and take possession of the Property or any part thereof by summary proceedings, ejectment or otherwise, and remove BCRE and all other persons and property therefrom, and take actual possession of the Property, or any part thereof, personally or by its agents or attorneys, together with all documents, books, records, papers and accounts of BCRE and may exclude BCRE, its agents or servants, wholly therefrom and may, as attorney in fact and agent of BCRE (and for which BCRE hereby irrevocably appoints Collateral Agent its attorney in fact and agent), or in its own name and stead and under the powers herein granted: (1) hold, operate, manage, and control the Property and conduct the business thereof (which right does not include the right to operate the Store), either personally or by its agents, and with full power to use such measures, legal or equitable, as in its discretion or in the discretion of its successors or assigns, may be deemed proper or necessary to enforce the payment or security of the avails, rents, issues, and profits of the Property, including actions for recovery of rent, actions in forcible detainer and actions in distress for rent, hereby granting full power and authority to exercise each and every of the rights, privileges, and powers herein granted at any and all times hereafter, without notice to BCRE; (2) cancel or terminate any lease for any cause or on any ground which would entitle BCRE to cancel the same; (3) elect to disaffirm any lease made subsequent to this Mortgage or subordinated to the lien hereof to the extent permitted by law without constituting a breach of such lease; (4) extend or modify any then existing leases and make new leases, which extensions, modifications and new leases may provide for terms to expire, or for options to lessees to extend or renew terms to expire, beyond the maturity date of the indebtedness hereunder and the issuance of a deed or deeds to a purchaser or purchasers at any sale of the Property, it being understood and agreed that any such leases, and the options or other such provisions contained therein, shall be binding upon BCRE and all persons whose interest in the Property are subject to the lien hereof and also upon the purchaser or purchasers at any sale of the Property, notwithstanding any discharge of the mortgage indebtedness, satisfaction of any foreclosure decree or issuance of any certificate of sale or deed to any purchaser; (5) make all necessary or proper repairs, decorating, renewals, replacements, alterations, additions, betterments and improvements to the Property as Collateral Agent may reasonably deem judicious, to insure and reinsure in reasonable amounts the Property and all risks incidental to Collateral Agent's possession, operation, and management thereof and to receive all avails, rents, issues, and profits; (6) insofar as any of the Property shall consist of accounts receivable, insurance policies, instruments, chattel paper, things in action or the like, demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose or realize upon such Property as Collateral Agent may reasonably determine, and for the further purpose of realizing Collateral Agent's rights therein, Collateral Agent may receive, open and dispose of mail addressed to BCRE and endorse notes, checks, drafts, money orders, documents or title or other evidences of payment, shipment or storage or any form of such Property on behalf of and in the name of BCRE; and (7) file any claims, in the name of BCRE or Collateral Agent, including any proof of claim in a bankruptcy proceeding, or take any action or institute any proceedings which Collateral Agent may deem necessary or desirable for the collection of any of the Property or otherwise to enforce the rights of Collateral Agent with respect to any of the Property. Collateral Agent shall not be under any liability for or by reason of such entry, taking of possession, removal, holding, operation or management, except to the extent any such claims or demands arise from the gross negligence or willful misconduct of Collateral Agent and except that any amounts so received shall be applied as hereinafter provided in this paragraph; and

     E. Make application for the appointment of a receiver for the Property, whether such receivership be incident to a proposed sale of the Property or otherwise, and BCRE hereby consents to the appointment of a receiver and agrees not to oppose any such appointment and, further, agrees that Collateral Agent may be appointed the receiver of the Property. Each receiver shall have the power to take possession and maintain control over the Property and to collect the rents, issues and profits during the pendency of a foreclosure suit, as well as during any further times when BCRE, except for the intervention of such receiver, would be entitled to collect such rents, issues, and profits and all other powers which may be necessary or are useful for the protection, possession, control, management, and operation of the Property during the whole of said period. To the extent permitted by law, any receiver may be authorized by the court to extend or modify any then-existing leases and to make new leases, which extensions, modifications and new leases may provide for terms to expire beyond the maturity date of the indebtedness secured hereunder, it being understood and agreed that any such leases and the options or other provisions contained therein shall be binding upon BCRE and all persons whose interests in the Property are subject to the lien hereof and upon the purchaser or purchasers at any sale of the Property, notwithstanding any discharge of the mortgage indebtedness, satisfaction of any foreclosure decree or issuance of any certificate of sale or deed to any purchaser.


     F. Apply any monies or securities on deposit with Collateral Agent or any depositary designated by Collateral Agent as required to be maintained under this Mortgage to the obligations of BCRE under the Credit Documents in the order and manner as set forth in the Intercreditor Agreement.

     G. Exercise any and all rights and remedies of Collateral Agent with respect to the Property or any part thereof as are available at law or in equity.

     At the request of Collateral Agent, after the occurrence of any Event of Default, BCRE agrees promptly to give notice to all persons (including tenants of the Property and banking institutions) holding any moneys or securities of BCRE or owing any moneys to BCRE in which Collateral Agent has a security interest and to instruct such persons to pay such moneys or securities directly to or to the order of Collateral Agent for application to the obligations secured hereby. In lieu of the foregoing, Collateral Agent may give such notice itself on behalf of BCRE and BCRE agrees to cooperate with Collateral Agent in connection with such action.

     To the extent permitted by applicable law and the terms of the Intercreditor Agreement, the Property (whether real, personal or mixed) may be sold in such portions, order or parcels as Collateral Agent, in its sole discretion, may determine, with or without having first taken possession of same, and in such manner and order as Collateral Agent, in its sole discretion, may elect; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales or attempted sales, any other action, proceeding or other exercise of a remedy, and the lien and security interest granted by this Mortgage shall continue unimpaired. BCRE agrees that Collateral Agent or any of the Creditors may be a purchaser of the Property or any part thereof or any interest therein at any sale, whether public or private or whether pursuant to foreclosure, power of sale or otherwise, and may apply upon the purchase price the indebtedness secured hereby. Upon any sale, Collateral Agent or an officer of any court empowered to do so, as may be appropriate, shall deliver to the purchaser a good and sufficient instrument conveying, assigning and transferring the Property so sold without any covenant or warranty, express or implied, subject, however, to any applicable law requiring special warranty of title. Any purchaser at a sale of the Property shall acquire good title to the property so purchased, free of the lien of this Mortgage and free and clear of all the estate, title, interest, claim or demand of BCRE. The receipt of the officer making the sale under judicial proceedings or of Collateral Agent shall be sufficient discharge to the purchaser for the purchase money and such purchaser shall not be responsible for the proper application thereof. Collateral Agent shall not be required to take possession of the Property prior to the sale thereof or to deliver possession of the Property to the purchaser at such sale unless applicable law otherwise provides. To the extent permitted by law and subject to the terms of the Intercreditor Agreement, any action may be maintained by Collateral Agent to recover a deficiency judgment for any balance due under the Credit Documents.

     BCRE hereby waives, to the extent permitted by law, all rights to direct the order in which any of the Property may be sold and the benefit of all homestead, appraisement, valuation, stay, extension and reinstatement laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein on behalf of BCRE and each and every person acquiring any interest in or title to the Property subsequent to the date of this Mortgage. Further, BCRE hereby expressly waives, to the extent permitted by law, any and all rights of redemption before, at or after sale under any order or decree of foreclosure of this Mortgage on behalf of BCRE and each and every person acquiring any interest in or title to the Property subsequent to the date of this Mortgage. Further, BCRE hereby expressly waives, to the extent permitted by law, all present and future statutes of limitations as a defense to any action to enforce this Mortgage.

     The proceeds of any sale of the Property or any part thereof or interest therein, whether pursuant to foreclosure or power of sale or otherwise, and all amounts received by Collateral Agent by reason of any possession, operation or management of the Property or any part thereof, together with any other sums at the time held by Collateral Agent, shall, unless otherwise required by applicable law, be applied in the following order:


     First: To all costs and expenses of the sale of the Property or any part thereof or any interest therein, or entering upon, taking possession of, removal from, holding, operating and managing the Property or any part thereof, together with (1) the costs and expenses of any receiver of the Property or any part thereof appointed pursuant hereto; (2) Attorney Costs and the reasonable fees and expenses of accountants and other professionals employed by Collateral Agent or those engaged by any receiver; (3) any indebtedness, taxes, assessments or other charges prior to the lien of this Mortgage, which Collateral Agent may consider necessary or desirable to pay; and (4) any amounts as may be sufficient to indemnify Collateral Agent against any liability, loss or damage on account of any matter or thing done in good faith in pursuance of the rights and powers of Collateral Agent hereunder;

     Second: To any indebtedness secured by this Mortgage (whether at maturity or on a date fixed for any installment payment or by declaration of acceleration or otherwise) in the order and manner as set forth in the Intercreditor Agreement;

     Third: The balance, if any, to the Person then entitled thereto pursuant to applicable state law.

15.  FEES AND EXPENSES.  If Collateral Agent incurs or expends any sums,
     -----------------
including Attorney Costs, whether or not in connection with any action or proceeding, in order to sustain the lien of this Mortgage or its priority, or to protect or enforce any of Collateral Agent's rights hereunder, or to recover any indebtedness secured hereby, all such sums shall become immediately due and payable by BCRE with interest at the Default Rate. All such sums shall be secured by this Mortgage and be a lien on the Property prior to any right, title, interest or claim in, to or upon the Property attaching or accruing subsequent to the lien of this Mortgage. Without limiting the generality of the foregoing, in any sale or suit to foreclose the lien hereof there shall be allowed and included as additional indebtedness secured hereby in the notice or decree for sale all costs and expenses which may be paid or incurred by or on behalf of Collateral Agent for Attorney Costs and reasonable appraiser's fees, receiver's costs and expenses, insurance, taxes, outlays for documentary and expert evidence, costs for preservation of the Property, stenographer's charges, searches and examinations, guarantee policies and similar data and assurances with respect to title as Collateral Agent may deem reasonably necessary either to prosecute such suit or to evidence to bidders at any sale which may be had pursuant to such notice or decree the true condition of the title to or value of the Property or for any other reasonably necessary purpose. The amount of any such costs and expenses which may be paid or incurred after the sale is entered may be estimated and the amount of such estimate may be allowed and included as additional indebtedness secured hereby.

16.  EXERCISE OF RIGHTS.  If any of Collateral Agent or the Creditors: (1)
     ------------------
grants any extension of time or forbearance with respect to the payment of any indebtedness secured by this Mortgage; (2) takes other or additional security for the payment thereof; (3) waives or fails to exercise any right granted under the Credit Documents; (4) grants any release, with or without consideration of the whole or any part of the security held for the payment of the indebtedness secured hereby; (5) amends or modifies in any respect with the consent of Company any of the terms and provisions of the Credit Documents, then, and in any such event, such act or omission to act shall not release BCRE under any covenant of this Mortgage, nor preclude Collateral Agent from exercising any right, power or privilege herein granted or intended to be granted upon the occurrence or existence of an Event of Default or otherwise and shall not in any way impair or affect the lien or priority of this Mortgage. No right or remedy of Collateral Agent or the Creditors shall be exclusive of, but shall be in addition to, every other right or remedy, now or hereafter existing at law or in equity. No delay in exercising, or omission to exercise, any right or remedy accruing upon the occurrence or existence of an Event of Default shall impair any such right or remedy, or shall be construed to be a waiver of any such Event of Default, or acquiescence therein, nor shall it affect any subsequent default of the same or a different nature. Any waiver by Collateral Agent hereunder shall be effective only if expressed in a writing signed by Collateral Agent and then only for the time and to the extent stated therein. Every such right or remedy may be exercised concurrently or independently and when and as often as may be deemed expedient by Collateral Agent. All rights and remedies of Collateral Agent hereunder and all obligations of BCRE shall be absolute and unconditional, irrespective of any lack of validity or enforceability of the Credit Documents or any other circumstance which might otherwise constitute a defense available to, or a discharge of, BCRE in respect of its obligations secured hereby.

17.  INSPECTION.  BCRE will keep, or cause to be kept, proper books and records
     ----------
with respect to the Property and the operations thereof. BCRE hereby grants to Collateral Agent or any person authorized to act on behalf of Collateral Agent the right to enter on the Property or any place where the books and records are kept, at all reasonable times, and to inspect the same, including the right to make photocopies or extracts from the books and records; provided, however, nothing contained herein shall be construed as an obligation on the part of Collateral Agent to make such inspections. Collateral Agent agrees that it shall, in connection with any rights granted to Collateral Agent under this Mortgage to enter upon the Property, give BCRE not less than forty-eight (48) hours prior notice of any such entry onto the Property unless the need therefor is the result of an emergency condition, in which case Collateral Agent shall give such advance notice as may be reasonable under the circumstances.

18.  TAXES ON INDEBTEDNESS.  In the event of the passage of any law which
     ---------------------
deducts from the value of real property, for purposes of taxation, any lien thereon and which, in turn, imposes a tax, whether directly or indirectly, on the Revolving Notes, the 1996 Master Lease Agreement or any of the Credit Documents, BCRE shall, upon demand from Collateral Agent, reimburse Collateral Agent for the maximum portion that BCRE is permitted to contribute under applicable law to the payment thereof, together with interest thereon at the Default Rate from the date such taxes were paid by Collateral Agent until the date of reimbursement from BCRE.

19.  SUBORDINATION.  At the option of Collateral Agent, this Mortgage shall
     -------------
become subject and subordinate (except with respect to priority of entitlement to insurance proceeds or any award in condemnation) to any and all leases of all or any part of the Property upon the execution by Collateral

Agent of a unilateral declaration of subordination and the recording thereof in the Office of the County Clerk of ___________________ County,
____________________.


20.  FUTURE ADVANCES.  It is further covenanted and agreed by the parties hereto
     ---------------
that this Mortgage also secures the payment of and includes all future advances as shall be made by Loan Agent or its successors or assigns as provided in the Credit Agreement or as shall be made by Lease Agent or their successors or assigns as provided in the 1996 Master Lease Agreement to and for the benefit of BCRE and/or Company to the same extent as if such future advances were made on the date of the execution of this Mortgage ("Future Advances"). The total amount of indebtedness that may be secured by this Mortgage may decrease or increase from time to time and shall include any and all disbursements made by Collateral Agent for the payment of taxes, levies or insurance on the Property with interest on such disbursements at the Default Rate and for Attorney Costs incurred in the collection of any or all of such sums.

21.  MODIFICATION.  No change, amendment, modification, cancellation or
     ------------
discharge hereof, or any part hereof, shall be valid unless in writing and signed by BCRE and Collateral Agent or their respective successors and assigns.

22.  NOTICES.  Any notices, demands, deliveries or other communications required
     -------
or permitted hereunder shall be in writing and shall be deemed properly served if served in the manner provided in the Facilities Agreement.

23.  FURTHER ASSURANCES.  BCRE, at its expense, will execute, acknowledge where
     ------------------
necessary, deliver, record, file or refile such instruments and take such actions as Collateral Agent from time to time may reasonably request for the further assurance to Collateral Agent of the properties and rights intended to be now or hereafter subjected to the lien hereof or assigned hereunder or intended so to be. BCRE hereby authorizes Collateral Agent to file financing statements and continuations relative to all or any part of the Property for which a security interest is granted hereunder without the signature of BCRE where permitted by law. BCRE further agrees that a photocopy or other reproduction of this Mortgage or a financing statement is sufficient as a financing statement.

24.  BINDING ON SUCCESSORS AND ASSIGNS; CAPTIONS; GENDER.  Subject to the
     ---------------------------------------------------
provisions hereof restricting or limiting BCRE's rights of assignment and transfer, all of the terms, covenants, conditions and agreements herein set forth shall be binding upon and inure to the benefit of the respective heirs, devisees, legal representatives, successors and assigns of the parties hereto. The captions and headings of the paragraphs of this Mortgage are for convenience only and are not to be used to interpret, limit or define the provisions hereof. In this Mortgage, whenever and wherever the context so requires, the neuter shall include the feminine and masculine and the singular shall include the plural, where appropriate. The terms "including" and "includes" shall be construed, where appropriate, as though followed by the words "without limitation."

25.  APPLICABLE LAW; SEVERABILITY.  This Mortgage shall be governed by the
     ----------------------------
internal laws of the State of New York (without regard to conflicts of laws), except that the laws of the State of ____________________ shall govern the validity, priority and enforcement hereof. Every provision hereof is intended to be severable. If any term of this Mortgage or the application thereof is determined by a court of competent jurisdiction to be invalid or unenforceable under applicable law, the remaining terms of this Mortgage shall not be affected or impaired thereby, but each such remaining term shall be valid and enforceable to the fullest extent permitted by law.

26.  RELEASE; DEFEASANCE.
     -------------------

     A. If Company and/or BCRE pay all sums due under the Credit Documents in accordance with the terms thereof or if the requirements of Paragraph 26.B are satisfied, then this Mortgage and the estate and rights hereby created shall cease, terminate and become void, and thereupon Collateral Agent, upon the written request and at the expense of BCRE, shall execute and deliver to BCRE such instruments as shall be required to evidence of record the satisfaction of this Mortgage and the lien thereof.

     B. Without causing an acceleration of the indebtedness secured by this Mortgage, Collateral Agent shall from time to time, upon not less than five (5) Business Days' prior notice from BCRE or Company, execute and deliver to BCRE a release of the lien of this Mortgage upon all or any portion of the Property for which the release is requested (the "Released Property"), on the following terms and conditions:

          (1) No release shall be permitted at any time when an Event of Default shall exist and be continuing;

          (2) No release shall be given except in connection with the transfer, sale or encumbrance of the Released Property except as permitted pursuant to the terms of the Facilities Agreement and then only after BCRE and Company have satisfied any conditions precedent contained in the Facilities Agreement, the Credit Agreement and the 1996 Master Lease Agreement; and

          (3) The cost of each release, including Attorney Costs of Collateral Agent's counsel, shall be paid by BCRE.

27.  TIME OF THE ESSENCE.  Time is of the essence to this Mortgage, and all
     -------------------
provisions pertaining thereto shall be strictly construed.

28.  SUBMISSION TO JURISDICTION; WAIVER OF VENUE.  BCRE, HEREBY (1) IRREVOCABLY
     -------------------------------------------
SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK AND TO THE JURISDICTION OF ANY ____________________ STATE COURT OR FEDERAL COURT SITTING IN OR NEAREST TO THE __________ COUNTY IN WHICH THE PROPERTY IS LOCATED OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS MORTGAGE, (2) IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE, __________ STATE OR FEDERAL COURT AND (3) AGREES NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST COLLATERAL AGENT OR ANY CREDITOR OR THE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR PROPERTY OF ANY THEREOF, ARISING OUT OF OR RELATING TO THIS AGREEMENT, IN ANY COURT OTHER THAN AS HEREINABOVE SPECIFIED IN THIS PARAGRAPH 28. BCRE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY SUCH ACTION OR PROCEEDING (WHETHER BROUGHT BY SUCH PARTY OR OTHERWISE) IN ANY COURT HEREINABOVE SPECIFIED IN THIS PARAGRAPH 28 AS WELL AS ANY RIGHT IT MAY NOW OR HEREAFTER HAVE, TO REMOVE ANY SUCH ACTION OR PROCEEDING, ONCE COMMENCED, TO ANOTHER COURT ON THE GROUNDS OF FORUM NON CONVENIENS OR
                                                   ----- --- ----------
OTHERWISE. BCRE AGREES THAT A FINAL, NON-APPEALABLE JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

29.  WAIVER OF JURY TRIAL.  BCRE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY
     --------------------
WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS MORTGAGE OR UNDER ANY OTHER DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY; THIS PROVISION IS A MATERIAL INDUCEMENT FOR COLLATERAL AGENT, LOAN AGENT AND LEASE AGENT ENTERING INTO THE CREDIT DOCUMENTS.

30.  SERVICE OF PROCESS.  BCRE HEREBY IRREVOCABLY CONSENTS TO SERVICE OF PROCESS
     ------------------
BY MEANS OF CERTIFIED MAIL AT THE ADDRESS SPECIFIED FOR COMPANY IN THE FACILITIES AGREEMENT. NOTHING IN THIS MORTGAGE WILL AFFECT THE RIGHT OF COLLATERAL AGENT TO SERVE SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

             [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK.]

     IN WITNESS WHEREOF, BCRE has executed this Mortgage as of the day and year first above written.


                         BC REAL ESTATE INVESTMENTS, INC., a Delaware corporation


                         By:  ________________________________________
                              Bernadette Dennehy
                              Its Vice President


[CORPORATE SEAL]

STATE OF ILLINOIS                   )
                                    ) SS.
COUNTY OF ______________________    )

     I, the undersigned, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that BERNADETTE DENNEHY, personally known to me to be the Vice President of BC REAL ESTATE INVESTMENTS, INC., a Delaware corporation, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that as such Vice President, she signed, sealed and delivered said instrument as Vice President of said corporation, and caused the corporate seal of said corporation to be affixed thereto, pursuant to authority, given by the Board of Directors of said corporation, as her free and voluntary act, and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

     Given under my hand and official seal, this _____ day of December, 1996.


                                      ________________________________________
                                               Notary Public

My Commission Expires: _____________


This Instrument Prepared In Chicago, Illinois By
And After Recording, Return To:

Ann Duker
McDermott, Will & Emery
227 West Monroe Street
Chicago, Illinois  60606

                                   Exhibit A
                                   ---------

                         LEGAL DESCRIPTION OF PROPERTY


STORE NO:             __________

ADDRESS:              ______________________________
                      ______________________________

PERMANENT TAX INDEX NUMBER:             ____________________


LEGAL DESCRIPTION:

                                   EXHIBIT F
                                   ---------
                               PLEDGE AGREEMENT
                               ----------------

          THIS PLEDGE AGREEMENT (this "Pledge Agreement"), dated as of December 9, 1996 made by BOSTON CHICKEN, INC., a Delaware corporation ("Borrower"), and Mid-Atlantic Restaurant Systems, Inc., a Delaware corporation ("Mid-Atlantic Inc."; together with Borrower, collectively, the "Pledgors" and individually, a "Pledgor"), in favor of BANK OF AMERICA ILLINOIS, as collateral agent ("Collateral Agent") pursuant to the terms of the Intercreditor Agreement (as hereinafter defined).


                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, Borrower has entered into that certain Secured Revolving Credit Agreement, dated as of even date herewith (said Secured Revolving Credit Agreement, as amended, supplemented, modified, restated, refinanced, refunded or renewed from time to time, the "Credit Agreement") among the lenders party thereto (the "Lenders"), Bank of America Illinois for itself as a Lender, as agent for the Lenders (in its capacity as agent, together with its successors and assigns, the "Loan Agent") and as issuing lender (in its capacity as issuing lender, together with its successors and assigns, the "Issuing Lender") and the documentation agent named therein, pursuant to which the Lenders have agreed to make Revolving Loans (as defined herein) to Borrower and the Issuing Lender has agreed to issue Letters of Credit (as defined herein) on behalf of Borrower, subject to the terms and conditions of the Credit Agreement;

          WHEREAS, the Borrower has entered into that certain Master Lease Agreement No. 2, dated as of even date herewith (as amended, supplemented, modified, restated, refinanced, refunded or renewed from time to time, the "1996 Master Lease Agreement") between the Borrower and General Electric Capital Corporation, for itself and as agent for the Lease Participants referred to below (in its individual capacity, "GECC"; and in such dual capacity, the "Lease Agent");

          WHEREAS, subject to the terms and conditions of the 1996 Master Lease Agreement, on the date hereof and/or from time to time hereafter GECC may convey to certain financial institutions (collectively with GECC, the "Lease Participants") participating interests in its rights, duties and obligations under the 1996 Master Lease Agreement;

          WHEREAS, the Borrower has entered into that certain Facilities Agreement dated as of even date herewith (as amended, supplemented, modified, restated, refinanced, refunded or renewed from time to time in accordance with the terms of the Intercreditor Agreement referred to below, the "Facilities

Agreement") among the Borrower, the Loan Agent and the Lease Agent;

          WHEREAS, concurrently herewith the Borrower, the Loan Agent and the Lease Agent are entering into that certain Intercreditor Agreement dated as of even date herewith (the "Intercreditor Agreement") which sets forth certain agreements among the Lenders, the Issuing Bank, the Loan Agent, the Lease Agent and the Lease Participants with respect to, among other things, voting rights and collateral issues;

          WHEREAS, as a condition precedent to the making of the Revolving Loans by the Lenders, the issuance of the Letters of Credit by the Issuing Lender and the financial accommodations by the Lease Participants, each of the Pledgors is required to execute and deliver this Pledge Agreement;

          WHEREAS, Mid-Atlantic Inc. will derive significant direct and indirect benefits from the making of the Revolving Loans by the Lenders, the issuance of the Letters of Credit by the Issuing Lender and the making of the financial accommodations by the Lease Participants; and

          WHEREAS, each of the Pledgors has duly authorized the execution, delivery and performance of this Pledge Agreement.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders to make Revolving Loans to Borrower pursuant to the Credit Agreement, the Issuing Lender to issue Letters of Credit pursuant to the Credit Agreement and the Lease Participants to make the financial accommodations pursuant to the 1996 Master Lease Agreement, each of the Pledgors agrees, for the benefit of the Lenders, the Issuing Lender, the Loan Agent, the Lease Participants and the Lease Agent (collectively, the "Creditors"), as follows:


                                   ARTICLE I

                                  DEFINITIONS

          Section 1.1 Certain Terms. The following terms when used in this Pledge Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

          "Borrower" is defined in the Preamble.

          "Collateral" is defined in Section 2.1.

          "Collateral Agent" is defined in the Preamble.

          "Credit Agreement" is defined in the first Recital.

          "Creditors" is defined in the Recitals.

          "Distributions" means all stock dividends, liquidating dividends, shares of stock resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, and other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Pledged Units or other shares of capital stock constituting Collateral, but shall not include Dividends.

          "Dividends" means cash dividends and cash distributions with respect to any Pledged Units made out of capital surplus.

          "Issuing Lender" is defined in the first Recital.

          "1996 Master Lease Agreement" is defined in the first Recital.

          "Lease Agent" is defined in the second Recital.

          "Lease Participant" is defined in the second Recital.

          "Lenders" is defined in the first Recital.

          "Loan Agent" is defined in the first Recital.

          "Mid-Atlantic Inc." is defined in the Preamble.

          "Pledge Agreement" is defined in the Preamble.

          "Pledged Note Issuer" means each Person identified in Item A of Attachment 1 hereto (as such Attachment 1 shall be updated by any substitute Attachment 1 delivered by Borrower pursuant to Section 7.3 of the Credit Agreement) as the issuer of the Pledged Note identified opposite the name of such Person.

          "Pledged Notes" means all promissory notes of any Pledged Note Issuer which are delivered by either Pledgor to the Collateral Agent as Pledged Property hereunder, as such promissory notes, in accordance with Section 4.5, are amended, modified, or supplemented from time to time and together with any promissory note of any Pledged Note Issuer taken in extension or renewal thereof or substitution therefor.

          "Pledged Property" means all Pledged Units, all Pledged Notes, and all other pledged shares of capital stock or promissory notes, all other securities, all assignments of any amounts due or to become due, all other instruments which are now being delivered by either Pledgor to the Collateral Agent or may from time to time hereafter be delivered by either Pledgor to the Collateral Agent for the purpose of pledge under this Pledge

Agreement or any other Loan Document, and all proceeds of any of the foregoing.

          "Pledged Unit Issuer" means each Person identified in Item B of Attachment 1 hereto (as such Attachment 1 shall be updated by any substitute Attachment 1 delivered by Borrower pursuant to Section 7.3 of the Credit Agreement) as the issuer of the Pledged Units.

          "Pledged Units" means all shares of capital stock, partnership units or other equity interest of any Pledged Unit Issuer with respect to which either Pledgor is record owner and which are delivered by either Pledgor to the Collateral Agent as Pledged Property hereunder, and all of the certificates and instruments representing such shares of capital stock, partnership units or other equity interest.

          "Pledgor(s)" is defined in the Preamble.

          "Secured Obligations" is defined in Section 2.2.

          "U.C.C." means the Uniform Commercial Code as in effect in the State of New York, as the same may be amended from time to time.

          SECTION 1.2 Facilities Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Pledge Agreement, including its preamble and recitals, have the meanings provided in the Facilities Agreement.

          SECTION 1.3 U.C.C. Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Pledge Agreement, including its preamble and recitals, with such meanings.


                                  ARTICLE II

                                    PLEDGE

          SECTION 2.1 Grant of Security Interest. Each of the Pledgors hereby pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers to the Collateral Agent for the benefit of the Creditors, and hereby grants to the Collateral Agent for the benefit of the Creditors, a continuing security interest in, all of the following property (the "Collateral"):

          (a) all promissory notes of each Pledged Note Issuer identified in Item A of Attachment 1 hereto (as such Attachment 1 shall be updated by any substitute Attachment 1 delivered by

Borrower pursuant to Section 7.3 of the Credit Agreement);


          (b) all other Pledged Notes issued from time to time;

          (c) all Pledged Units identified in Item B of Attachment 1 hereto (as such Attachment 1 shall be updated by any substitute Attachment 1 delivered by Borrower pursuant to Section 7.3 of the Credit Agreement);

          (d) all other Pledged Units issued from time to time;

          (e) all other Pledged Property, whether now or hereafter delivered to the Collateral Agent in connection with this Pledge Agreement;

          (f) all Dividends, Distributions, interest, and other payments and rights with respect to any Pledged Property to which either Pledgor is entitled or entitled to receive a security interest; and

          (g)  all proceeds of any of the foregoing.

          SECTION 2.2 Security for Obligations. This Pledge Agreement secures the payment in full of all obligations of every nature of the Borrower now or hereafter existing under the Credit Agreement, the Revolving Notes, any Guaranty to which Mid-Atlantic Inc. is a party, the other Loan Documents, the 1996 Master Lease Agreement and the 1996 Lease Documents (such documents collectively, the "Credit Documents") whether for principal, interest, costs, fees, expenses, or otherwise (all such obligations of the Borrower being the "Secured Obligations").

          SECTION 2.3 Delivery of Pledged Property; Registration of Pledge, Transfer, etc. All certificates or instruments representing or evidencing any Collateral, including all Pledged Units and all Pledged Notes, shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank. If any interests pledged pursuant to the Pledge Agreement are uncertificated securities, the applicable Pledgor(s) shall provide evidence satisfactory to the Collateral Agent that the security interest in such uncertificated securities has been transferred to and perfected by the Collateral Agent for the benefit of the Creditors in accordance with Section 8-313 and Section 8-321 (or any successor sections) of the U.C.C. Prior to the delivery thereof to the Collateral

Agent, such certificates or instruments shall be held by the respective Pledgor separate and apart from its other property and in express trust for the Collateral Agent. To the extent either Pledgor has such rights, the Collateral Agent shall have the right, at any time, to transfer to, or to register in the name of the Collateral Agent or any of its nominees, any or all of such Pledged Units, subject only to the revocable rights of the Pledgor specified in clause
(c) of Section 4.4. In addition, to the extent either Pledgor has such rights, the Collateral Agent shall have the right at any time after a Default shall have occurred and be continuing to exchange certificates or instruments representing or evidencing any Pledged Units for certificates or instruments of smaller or larger denominations.

          SECTION 2.4 Dividends and Interest. (a) In the event that any Dividend to which either Pledgor is entitled or entitled to receive a security interest is to be paid on any Pledged Unit at a time when no Event of Default has occurred and is continuing, and the proceeds of such Dividend have not previously been required to be applied to any of the Secured Obligations, such proceeds may be paid directly to such Pledgor.

     (b) In the event that any payment of interest or principal to which either Pledgor is entitled or entitled to receive a security interest is to be paid on any Pledged Note at a time when no Event of Default has occurred and is continuing, and the proceeds of such payment have not previously been required to be applied to any of the Secured Obligations, such proceeds may be paid directly to such Pledgor.

          SECTION 2.5 Continuing Security Interest; Transfer of Note. This Pledge Agreement shall create a continuing security interest in the Collateral and shall

          (a) remain in full force and effect until payment in full of all Secured Obligations and the termination of all contractual obligations of any Creditor under any Credit Document to extend credit of any nature to Borrower,

          (b) be binding upon the Pledgors and their respective successors, transferees and assigns, and

          (c) inure to the benefit of the Collateral Agent, the Creditors and their respective successors, transferees, and assigns.

Without limiting the foregoing clause (c), pursuant to the terms of the Credit Documents, any Creditor may assign, or otherwise transfer (in whole or in part) its ratable portion of the Secured Obligations held by them to any other Person or entity, and such other Person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Creditor under any Credit Document (including this Pledge Agreement) or otherwise. Upon the payment in full of the Secured Obligations and the termination of all contractual obligations of all Creditors under any Credit Document to extend Credit of any nature to Borrower, the security interest granted herein shall terminate and all rights to the Collateral shall revert to the respective Pledgor. Upon any such termination, the Collateral Agent will, at the Pledgors' sole expense, deliver to the respective Pledgor, without any representations or warranties of any kind whatsoever, all certificates and instruments representing or evidencing all Pledged Units and all Pledged Notes of such Pledgor, together with all other Collateral held by the Collateral Agent hereunder, and execute and deliver to the respective Pledgor, at such Pledgor's sole expense, such documents as such Pledgor shall reasonably request to evidence such termination.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

          Each Pledgor represents and warrants unto the Collateral Agent, as at the date of each pledge and delivery hereunder (including each pledge of Pledged Units and each pledge and delivery of a Pledged Note) by such Pledgor to the Collateral Agent of any Collateral, as follows:

          SECTION 3.1 Ownership, No Liens, etc. Each Pledgor is the legal and beneficial owner of, and has good and marketable title to (and has full right and authority to pledge and assign) all the Collateral pledged by it under this Pledge Agreement, free and clear of all liens, security interests, options, or other charges or encumbrances.

          SECTION 3.2 As to Pledged Units. In the case of any Pledged Units constituting such Collateral, all of such Pledged Units are duly authorized and validly issued.

          SECTION 3.3 As to Pledged Notes. In the case of each Pledged Note, to the best knowledge of the Borrower, all of such Pledged Notes have been duly authorized, executed, endorsed, issued and delivered, and are the legal, valid and binding obligation of the issuers thereof enforceable against such issuers in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights and to general principles of equity. None of the Pledged Notes is in default.

          SECTION 3.4 Authorization, Approval, etc. Except as may have been obtained, no authorization, approval, or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other Person is required either

          (a) for the pledge by Pledgors of any Collateral pursuant to this Pledge Agreement or for the execution, delivery, and performance of this Pledge Agreement by the Pledgors, or

          (b) for the exercise by the Collateral Agent of the voting or other rights provided for in this Pledge Agreement, or, except with respect to any Pledged Units, as may be required in connection with a disposition of such Pledged Units by laws affecting the offering and sale of securities generally, the remedies in respect of the Collateral pursuant to this Pledge Agreement.


                                  ARTICLE IV

                                   COVENANTS

          SECTION 4.1 Protect Collateral; Further Assurances, etc. The Pledgors will not sell, assign, transfer, pledge, or encumber in any other manner the Collateral (except in favor of the Collateral Agent hereunder). Each Pledgor will warrant and take reasonable action to defend the right and title herein granted unto the Collateral Agent in and to the Collateral (and all right, title, and interest represented by the Collateral) against the claims and demands of all Persons whomsoever. Each Pledgor agrees that at any time, and from time to time, at the expense of the Pledgors, the Pledgors will promptly execute and deliver all further instruments, and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

          SECTION 4.2 Stock Powers, etc. Each Pledgor agrees that all Pledged Units (and all other shares of capital stock constituting Collateral) delivered by such Pledgor pursuant to this Pledge Agreement will be accompanied by duly executed undated blank stock powers, or other equivalent instruments of transfer acceptable to the Collateral Agent. Each Pledgor will, from time to time upon the request of the Collateral Agent, promptly deliver to the Collateral Agent such stock powers, instruments, and similar documents, satisfactory in form and substance to the Collateral Agent, with respect to the Collateral as the Collateral Agent may reasonably request and will, from time to time upon the request of the Collateral Agent after the occurrence of any Event of Default and during the continuance thereof to the extent of any right to do such, promptly transfer any Pledged Units into the name of any nominee designated by the Collateral Agent.

          SECTION 4.3 Continuous Pledge. Subject to Section 2.4, each Pledgor will, at all times, keep pledged to the Collateral Agent pursuant hereto all Pledged Units and all other shares of capital stock constituting Collateral, all Dividends and Distributions with respect thereto to which such Pledgor is entitled, or entitled to receive a security interest in, all Pledged Notes, all proceeds received by the Collateral Agent or such Pledgor with respect to the Pledged Notes, and all other Collateral and other securities, instruments, proceeds, and rights from time to time received by or distributable to such Pledgor in respect of any Collateral.

          SECTION 4.4 Voting Rights; Dividends, etc. Subject to the Intercreditor Agreement, each Pledgor agrees to deliver (properly endorsed where required hereby or requested by the Collateral Agent) to the Collateral Agent:

          (a) after an Event of Default shall have occurred and be continuing, promptly upon receipt thereof by either Pledgor and without any request therefor by the Collateral Agent, all Dividends and Distributions (to which such Pledgor is entitled or entitled to receive a security interest therein) and all interest, all other cash payments, and all proceeds of the Collateral, all of which shall be held by the Collateral Agent as additional Collateral for use in accordance with Article VI; and

          (b) after an Event of Default shall have occurred and be continuing, promptly upon request of the Collateral Agent, such proxies and other documents as may be necessary to allow the Collateral Agent to exercise any voting power to which either Pledgor is entitled with respect to any share of capital stock (including Pledged Units) constituting Collateral;

provided, however, that unless an Event of Default shall have occurred and be continuing, each Pledgor shall be entitled:

          (c) to exercise, in its reasonable judgment, but in a manner which would not have a material adverse effect on the value of the Pledged Units, and in a manner not inconsistent with the terms of the Credit Documents (including this Pledge Agreement) the voting power and all other incidental rights of ownership with respect to any Pledged Units or other shares of capital stock constituting Collateral (subject to such Pledgor's obligation to deliver to the Collateral Agent such Pledged Units and other shares in pledge hereunder); and

          (d) to the prompt receipt of all Dividends in accordance with Section 2.4.

All Dividends, Distributions, interest, cash payments, and proceeds which may at any time and from time to time be held by either Pledgor but which such Pledgor is then obligated to deliver to the Collateral Agent, shall, until delivery to the Collateral Agent, be held by such Pledgor separate and apart from its other property in trust for the Collateral Agent. The Collateral Agent agrees that unless an Event of Default shall have occurred and be continuing, the Collateral Agent shall, upon the written request of either Pledgor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by such Pledgor which are necessary to allow such Pledgor to exercise any voting power to which such Pledgor is entitled with respect to any share of capital stock (including Pledged Units) constituting Collateral; provided, however, that no vote shall be cast, or consent, waiver, or ratification given, or action taken by such Pledgor that would impair any Collateral or be inconsistent with or violate any provision of the Credit Agreement, the 1996 Master Lease Agreement or any other Credit Document (including this Pledge Agreement).

          SECTION 4.5 Additional Undertakings. Neither Pledgor will, without the prior written consent of the Collateral Agent, which will not be unreasonably withheld or delayed, take or omit to take any action the taking or the omission of which would result in any material impairment or alteration of any obligation of the maker of any Pledged Note or other instrument constituting Collateral. Notwithstanding the foregoing the Borrower may (i) in its ordinary course of business, amend, restate, supplement, replace, terminate, modify or waive any provision of any Pledged Note (including any underlying instrument pursuant to which such Pledged Note is issued), and (ii) exercise its rights to convert debt or exercise options for equity in any Financed Franchisee at any time, each as permitted by the Facilities Agreement.


                                   ARTICLE V

                             THE COLLATERAL AGENT

          SECTION 5.1 Collateral Agents Appointed Attorney-in-Fact. Each Pledgor hereby irrevocably appoints the Collateral Agent such Pledgor's attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time in the Collateral Agent's discretion, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including without limitation:

          (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

          (b) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above; and

          (c) to file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral.

          SECTION 5.2 Collateral Agent May Perform. If either Pledgor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by such Pledgor pursuant to Section 6.3.

          SECTION 5.3 Reasonable Care. The Collateral Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, however, the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as the respective Pledgor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Collateral Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.


                                  ARTICLE VI

                                   REMEDIES

          SECTION 6.1 Certain Remedies. Subject to the Intercreditor Agreement, if any Event of Default shall have occurred and be continuing:

          (a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may sell the Collateral or any part thereof after reasonable notice to the Pledgors in one or more parcels at public or private sale or broker's board, at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable. Each Pledgor agrees that the Collateral Agent or any Creditor shall be entitled to bid for or purchase any or all of the Collateral at any such sale. Each Pledgor agrees that at least ten days' notice to each such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (b) The Collateral Agent may (to the extent either Pledgor could do so or has done so)

               (i) transfer all or any part of the Collateral into the name of the Collateral Agent or its nominee, with or without disclosing that such Collateral is subject to the lien and security interest hereunder,

               (ii) notify the parties obligated on any of the Collateral to make payment to the Collateral Agent of any amount due or to become due thereunder,

               (iii) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto,

               (iv) endorse any checks, drafts, or other writings in such Pledgor's name to allow collection of the Collateral,

               (v)  take control of any proceeds of the Collateral, and

               (vi) execute (in the name, place and stead of such Pledgor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

          SECTION 6.2 Application of Proceeds. Except as expressly provided elsewhere in this Agreement, all proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as Collateral for, and/or then, or at any other time thereafter applied, in full or in part by the Collateral Agent against the Secured Obligations in accordance with the terms of the Intercreditor Agreement.

          SECTION 6.3 Indemnity and Expenses. Each Pledgor hereby indemnifies and holds harmless the Collateral Agent and the Creditors from and against any and all claims, losses, and liabilities growing out of or resulting from this Pledge Agreement (including enforcement of this Pledge Agreement), except claims, losses, or liabilities resulting from the Collateral Agent's and/or any such Creditor's, as the case may be, gross negligence or willful misconduct. Upon demand, the Pledgors will pay to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Collateral Agent and/or any Creditor, as the case may be, may incur in connection with:

          (a)  the administration of this Pledge Agreement;

          (b) the custody, preservation, use, or operation of, or the sale of, collection from, or other realization upon, any of the Collateral;

          (c) the exercise or enforcement of any of the rights of the Collateral Agent hereunder; or

          (d) the failure by either Pledgor to perform or observe any of the provisions hereof.

          SECTION 6.4 Rights Exercisable. Notwithstanding anything else to the contrary herein, the Collateral Agent's rights hereunder are limited to whatever rights the Pledgors have with respect to the Collateral.


                                  ARTICLE VII

                           MISCELLANEOUS PROVISIONS

          SECTION 7.1 Credit Documents. This Pledge Agreement is a Credit Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement and the Intercreditor Agreement, including Article IX of the Credit Agreement and Article IV of the Intercreditor Agreement.

          SECTION 7.2 Amendments, etc. No amendment to or waiver of any provision of this Pledge Agreement nor consent to any departure by either Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

          SECTION 7.3 Obligations Not Affected. The obligations of the Pledgors under this Pledge Agreement shall remain in full force and effect without regard to, and shall not be impaired or affected by:

          (a) any amendment or modification or addition or supplement to the Credit Agreement, any Revolving Note, any other Loan Document, the 1996 Master Lease Agreement or any other Credit Document any instrument delivered in connection therewith, or any assignment or transfer thereof;

          (b) any exercise, non-exercise, or waiver by the Collateral Agent of any right, remedy, power, or privilege under or in respect of, or any release of any guaranty or collateral provided pursuant to, this Pledge Agreement, the Credit Agreement, 1996 Master Lease Agreement or any other
     Credit Document;

          (c) any waiver, consent, extension, indulgence, or other action or inaction in respect of this Pledge Agreement, the Credit Agreement, the 1996 Master Lease Agreement or any other Credit Document or any assignment or transfer of any thereof; or

          (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation, or the like, of either Pledgor or any other Person, whether or not either Pledgor shall have notice or knowledge of any of the foregoing.

          SECTION 7.4 Protection of Collateral. The Collateral Agent may from time to time, at its option, perform any act which either Pledgor agrees hereunder to perform and which such Pledgor shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default) and the Collateral Agent may from time to time take any other action which the Collateral Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

          SECTION 7.5 Notices, Etc. All notices and other communications provided for under this Pledge Agreement shall be in writing (including telegraphic, telex or facsimile communication) and mailed or telecommunicated or delivered at the address of such party set forth at the address set forth on the signature page of this Pledge Agreement; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 7.5. All such notices and communications shall, when mailed or telecommunicated, be effective upon actual receipt, or one (1) Business Day after transmitted by telex and the appropriate answerback received, transmitted by facsimile or delivered to the telegraph company, respectively, addressed as aforesaid.

          SECTION 7.6 Section Captions. Section captions used in this Pledge Agreement are for convenience of reference only, and shall not affect the construction of this Pledge Agreement.

          SECTION 7.7 Severability. Wherever possible each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

          Section 7.8 LAW. THIS PLEDGE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OF CHOICE OF LAW.

          SECTION 7.9 Submission to Jurisdiction. Each of the parties to this Pledge Agreement hereby irrevocably agree that any legal action or proceeding pertaining to this Pledge Agreement may be brought in the courts of the State of New York or Federal Court sitting in New York City, New York. Each of the parties to this Pledge Agreement hereby irrevocably agree that service of process in such action or proceeding may be made either by mailing, by registered or certified mail, postage prepaid, a copy of the summons or complaint, or other legal process in such action or proceeding to such party at the address specified pursuant to Section 7.5. Service of process in any such action or proceeding, effected as aforesaid, shall be effective upon receipt by party or such agent and shall be deemed personal service upon such party and shall be legal and binding upon such party for all purposes, notwithstanding any failure by such party's agent to forward copies of such process to such party. Each of the parties to this Pledge Agreement hereby waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any such action or proceeding in any such court as well as any right it may now or hereafter have to remove any such action or proceeding, once commenced, to another court on the grounds of forum non conveniens or otherwise.

          IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

                         BOSTON CHICKEN, INC.


                         By:
                             ------------------------------------------------
                         Name:   Bernadette M. Dennehy
                         Title:  Vice President

                                 14103 Denver West Parkway
                                 P.O. Box 4086
                                 Golden, Colorado 80401-4086

                                 Telephone:  (303) 278-9500
                                 Facsimile:  (303) 216-5339


                         MID-ATLANTIC RESTAURANT SYSTEMS, INC.



                         By:
                            ------------------------------------------------
                         Name:   Bernadette M. Dennehy
                         Title:  Vice President

                                 14103 Denver West Parkway
                                 P.O. Box 4086
                                 Golden, Colorado 80401-4086

                                 Telephone:  (303) 278-9500
                                 Facsimile:  (303) 216-5339


                         BANK OF AMERICA ILLINOIS, as
                         Collateral Agent


                         By:
                            ------------------------------------------------
                         Name:   David A. Johanson
                         Title:  Vice President

                                 231 South LaSalle Street
                                 Chicago, Illinois 60697
                                 Attn: David Johanson

                                 Telephone:  (312) 828-3782
                                 Facsimile:  (312) 828-1974

                                                                    ATTACHMENT 1
                                                                              to
                                                                Pledge Agreement



Item A. Pledged Notes (each of such Notes being pledged by Borrower)


Note Issuer                    Description
-----------                    -----------

BC Boston, L.P.                Amended and Restated Convertible
                               Secured Note dated August 8, 1996
                               in the original principal amount
                               of $35,000,000

BC Boston, L.P.                Nonconvertible Secured Note dated
                               September 27, 1996 in the
                               original principal amount of
                               $8,000,000

BC Golden Gate, L.L.C.         Amended and Restated Convertible
                               Secured Note dated September 27,
                               1996 in the original principal
                               amount of $39,000,000

BC Golden Gate, L.L.C.         Nonconvertible Secured Note dated
                               August 12, 1996 in the original
                               principal amount of $2,000,000

BC Great Lakes, L.L.C.         Amended and Restated Convertible
                               Secured Note dated August 8, 1996
                               in the original principal amount
                               of $76,420,000

BC Great Lakes, L.L.C.         Nonconvertible Secured Note dated
                               October 25, 1996 in the original
                               principal amount of $10,000,000

BC Great Lakes, L.L.C.         Replacement Secured Promissory
                               Note dated December 9, 1996 in
                               the original principal amount of
                               $7,720,000

BC Heartland, L.L.C.           Convertible Secured Note dated
                               October 15, 1996 in the original
                               principal amount of $1,725,000

BC Heartland, L.L.C.           Nonconvertible Secured Note dated
                               October 15, 1996 in the original
                               principal amount of $1,625,000

BC New York, L.L.C.            Amended and Restated Convertible
                               Secured Note dated August 6, 1996
                               in the original principal amount
                               of $38,003,912

BC New York, L.L.C.            Amended and Restated
                               Nonconvertible Secured Note dated
                               November 19, 1996 in the original
                               principal amount of $86,440,088

BC Northwest, L.P.             Amended and Restated Convertible
                               Secured Note dated as of August
                               12, 1996 in the original
                               principal amount of $30,000,000

BC Northwest, L.P.             Nonconvertible Secured Note dated
                               as of October 4, 1996 in the
                               original principal amount of
                               $8,000,000

BC Superior, L.L.C.            Amended and Restated Convertible
                               Secured Note dated August 8, 1996
                               in the original principal amount
                               of $37,871,059

BC Texas, Inc.                 Amended and Restated Convertible
                               Secured Note dated November 29,
                               1996 in the original principal
                               amount of $48,000,000

BCE West, L.P.                 Amended and Restated Convertible
                               Secured Note dated August 8, 1996
                               in the original principal amount
                               of $40,000,000

BCE West, L.P.                 Nonconvertible Secured Note dated
                               October 4, 1996 in the original
                               principal amount of $10,000,000

Boston West, L.L.C.            Convertible Secured Note dated
                               April 16, 1995 in the original
                               principal amount of $63,750,000

Finest Foodservice, L.L.C.     Amended and Restated Convertible
                               Secured Note dated November 23,
                               1996 in the original principal
                               amount of $52,000,000

Finest Foodservice, L.L.C.     Nonconvertible Secured Note dated
                               December 31, 1995 in the original
                               principal amount of $2,400,000

Mayfair Partners, L.P.         Amended and Restated Convertible
                               Secured Note dated August 8, 1996
                               in the original principal amount
                               of $30,170,000

Mayfair Partners, L.P.         Amended and Restated
                               Nonconvertible Secured Note dated
                               November 29, 1996 in the original
                               principal amount of $10,000,000

P&L Food Services, L.L.C.      Amended and Restated Convertible
                               Secured Note dated September 27,
                               1996 in the original principal
                               amount of $37,000,000

P&L Food Services, L.L.C.      Nonconvertible Secured Note dated
                               September 27, 1996 in the
                               original principal amount of
                               $10,000,000

Platinum Rotisserie, L.L.C.    Amended and Restated Secured Note
                               dated August 27, 1996 in the
                               original principal amount of
                               $49,634,358

Platinum Rotisserie, L.L.C.    Secured Promissory Note dated
                               December 9, 1994 in the original
                               principal amount of $6,500,000

R&A Food Services, L.P.        Amended and Restated Convertible
                               Secured Note dated October 6,
                               1996 in the original principal
                               amount of $86,505,220

R&A Food Services, L.P.        Nonconvertible Secured Note dated
                               October 6, 1996 in the original
                               principal amount of $12,000,000


Item B.  Pledged Units
         -------------

Pledged by the Borrower:

Unit Issuer                    Units
-----------                    -----
     Percentage
     ----------

Mid-Atlantic Restaurant        9,680,000    93% of Limited
  Systems L.P.                              Partnership Units


Pledged by Mid-Atlantic Restaurant Systems, Inc.:

Unit Issuer                    Units
-----------                    -----
     Percentage
     ----------

Mid-Atlantic Restaurant        120,000    100% of General
  Systems L.P.                            Partnership Units

                                   EXHIBIT G
                                   ---------

                  Form of Assignment and Acceptance ((S)10.5)
                  -------------------------------------------


          This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Assignment and Acceptance") dated as of __________, 199_ is made between ______________________________ (the "Assignor") and __________________________
(the "Assignee").


                                    RECITALS
                                    --------

          WHEREAS, the Assignor is party to that certain Secured Revolving Credit Agreement dated as of December 9, 1996 (as amended, amended and restated, modified, supplemented or renewed, the "Credit Agreement") among Boston Chicken, Inc., a Delaware corporation (the "Borrower"), the lenders who are or from time to time become party thereto (the "Lenders"), Bankers Trust Company, as documentation agent for the Lenders, and Bank of America Illinois, as agent for the Lenders (the "Agent") and as letter of credit issuing bank (the "Issuing Lender"). Any terms defined in the Credit Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Credit Agreement;

          WHEREAS, as provided under the Credit Agreement, the Assignor has committed to make Revolving Loans to the Borrower in an aggregate amount not to exceed $__________ in the case Revolving A Loans ("Commitment A"), $__________ in the case of Revolving B Loans ("Commitment B"), and $__________ in the case of Revolving C Loans ("Commitment C"); together with its Commitment A, Commitment B and Commitment C collectively the "Commitments");

          WHEREAS, [the Assignor has made to the Borrower Revolving A Loans in the aggregate outstanding principal amount of $__________, Revolving B Loans in the aggregate outstanding principal amount of $__________, and Revolving C Loans in the aggregate outstanding principal amount of $__________] [no Revolving Loans are outstanding under the Credit Agreement];

          WHEREAS, [the Assignor has acquired a participation in the Issuing Lender's liability under Letters of Credit in an aggregate principal amount of $____________ (the "L/C Obligations")] [no Letters of Credit are outstanding under the Credit Agreement]; and

          WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Credit Agreement and the Loan Documents in respect of its Commitments, [together with a corresponding portion of each of its outstanding Revolving Loans and L/C Obligations] in an amount equal to $__________ (the "Assigned Amount") on the terms and subject to the conditions set forth herein and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

     1.   Assignment and Acceptance.

          (a) Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) __% (the "Assignee's Percentage Share") of (A) the Commitment A, Revolving A Loans, Commitment B, Revolving B Loans, Commitment C and Revolving C Loans and the L/C Obligations of the Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the Loan Documents.

          (b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Credit Agreement and the Loan Documents, including the requirements concerning confidentiality and the payment of indemnification, with an aggregate Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the Loan Documents are required to be performed by it as a Lender. It is the intent of the parties hereto that the aggregate Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement and the Loan Documents to the extent such obligations have been assumed by the Assignee; provided, however, the Assignor shall not relinquish its rights under Article IV or Sections 10.6 and 10.12 of the Credit Agreement to the extent such rights relate to the time prior to the Effective Date.

          (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee's Commitment A will be $__________, Commitment B will be $__________ and Commitment C will be $__________.

          (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor's

Commitment A will be $__________, Commitment B will be $__________ and Commitment C will be $__________.

     2.   Payments.

          (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $__________, representing the Assignee's Percentage Share of the outstanding principal amount of all Revolving Loans.

          (b) The [Assignor] [Assignee] further agrees to pay to the Agent a processing fee in the amount specified in Section 10.5(1) of the Credit Agreement.

     3.   Reallocation of Payments.

     Any interest, fees and other payments accrued to the Effective Date with respect to the Commitments, Revolving Loans and L/C Obligations shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

     4.   Independent Credit Decision.

     The Assignee (a) acknowledges that it has received a copy of the Credit Agreement, including the Schedules and Exhibits thereto, the Intercreditor Agreement and the Facilities Agreement, together with copies of the most recent financial statements referred to in Section 3.8 of the Facilities Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

     5.   Effective Date; Notices.

          (a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be __________, 199__ (the "Effective Date"); provided that the following conditions precedent have been satisfied on or before the Effective Date:

               (i) this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;

               (ii) the consent of the Issuing Lender and the Agent required for an effective assignment of the Assigned Amount by the Assignor to the Assignee under Section 10.5 of the Credit Agreement shall have been duly obtained and shall be in full force and effect as of the Effective Date;

               (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

               (iv) the processing fee referred to in Section 2(c) hereof and in Section 10.5(1) of the Credit Agreement shall have been paid to the Agent; and

               (v) the Assignor shall have assigned and the Assignee shall have assumed a percentage equal to the Assignee's Percentage Share of the rights and obligations of the Assignor under the Credit Agreement and the Loan Documents (if such agreements exist).

          (b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Borrower, the Issuing Lender and the Agent for acknowledgement by the Issuing Lender and the Agent, a Notice of Assignment in the form attached hereto as Schedule 1.

     [6.  Agent.   [INCLUDE ONLY IF ASSIGNOR IS AGENT]

          (a) The Assignee hereby appoints and authorizes the Assignor to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the Loan Documents as are delegated to the Agent by the Lenders pursuant to the terms of the Credit Agreement and the Loan Documents.

          (b) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Credit Agreement or the Loan Documents.]

     7.   Withholding Tax.

     The Assignee (a) represents and warrants to the Lender, the Agent and the Borrower that under applicable law and treaties no tax will be required to be withheld by the Lender with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Borrower prior to the time that the Agent or Borrower is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms 4224 or 1001 upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

     8.   Representations and Warranties.
          ------------------------------

          (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

          (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Borrower, or the performance or observance by the Borrower, of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

          (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder;
(ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.

     9.   Further Assurances.
          ------------------

     The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Borrower or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

     10.  Miscellaneous.
          -------------

          (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

          (b) All payments made hereunder shall be made without any set-off or counterclaim.

          (c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

          (d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

          (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in New York over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

          (f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE CREDIT AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

          (g) ASSIGNEE HEREBY ACKNOWLEDGES AND AGREES TO BE SUBJECT TO TERMS OF THE INTERCREDITOR AGREEMENT DATED DECEMBER 9, 1996, AMONG BOSTON CHICKEN, INC., BANK OF AMERICA ILLINOIS AS AGENT FOR THE LENDERS, AND GENERAL ELECTRIC CAPITAL CORPORATION FOR ITSELF AND AS AGENT FOR THE LEASE PARTICIPANTS.

                                 *  *  *  *  *

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.


                                            [ASSIGNOR]


                                 By:
                                    -----------------------------------
                                 Title:
                                       --------------------------------

                                 By:
                                    -----------------------------------
                                 Title:
                                       --------------------------------
                                 Address:


                                            [ASSIGNEE]


                                 By:
                                    -----------------------------------
                                 Title:
                                       --------------------------------

                                 By:
                                    -----------------------------------
                                 Title:
                                       --------------------------------
                                 Address:

                                  SCHEDULE 1

                      NOTICE OF ASSIGNMENT AND ACCEPTANCE
                      -----------------------------------


                                                         _______________, 199_

Bank of America Illinois
  as Issuing Lender and
  as Agent for the Lenders
231 S. LaSalle Street
Chicago, Illinois 60697

[Name and Address of Borrower]

Ladies and Gentlemen:

  We refer to the Secured Revolving Credit Agreement dated as of December 9, 1996 (as amended, amended and restated, modified, supplemented or renewed, the "Credit Agreement") among Boston Chicken, Inc., a Delaware corporation (the "Borrower"), the lenders who are or from time to time become party thereto (the "Lenders"), Bankers Trust Company, as documentation agent for the Lenders, and Bank of America Illinois, as agent for the Lenders (the "Agent") and as letter of credit issuing bank (the "Issuing Lender"). Terms defined in the Credit Agreement are used herein as therein defined.

  1. We hereby give you notice of, and request your consent to, the assignment by __________________ (the "Assignor") to _______________ (the "Assignee") of
_____% of the right, title and interest of the Assignor in and to the Credit Agreement (including, without limitation, the right, title and interest of the Assignor in and to the Commitments of the Assignor[,] [and] all outstanding Revolving Loans made by the Assignor [and the Assignor's participation in the Letters of Credit]) pursuant to the Assignment and Acceptance Agreement attached hereto (the "Assignment and Acceptance").

  2. Immediately before giving effect to the assignment and assumption in the Assignment and Acceptance, (a) the Assignee's Commitment A is $__________, Commitment B is $__________ and Commitment C is $__________, and (b) the Assignor's Commitment A is $__________, Commitment B is $__________ and Commitment C is $__________.

  3. Immediately after giving effect to the assignment and assumption in the Assignment and Acceptance, (a) the Assignee's Commitment A will be $__________, Commitment B will be $__________ and Commitment C will be $__________, and (b) the Assignor's Commitment A will be $__________, Commitment B will be $__________ and Commitment C will be $__________.

     4. The Assignee agrees that, upon receiving the consent of the Agent and the Issuing Lender to such assignment, the Assignee will be bound by the terms of the Credit Agreement and the Loan Documents as fully and to the same extent as if the Assignee were the Lender originally holding such interest in the Credit Agreement and the Loan Documents.

     3.   The following administrative details apply to the Assignee:

          (A)  Notice Address:

               Assignee name: __________________________
               Address:  _______________________________
                         _______________________________
                         _______________________________
               Attention:  _____________________________
               Telephone:  (___) _______________________
               Telecopier:  (___) ______________________
               Telex (Answerback):  ____________________

          (B)  Payment Instructions:

               Account No.:  ___________________________
                    At:      ___________________________
                             ___________________________
                             ___________________________
               Reference:    ___________________________
               Attention:    ___________________________

     4. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

                                  *  *  *  *

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.


                                 Very truly yours,

                                 [NAME OF ASSIGNOR]


                                 By:

                                 Title:________________________


                                 By:

                                 Title:________________________

                                 [NAME OF ASSIGNEE]


                                 By:

                                 Title:________________________


                                 By:

                                 Title:________________________


ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:



BANK OF AMERICA ILLINOIS, as Agent


By: __________________________
Its: _________________________


BANK OF AMERICA ILLINOIS, as Issuing Lender


By: __________________________
Its: _________________________

                                   EXHIBIT H
                                   ---------

                          SUPPLEMENTAL SIGNATURE PAGE


                                           _____________199_

Re:    Boston Chicken, Inc.
       --------------------

Ladies and Gentlemen:

      Reference is made to the Secured Revolving Credit Agreement, dated as of December 9, 1996 (as the same may at any time be amended, modified or supplemented from time to time, the "Credit Agreement"), among the undersigned, the lenders who are or from time to time become party thereto (the "Lenders"), Bankers Trust Company, as documentation agent for the Lenders, and Bank of America Illinois, as Agent for the Lenders. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Credit Agreement.

     As of _____________, 19__ ("Effective Date"), the undersigned agrees to become a Lender under the Credit Agreement as if originally named therein, with a Commitment equal to $__________ which represents ___% of the Total Commitment Amount. The undersigned further agrees to be bound by the terms and conditions of the Credit Agreement. The undersigned further agrees that, as of the Effective Date, Schedules I and II to the Credit Agreement are amended in their entirety to read as set forth on the attached Schedules I and II respectively, which are incorporated by this reference.

Assignee hereby acknowledges and agrees to be subject to terms of the Intercreditor Agreement dated December 9, 1996, among Boston Chicken, Inc., Bank of America Illinois as agent for the Lenders, and General Electric Capital Corporation for itself and as agent for the Lease Participants.

                                 [NAME OF BANK]


                                 By:___________________________
                                 Name:_________________________
                                 Title:________________________


                                 Address:______________________
                                         ______________________
                                         ______________________

                                 Telephone:  (___) ____________
                                 Facsimile:  (___) ____________

Acknowledged and Accepted

Bank of America Illinois, as Agent


By:___________________________
Name:_________________________
Title:________________________


Boston Chicken, Inc.


By:___________________________
Name:_________________________
Title:________________________

================================================================================



                            INTERCREDITOR AGREEMENT


                         dated as of December 9, 1996


                                     among


                             BOSTON CHICKEN, INC.,


                           BANK OF AMERICA ILLINOIS,

                         as Agent For Certain Lenders,


                                      and

                     GENERAL ELECTRIC CAPITAL CORPORATION,

            For Itself and As Agent For Certain Lease Participants



================================================================================

The following Table of Contents has been inserted for convenience only and does not constitute a part of this Agreement.


                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
                                   ARTICLE I

                                  DEFINITIONS.............................  2
     1.1.  Defined Terms..................................................  2
     1.2.  Other Definitions..............................................  5

                                  ARTICLE II

                                    VOTING................................  5
     2.1.  Voting For Amendments..........................................  6
     2.2.  Voting For Accelerations.......................................  6
     2.3.  Voting Following Acceleration..................................  7

                                 ARTICLE III

                    COLLATERAL ENFORCEMENT AND SHARING....................  7
     3.1.  Collateral.....................................................  7
     3.3.  Applications Arising From Notice of Actionable
            Default.......................................................  8
     3.4.  Sharing........................................................  9
     3.5.  Agreement Not To Act...........................................  9

                                  ARTICLE IV

                                  THE AGENTS.............................. 10
     4.1.  Appointment and Authorization; "Agent"......................... 10
     4.2.  Delegation of Duties........................................... 10
     4.3.  Liability of Agents............................................ 10
     4.4.  Reliance by Agent.............................................. 11
     4.5.  Credit Decision................................................ 11
     4.6.  Indemnification of Agent....................................... 12
     4.7.  Agent in Individual Capacity................................... 12

                                   ARTICLE V

                                 MISCELLANEOUS............................ 13
     5.1.  Waivers and Amendments......................................... 13
     5.2.  Notices, Etc................................................... 13
     5.3.  No Waiver; Remedies............................................ 13
     5.4.  Successors and Assigns......................................... 14
     5.5.  Termination.................................................... 14

                                                                           Page
                                                                           ----
     5.6.   Governing Law.................................................  14
     5.7.   Severability of Provisions....................................  14
     5.8.   Conflicts.....................................................  14
     5.9.   Headings......................................................  14
     5.10.  SUBMISSION TO JURISDICTION; WAIVER OF VENUE...................  14
     5.11.  WAIVER OF JURY TRIAL..........................................  15
     5.12.  SERVICE OF PROCESS............................................  15


                            INTERCREDITOR AGREEMENT


          THIS INTERCREDITOR AGREEMENT dated as of December 9, 1996 is among BOSTON CHICKEN, INC., a Delaware corporation (the "Company"), BANK OF AMERICA ILLINOIS, as agent for the Lenders and the Issuing Lender referred to below (in such capacity, together with its successors and assigns, the "Loan Agent"), and GENERAL ELECTRIC CAPITAL CORPORATION, for itself and as agent for the Lease Participants referred to below (in its individual capacity, "GECC"; and in such dual capacity, together with its successors and assigns, the "Lease Agent").

          WHEREAS, concurrently herewith the Company is entering into that certain Secured Revolving Credit Agreement dated as of even date herewith (as amended, supplemented, modified, restated, refinanced, refunded or renewed from time to time in accordance with the terms of this Agreement, the "Credit Agreement") among the Company, the financial institutions from time to time party thereto, Bank of America Illinois, as letter of credit issuing bank (collectively with such financial institutions from time to time party thereto, the "Lenders"), and the Loan Agent;

          WHEREAS, concurrently herewith the Company is entering into that certain Master Lease Agreement No. 2, dated as of even date herewith (as amended, supplemented, modified, restated, refinanced, refunded or renewed from time to time in accordance with the terms of this Agreement, the "1996 Master Lease Agreement") between the Company and the Lease Agent;

          WHEREAS, on the date hereof and/or from time to time hereafter, subject to the terms of the 1996 Master Lease Agreement, GECC may convey to certain financial institutions (collectively with GECC, the "Lease Participants") participating interests in its rights, duties and obligations under the 1996 Master Lease Agreement; and

          WHEREAS, concurrently herewith the Company, the Loan Agent and the Lease Agent are entering into that certain Facilities Agreement dated as of even date herewith (as amended, supplemented, modified or restated from time to time in accordance with the terms of this Agreement, the "Facilities Agreement") which sets forth certain agreements and provisions governing the conduct of the Company and certain of its Subsidiaries.

          NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          SECTION 1.1. Defined Terms. As used in this Agreement the following terms have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

          "Actionable Default" means the occurrence of (1) a Default which, in accordance with the provisions of Section 2.2, has resulted in an acceleration of the Obligations under either the Loan Documents or the 1996 Lease Documents or both, or a declaration of a default under the 1996 Lease Documents or (2) any event described in Section 6.1(6) of the Facilities Agreement or any successor to such Section.

          "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

          "Agents" means, collectively, the Loan Agent, the Lease Agent and the Collateral Agents; and "Agent" means any of the Loan Agent, the Lease Agent or the Collateral Agent.

          "Agent-Related Persons" means, with respect to each Agent, such Agent and any successor agent thereto duly appointed in accordance with the respective Credit Documents to which such Agent is a party, together with its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

          "Agreement" means this Intercreditor Agreement, as amended, supplemented, modified or restated from time to time.

          "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the reasonable allocated cost of internal legal services and all reasonable disbursements of internal counsel.

          "BAI" means Bank of America Illinois, its successors and assigns.

          "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the States of Colorado, Illinois or New York.

          "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by the Company or any Guarantor and their respective Subsidiaries in or upon which a Lien now or hereafter exists in favor of Creditors, or any Agent on behalf of any Creditors, under any Credit Document or under any statutory or common law right of set off.

          "Collateral Agent" - see Section 3.1.

          "Combined Percentage" means (1) with respect to any Lender, (a) at any time prior to the occurrence of an Actionable Default, the ratio (expressed as a percentage) of (i) such Lender's Loan Commitment divided by (ii) the Total Facility Commitment and (b) at any time after the occurrence of an Actionable Default, the ratio (expressed as a percentage) of (i) the aggregate principal amount of such Lender's loans plus such Lender's pro rata share of any letter of credit obligations (including, without limitation, any unreimbursed draws under letters of credit) then outstanding under the Credit Agreement divided by (ii) the sum of the aggregate principal amount of all loans plus any letter of credit obligations (including, without limitation, any unreimbursed draws under letters of credit) then outstanding under the Credit Agreement plus the aggregate unamortized principal balance then outstanding under the 1996 Master Lease Agreement and (2) with respect to any Lease Participant, (a) at any time prior to the occurrence of an Actionable Default, the ratio (expressed as a percentage) of (i) such Lease Participant's Lease Commitment divided by (ii) the sum of the Total Facility Commitment and (b) at any time after the occurrence of an Actionable Default, the ratio (expressed as a percentage) of (i) the aggregate unamortized principal balance of such Lease Participant then outstanding under the 1996 Master Lease Agreement divided by (ii) the sum of the aggregate principal amount of all loans plus any letter of credit obligations (including, without limitation, any unreimbursed draws under letters of credit) then outstanding under the Credit Agreement plus the aggregate unamortized principal balance then outstanding under the 1996 Master Lease Agreement.

          "Credit Agreement" - see Recitals.

          "Credit Documents" means, collectively, the Loan Documents, the 1996 Lease Documents and this Agreement; and "Credit Document" means any of the foregoing agreements, instruments or documents.

          "Creditors" means, collectively, the Loan Agent, the Lenders, the Lease Agent and the Lease Participants; and "Creditor" means any of the foregoing Persons.

          "Default" means any "Event of Default" (as such term is defined in the Credit Agreement) or any "Default" (as such term is defined in the 1996 Master Lease Agreement).

          "Facilities Agreement" - see Recitals.

          "GECC" - see Preamble

          "Lease Agent" - see Preamble.

          "Lease Commitment" means, with respect to any Lease Participant, the amount of the purchase price paid by such Lease Participant to purchase participation interests with respect to the 1996 Master Lease Agreement.

          "Lease Participant" - see Recitals.

          "Lender Percentage" means, with respect to any Lender, (1) at any time prior to the occurrence of an Actionable Default, the percentage of the Total Commitment Amount which such Lender's Loan Commitment then represents and (2) at any time after the occurrence of an Actionable Default, the percentage of the aggregate principal amount of all loans plus such Lender's pro rata share of any letter of credit obligations (including, without limitation, any unreimbursed draws under letters of credit) then outstanding under the Credit Agreement which are owed to such Lender.

          "Lenders" - see Recitals.

          "Lessor Percentage" means at any time, with respect to any Lease Participant, (1) at any time prior to the occurrence of an Actionable Default, the percentage of the Total Lease Commitment which such Lease Participant's Lease Commitment then represents and (2) at any time after the occurrence of an Actionable Default, the percentage of the aggregate unamortized principal balance then outstanding under the 1996 Master Lease Agreement which is owed to such Lease Participant.

          "Lien" has the meaning specified in the Facilities Agreement.

          "Loan Agent" - see Preamble.

          "Loan Commitment" has the meaning assigned to the term "Commitment" in the Credit Agreement.

          "1996 Master Lease Agreement" - see Recitals.

          "Obligations" means all advances, debts, liabilities and obligations arising under any Credit Document owing by the Company to any Creditor or any Indemnified Party, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising, and shall in any event include the undrawn face amount of letters of credit issued pursuant to the Credit Agreement.

          "Participation Agreement" means that certain Participation Agreement dated as of even date herewith (as amended, supplemented, modified or restated from time to time in accordance with the terms thereof) among GECC and the financial institutions from time to time party thereto.

          "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

          "Proceeds" means the aggregate amount of cash and securities received by any Collateral Agent in connection with the receipt of insurance or condemnation proceeds or in connection with the sale or other disposition of any Collateral following the occurrence of a Default.

          "Total Commitment Amount" has the meaning specified in the Credit Agreement.

          "Total Facility Commitment" means the sum of the Total Commitment Amount and the Total Lease Commitment.

          "Total Lease Commitment" has the meaning specified in the 1996 Master Lease.

          SECTION 1.2. Other Definitions. All capitalized terms used herein and not otherwise defined herein shall have the respective meaning assigned thereto in the Facilities Agreement.


                                  ARTICLE II

                                    VOTING

          The Company and the Agents hereby agree, and each other Creditor by entering into the respective Credit Documents to which it is a party shall be deemed by the execution and delivery of such Credit Documents to agree, as follows:

          SECTION 2.1. Voting For Amendments. Amendments, modifications or waivers may be granted (1) with respect to the Loan Documents, by the affirmative vote of Lenders whose aggregate Lender Percentage is at least 66 2/3% (or such greater percentage as may be required in specific instances by the Credit Agreement) and (2) with respect to the 1996 Lease Documents (other than the Subleases), by the affirmative vote of Lease Participants whose aggregate Lessor Percentage is at least 66 2/3% (or such greater percentage as may be required in specific instances by the Participation Agreement); provided, that amendments, modifications or waivers of this Agreement and the Facilities Agreement may only be granted by the affirmative vote of (x) Lenders whose aggregate Lender Percentage is greater than 50%, and (y) Lease Participants whose aggregate Lessor Percentage is greater than 50%, and (z) Creditors whose aggregate Combined Percentage is at least 66 2/3% (it being understood that any amendment, modification or waiver (including, without limitation, any waiver of any Default that arises as a result of an Event of Default as defined in the Facilities Agreement) approved pursuant to the foregoing proviso need not be separately approved pursuant to clauses (1) or (2) of this Section 2.1); provided, further, that no such amendment, modification or waiver:

          (a) which would modify this Article II shall be effective without the consent of each Creditor;

          (b) which would subject any Creditor to any additional obligations shall be effective without the consent of such Creditor;

          (c) which would affect adversely the interests, rights or obligations of any Agent (in such capacity), shall be effective without the consent of such Agent;

          (d) which would release any Guarantor from its obligations under its respective Guaranty or release or subordinate any portion of the Collateral, except for any release of Collateral that is made in accordance with the terms of any of the Credit Documents (it being understood that any such release shall not require the consent of any Lender or Lease Participant, except to the extent required by such Credit Document) shall be effective without the consent of each Creditor; or

          (e) which would amend or modify any Credit Document (other than the Participant Agreement) shall be effective without the consent of the Company.

          SECTION 2.2. Voting For Accelerations. (1) The Loan Agent shall give written notice to the Lease Agent of the occurrence of any Event of Default (as such term is defined therein) under the Credit Agreement within two Business Days after the Loan Agent shall have actual knowledge thereof; and the Lease Agent shall give written notice to the Loan Agent of the occurrence of any Default (as such term is defined therein) under the 1996 Master Lease Agreement within two Business Days after the Lease Agent shall have actual knowledge thereof.

          (2) Following the occurrence and during the continuance of a Default, a declaration of such Default and/or an acceleration may be declared, (a) with respect to the Loan Documents, by the affirmative vote of Lenders whose aggregate Lender Percentage is at least 66 2/3% (or such greater percentage as may be required by the Credit Agreement) and (b) with respect to the 1996 Lease Documents, by the affirmative vote of Lease Participants whose aggregate Lessor Percentage is at least 66 2/3% (or such greater percentage as may be required by the Participation Agreement); provided, that, in the event such Default (whether under the Credit Agreement, the 1996 Master Lease or both) arises solely as the result of an Event of Default as defined in the Facilities Agreement, a declaration of such Default and/or an acceleration may only be declared by the affirmative vote of (x) Lenders whose aggregate Lender Percentage is greater than 50%, and (y) Lease Participants whose aggregate Lessor Percentage is greater than 50%, and (z) Creditors whose aggregate Combined Percentage is at least 66 2/3%.

          SECTION 2.3. Voting Following Acceleration. Except as otherwise set forth in Article III with respect to the exercise by the Collateral Agents of remedies against the Collateral, following the declaration of a Default or the acceleration of any Obligations, the exercise of any other remedy against the Company or any other obligor under any Credit Document shall require the affirmative vote of Creditors whose aggregate Combined Percentage is at least 66 2/3%.


                                  ARTICLE III

                      COLLATERAL ENFORCEMENT AND SHARING

          The Company and the Agents hereby agree, and each other Creditor by entering into the respective Credit Documents to which it is a party shall be deemed by the execution and delivery of such Credit Documents to agree, as follows:

          SECTION 3.1. Collateral. Any provision in any Credit Document to the contrary notwithstanding, the Collateral arising under the Loan Documents shall be held by the Loan Agent for the benefit of, and as collateral agent for, all of the Creditors and the Collateral arising under the 1996 Lease Documents shall be held by the Lease Agent for the benefit of, and as collateral agent for, all of the Creditors (each Agent, in its capacity as collateral agent for the Creditors, shall be referred to as a "Collateral Agent"). Each Collateral Agent independently may exercise all of its respective rights and remedies arising under the Credit Documents to which it is a party, including all such rights and remedies with respect to the Collateral granted to such Collateral Agent under its respective Credit Documents, subject, however, to the provisions regarding acceleration set forth in the foregoing Section 2.2. Notwithstanding the foregoing, before exercising any remedy involving foreclosure on real property, the Collateral Agent proposing to exercise such remedy shall provide prior written notice thereof to, and shall consult with, the other Agent with respect to the exercise of such remedy. Each Creditor shall have an undivided interest in all of the Collateral, such interest to be equal to such Creditor's Combined Percentage, subject, however, to the following provisions of this Article 3.

          SECTION 3.2. Notice of Actionable Default. The Loan Agent shall give written notice to the Lease Agent of any Actionable Default under the Credit Agreement within two Business Days of the occurrence thereof, and the Lease Agent shall give written notice to the Loan Agent of any Actionable Default under the 1996 Master Lease Agreement within two Business Days of the occurrence thereof.

          SECTION 3.3. Applications Arising From Notice of Actionable Default. All Proceeds received by any Collateral Agent following receipt by such Collateral Agent of a notice of Actionable Default pursuant to the foregoing
Section 3.2 shall be distributed and applied, so long as a Default exists, in the following order:

          FIRST - to the payment of reasonable out-of-pocket expenses due and payable to such Collateral Agent in connection with the enforcement of such Collateral Agent's remedies pursuant to the Credit Documents;

          SECOND - to the payment of interest and fees then accrued and unpaid to the Creditors, under the Credit Documents, pro rata to the Creditors according to the amount of interest and fees owing to each such Creditor;

          THIRD - to the payment of principal (including any cash collateralization of letters of credit required under the Credit Agreement) then due and payable to the

     Creditors under the Credit Documents, pro rata according to such Creditor's Combined Percentage;

          FOURTH - to the payment of all other Obligations then due and payable to the Creditors, pro rata according to such Creditor's Combined Percentage; and

          FIFTH - after giving effect to the foregoing applications, any remaining amount shall be paid to the Company and the Guarantors as directed by them or as a court of competent jurisdiction may direct.

          SECTION 3.4. Sharing. If, following the occurrence of an Actionable Default, any Creditor or other holder of any of the Obligations (including any participant or assignee) shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of any amounts with respect to any of the Obligations in excess of the share of payments and other recoveries (whether from the exercise of setoff rights or otherwise) such Creditor or other holder would have received if such payment or recovery had been distributed pursuant to Section 3.3, such Creditor or other holder shall purchase from the other Creditors or holder (in a manner to be reasonably specified by the Agents jointly), such participations in the Obligations, held or issued by them as shall be necessary to cause such purchasing Creditor or other holder to share the excess payment or other recovery ratably with each of them in accordance with the order of payments set forth in Sections 3.3; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Creditor or holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. The Company and each Guarantor agrees that any Creditor purchasing a participation from another Creditor may to the fullest extent permitted by law, but subject to the Credit Documents, exercise all its rights of payment (including rights of setoff) with respect to such participation as fully as if such Creditor were the direct creditor of the Company and each Guarantor in the amount of such participation.

          3.5. Agreement Not To Act. Except for the exercise of setoff rights, each Creditor agrees not to take any action whatsoever to enforce any term or provision of the Credit Documents or to enforce any of its rights in respect of the Collateral, except through its respective Agent acting pursuant to this Agreement and the other Credit Documents.

                                  ARTICLE IV

                                  THE AGENTS

          SECTION 4.1. Appointment and Authorization; "Agent". Each Creditor by entering into the respective Credit Documents to which it is a party shall be deemed by the execution and delivery of such Credit Documents, to irrevocably appoint, designate and authorize each Agent as its Collateral Agent to take such action on its behalf under the provisions of this Agreement and each other Credit Document to which such Agent is a party and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement or any other Credit Document to which such Agent is a party, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Credit Document, no Agent shall have any duties or responsibilities, except those expressly set forth herein or in the respective Credit Documents to which such Agent is a party, nor shall any Agent have or be deemed to have any fiduciary relationship with any Creditor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against any Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement or in any other Credit Document with reference to the Agents is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

          SECTION 4.2. Delegation of Duties. Each Agent may execute any of its respective duties under this Agreement or any other Credit Document to which such Agent is a party by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

          SECTION 4.3. Liability of Agents. None of the Agent-Related Persons of either Agent shall (1) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Credit Document or the transactions contemplated thereby (except for its own gross negligence or willful misconduct), or (2) be responsible in any manner to any of the Creditors for any recital, statement, representation or warranty made by the Company, any Guarantor or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Credit Document, or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other Credit Document, or for the value of or title to or perfection or priority of any security interest in or lien on any Collateral, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document, or for any failure of the Company or any other party to any Credit Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Creditor to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

          SECTION 4.4. Reliance by Agent. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company or other Agent), independent accountants and other experts selected by such Agent.

          SECTION 4.5. Credit Decision. Each Creditor by entering into the respective Credit Documents to which it is a party shall be deemed, by the execution and delivery of such Credit Documents, to:

          (1) acknowledge that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agents hereinafter taken shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Creditor;

          (2) represent to the Agents that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own review and appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, the value of and title to or interest in any Collateral, and all applicable environmental and other regulatory laws relating to the Collateral or to the transactions contemplated hereby and by the Credit Documents, and made its own decision to enter into the respective Credit Documents to which it is a party and to extend credit to the Company thereunder; and

          (3) represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the respective Credit Documents to which it is a party, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries.

     SECTION 4.6. Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, each Creditor shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), from and against any and all Indemnified Liabilities (it being understood that such Indemnified Liabilities shall not include the payment of principal, interest or fees owed to such Agent in its capacity as a Creditor under any Credit Document) in an amount equal to its respective Combined Percentage share of such Indemnified Liabilities; provided, that no Creditor shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Creditor shall reimburse any Agent upon demand for its Combined Percentage share of any costs or out-of-pocket expenses (including reasonable Attorney Costs) incurred by such Agent in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities arising in connection with the enforcement of, this Agreement, any other Credit Document to which such Agent is a party, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations and the resignation or replacement of the Agents.

     SECTION 4.7. Agent in Individual Capacity. BAI and its Affiliates and GECC and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, lending, leasing, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BAI or GECC, as the case may be, were not an Agent hereunder and without notice to or consent of the Creditors. The Creditors acknowledge that, pursuant to such activities, BAI or its Affiliates and/or GECC or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the respective Agent shall be under no obligation to provide such information to them. To the extent that BAI or its Affiliates and/or GECC or its Affiliates shall have rights arising from such other activities, none of such parties shall be under any obligation either (a) to exercise such other rights as it may have, or (b) in the event of the exercise of such other rights, to apply the proceeds therefrom on account of the Obligations.


                                   ARTICLE V

                                 MISCELLANEOUS
                                 -------------

          SECTION 5.1. Waivers and Amendments. The provisions of this Agreement and of each of the other Loan Documents may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to in accordance with Section 2.1, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Upon the effectiveness of any consent, amendment, modification or waiver under this Agreement, the Loan Agent shall promptly give to each Lender and the Lease Agent shall promptly give to each Lease Participant written notice (including a description) of such consent, amendment, modification or waiver.

          SECTION 5.2. Notices, Etc. All notices and other communications provided for under this Agreement shall be in writing and sent by certified mail or delivered by hand or courier service to the address of the respective party as set forth on the signature pages hereto; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 5.2. All such notices and communications shall be effective upon actual receipt.

          SECTION 5.3. No Waiver; Remedies. No failure on the part of any party to exercise, and no delay in exercising, any right, power, or remedy under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right.

          SECTION 5.4. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company and the Creditors and their respective successors and assigns, except that (1) the Company may not assign or transfer any of its rights under this Agreement without the prior written consent of all Creditors and (2) a Creditor may only assign its rights under this Agreement in connection with an assignment by such Creditor of its interest in the Obligations.

          SECTION 5.5.   Termination.   Upon payment in full of all Obligations
owed to any Creditor, such Creditor shall cease to be a party to this Agreement, and this Agreement will terminate upon payment in full of all Obligations.

          SECTION 5.6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflict of laws provisions.

          SECTION 5.7. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

          SECTION 5.8. Conflicts. To the extent any conflict exists or hereafter arises between the provisions of this Agreement and any provision of any other Credit Document, the provisions of this Agreement shall control.

          SECTION 5.9. Headings. Article and Section headings in this Agreement are included for the convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          SECTION 5.10. SUBMISSION TO JURISDICTION; WAIVER OF VENUE. THE PARTIES HERETO, AND EACH CREDITOR BY ENTERING INTO THE RESPECTIVE CREDIT DOCUMENTS TO WHICH IT IS A PARTY SHALL BE DEEMED BY THE EXECUTION AND DELIVERY OF SUCH CREDIT DOCUMENTS TO, (1) (A) WITH RESPECT TO ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER CREDIT DOCUMENTS, HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO OR (B) WITH RESPECT TO ANY ACTION OR PROCEEDING ARISING OUT OF OR

RELATING TO ANY MORTGAGE, SUCH OTHER STATE COURT OR FEDERAL CIRCUIT COURT SITTING IN OR NEAREST TO THE COUNTY IN WHICH THE PROPERTY IN QUESTION SUBJECT TO SUCH MORTGAGE IS LOCATED (2) IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT AND (3) AGREE NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST ANY AGENT, ANY OTHER PARTY HERETO OR THE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR PROPERTY OF ANY THEREOF, ARISING OUT OF OR RELATING TO THIS AGREEMENT, IN ANY COURT OTHER THAN AS HEREINABOVE SPECIFIED IN THIS SECTION 5.9. THE PARTIES HERETO AND EACH CREDITOR BY ENTERING INTO THE RESPECTIVE CREDIT DOCUMENTS TO WHICH IT IS A PARTY SHALL BE DEEMED BY THE EXECUTION AND DELIVERY OF SUCH CREDIT DOCUMENTS TO, HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY SUCH ACTION OR PROCEEDING (WHETHER BROUGHT BY SUCH PARTY OR OTHERWISE) IN ANY COURT HEREINABOVE SPECIFIED IN THIS SECTION 5.9 AS WELL AS ANY RIGHT THEY MAY NOW OR HEREAFTER HAVE, TO REMOVE ANY SUCH ACTION OR PROCEEDING, ONCE COMMENCED, TO ANOTHER COURT ON THE GROUNDS OF FORUM NON CONVENIENS OR OTHERWISE. THE PARTIES HERETO AND EACH CREDITOR BY ENTERING INTO THE RESPECTIVE CREDIT DOCUMENTS TO WHICH IT IS A PARTY SHALL BE DEEMED BY THE EXECUTION AND DELIVERY OF SUCH CREDIT DOCUMENTS TO, AGREE THAT A FINAL, NON-APPEALABLE JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

          SECTION 5.11. WAIVER OF JURY TRIAL. THE PARTIES HERETO, AND EACH CREDITOR BY ENTERING INTO THE RESPECTIVE CREDIT DOCUMENTS TO WHICH IT IS A PARTY SHALL BE DEEMED BY THE EXECUTION AND DELIVERY OF SUCH CREDIT DOCUMENTS TO, HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY OTHER DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH, AND AGREE THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY; THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS ENTERING INTO THIS AGREEMENT.

          SECTION 5.12. SERVICE OF PROCESS. THE PARTIES HERETO, AND EACH CREDITOR BY ENTERING INTO THE RESPECTIVE CREDIT DOCUMENTS TO WHICH IT IS A PARTY SHALL BE DEEMED BY THE EXECUTION AND DELIVERY OF SUCH CREDIT DOCUMENTS TO, HEREBY IRREVOCABLY CONSENT TO SERVICE OF PROCESS BY MEANS OF CERTIFIED MAIL AT THE ADDRESS PROVIDED FOR IN SECTION 5.2. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF THE AGENTS OR THE COMPANY TO SERVE SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              BOSTON CHICKEN, INC.


                              By:
                                 ------------------------------
                              Name:  Bernadette M. Dennehy
                              Title: Vice President

                              14123 Denver West Parkway
                              P.O. Box 4086
                              Golden, CO  80401-4086
                              Attn:  Bernadette M. Dennehy

                              Telephone:  (303) 278-9500



                              BANK OF AMERICA ILLINOIS,
                                as Loan Agent


                              By:
                                 ------------------------------
                              Name:  David A. Johanson
                              Title: Vice President

                              231 South LaSalle Street
                              Chicago, Illinois  60697
                              Attn:  David A. Johanson

                              Telephone:  (312) 828-3782


                              GENERAL ELECTRIC CAPITAL CORPORATION,
                              as Lease Agent


                              By:
                                 ------------------------------
                              Name:  David Avigdor
                              Title: Syndication Senior Manager

                              777 Long Ridge Road
                              Building A, 3rd Floor
                              Stamford, Connecticut 06927
                              Attn:  David Avigdor

                              Telephone:  (203) 316-7702